                             OFFICE BUILDING LEASE

                                      FOR

                         OPTICAL TECHNOLOGY GROUP, INC.



                              ONE DEMOCRACY PLAZA
                          SUITES 205, 803, 805 AND 809
                            BETHESDA, MARYLAND 20817




                       CHARLES E. SMITH MANAGEMENT, INC.
                               2345 CRYSTAL DRIVE
                                  CRYSTAL CITY
                           ARLINGTON, VIRGINIA 22202







                                  [SMITH LOGO]

                           CHARLES E. SMITH COMPANIES

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                         SPECIFIC AND GENERAL PROVISIONS

                                                                                          PAGE
                                                                                          ----
1.     SPECIFIC PROVISIONS ...............................................................  1

2.     RENT ..............................................................................  4
       2.1    Base Annual Rent ...........................................................  4
       2.2    Additional Rent ............................................................  4
              (a) Real Estate Taxes ......................................................  4
                  (b) Operating Expenses .................................................  4
                  (c) CPI ................................................................  4
                  (d) Changes in Landlord's Fiscal Year ..................................  4
       2.3        Additional Rent Estimates and Adjustments ..............................  4
       2.4        Rent Adjustment Limit ..................................................  5
       2.5        Survival of Rent Obligations ...........................................  5
       2.6        Pro Rata Share .........................................................  5
       2.7        Prorated Rent ..........................................................  5
       2.8        Applications of Rent ...................................................  5
       2.9        Late Payment Fee .......................................................  5
       2.10       Other Tenant Costs and Expenses ........................................  5

3.     CONSTRUCTION OF PREMISES AND OCCUPANCY ............................................  6
       3.1        Tenant Plans, Construction and Rent Liability ..........................  6
       3.2        Possession .............................................................  6
       3.3        Occupancy Permits ......................................................  6

4.     SUBLETTING AND ASSIGNMENT .........................................................  6
       4.1        Consent ................................................................  6
       4.2        Recapture of Premises ..................................................  6
       4.3        Excess Rent ............................................................  7
       4.4        Tenant Liability .......................................................  7

5.     SERVICES AND UTILITIES ............................................................  7
       5.1        Building Standard Services and Utilities ...............................  7
       5.2        Overtime Services ......................................................  7
       5.3        Excessive Electrical Usage .............................................  7
       5.4        Excessive Heat Generation ..............................................  7
       5.5        Security ...............................................................  8

6.     USE AND UPKEEP OF PREMISES ........................................................  8
       6.1        Use ....................................................................  8
       6.2        Illegal and Prohibited Uses ............................................  8
       6.3        Insurance Rating .......................................................  8
       6.4        Alterations ............................................................  8
       6.5        Maintenance By Landlord ................................................  9
       6.6        Signs & Advertising ....................................................  9
       6.7        Excessive Floor Load ...................................................  9
       6.8        Moving & Deliveries ....................................................  9
       6.9        Rules and Regulations ..................................................  9
       6.10       Tenant Maintenance & Conditions of Premises Upon Surrender ............. 10
       6.11       Tenant Equipment ....................................................... 10

7.     ACCESS ............................................................................ 10
       7.1        Landlord's Access ...................................................... 10
       7.2        Restricted Access ...................................................... 10

8.     LIABILITY ......................................................................... 10
       8.1        Personal Property ...................................................... 10
       8.2        Criminal Acts of Third Parties ......................................... 10
       8.3        Public Liability ....................................................... 10
       8.4        Tenant Insurance ....................................................... 10

9.     DAMAGE ............................................................................ 11
       9.1        Damages Caused by Tenant ............................................... 11
       9.2        Fire or Casualty Damage ................................................ 11
       9.3        Untenantability ........................................................ 11

10.    CONDEMNATION ...................................................................... 11
       10.1       Landlord Rights to Award ............................................... 11
       10.2       Tenant Right to File Claim ............................................. 12

11.    BANKRUPTCY ........................................................................ 12
       11.1       Events of Bankruptcy ................................................... 12
       11.2       Landlord's Remedies .................................................... 12

12.    DEFAULTS & REMEDIES ............................................................... 13
       12.1       Default ................................................................ 13
       12.2       Remedies ............................................................... 13
       12.3       Landlord's Right to Relet .............................................. 13
       12.4       Recovery of Damages .................................................... 13
       12.5       Waiver ................................................................. 13
       12.6       Anticipatory Repudiation ............................................... 14
       12.7       Tenant Abandonment of Premises ......................................... 14

13.    SUBORDINATION ..................................................................... 14
       13.1       Subordination .......................................................... 14
       13.2       Estoppel Certificate ................................................... 14
       13.3       Attornment ............................................................. 15
       13.4       Mortgagee Rights ....................................................... 15

14.    TENANT HOLDOVER ................................................................... 15
       14.1       With Landlord Consent .................................................. 15
       14.2       Without Landlord Consent ............................................... 15

15.    SECURITY DEPOSIT .................................................................. 16

16.    QUIET ENJOYMENT ................................................................... 16

17.    SUCCESSORS ........................................................................ 16

18.    WAIVER OF JURY TRIAL .............................................................. 16

19.    REASONABLENESS OF LANDLORD AND TENANT ............................................. 16

20.    PRONOUNS & DEFINITIONS ............................................................ 16

21.    NOTICES ........................................................................... 16
       21.1       Addresses for Notices .................................................. 16
       21.2       Effective Date of Notice ............................................... 16

22.    EXHIBITS; SPECIAL PROVISIONS ...................................................... 16
       22.1       Incorporation in Lease ................................................. 16
       22.2       Conflicts .............................................................. 17

23.    CAPTIONS .......................................................................... 17

24.    ENTIRE AGREEMENT; MODIFICATION .................................................... 17

25.    SEVERABILITY ...................................................................... 17

       This Lease, made this 25th day of January, 1996, between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland 1imited partnership, (hereinafter referred to as "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation, (hereinafter referred to as "Tenant").

       Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.     SPECIFIC PROVISIONS

       1.1    DEMISED PREMISES

              (a) SPACE DESCRIPTION: Suites 205, 803, 805 and 809, all as presently constructed.

              (b)    FLOOR AREA: For the period January 1, 1996, through April
                                 30, 1996, Suite 205, consisting of
                                 approximately 1,796 square feet; and for the remainder of the term, Suite 205 together with Suite 803, consisting of approximately 1,871 square feet, Suite 805, consisting of approximately 3,444 square feet, and Suite 809, consisting of approximately 1,153 square feet, for a combined total of approximately 8,264 square feet (Washington D.C. Association of Realtors Standard Floor Area Measure in effect at the time of execution of this Lease).

              (c)    BUILDING: ONE DEMOCRACY PLAZA

              (d)    ADDRESS:  6701 Democracy Boulevard
                               Bethesda, Maryland 20817

       1.2 TERM OF LEASE: Five (5) years and Four (4) months, commencing on January 1, 1996 ("Lease Commencement Date"), and expiring on April 30, 2001, both dates inclusive.

       1.3 BASE ANNUAL RENT: (a) Forty-Nine Thousand Three Hundred Ninety and 08/100 Dollars ($49,390.08), payable in equal monthly installments of Four Thousand One Hundred Fifteen and 84/100 Dollars ($4,115.84), hereinafter referred to as "base monthly rent", for the period beginning January 1, 1996, and expiring April 30, 1996.

              (b) Two Hundred Twenty-Seven Thousand Two Hundred Sixty and 08/100 Dollars ($227,260.08), payable in equal monthly installments of Eighteen Thousand Nine Hundred Thirty-Eight and 34/100 Dollars ($18,938.34), hereinafter referred to as "base monthly rent", for the period beginning May 1, 1996, and expiring April 30, 2001.

       1.4 BASE YEAR: "Base Year" shall mean fiscal year of Landlord ending December 31, 1996.

       1.5 ADDITIONAL RENT: Payable in equal monthly installments, commencing on May 1, 1997, consisting of the following:

              (a) Tenant's pro rata share equal to Four and Four Hundredths Percent (4.04%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes; and

              (b) Tenant's pro rata share equal to Four and Nine Hundredths Percent (4.09%) of any increase in Operating Expenses over the Base Year Operating Expenses; and

              (c) A percentage of the Base Annual Rent set forth in Subsection 1.3(b) equal to Thirty Percent (30%) of the percentage increase in the CPI over the CPI for "the base period" in the year 1996.

       1.6    SECURITY DEPOSIT: None.

       1.7    (a)    DATE TENANT APPROVED PRELIMINARY PLANS TO BE FURNISHED: Not
                     Applicable.

              (b)    WORKING DAYS TO PREPARE WORKING DRAWINGS AND COST
                     ESTIMATE: Not Applicable.

              (c) WORKING DAYS TO SUBSTANTIALLY COMPLETE CONSTRUCTION OF DEMISED PREMISES: Not Applicable.

       1.8    STANDARD BUILDING OPERATING DAYS AND HOURS:

              8:00 AM to 6:00 PM Monday - Friday
              8:00 AM to 1:00 PM Saturday

       1.9    USE OF PREMISES:

              General office use in keeping with the quality and nature of this first class office building.

       1.10   (a)    ADDRESS FOR NOTICES TO TENANT:

                     Optical Technology Group, Inc.
                     6701 Democracy Boulevard
                     Suite 805
                     Bethesda, Maryland 20817

              (b)    ADDRESS FOR NOTICES TO LANDLORD:

                     First Rock Spring Park Limited Partnership
                     c/o Charles E. Smith Management, Inc.
                     2345 Crystal Drive
                     Arlington, Virginia 22202

                     ADDRESS FOR PAYMENT OF RENT:

                     First Rock Spring Park Limited Partnership
                     c/o Charles E. Smith Management, Inc.
                     P.O. Box 641472
                     Pittsburgh, Pennsylvania 15264-1472

       1.11   SPECIAL PROVISIONS:

              Additional Rent                                    Section 26
              Pro Rata Share                                     Section 27
              Waiver of Rent                                     Section 28
              Reimbursement for Tenant's Improvements            Section 29
              Acceptance of Space                                Section 30
              Parking                                            Section 31
              Renewal Option                                     Section 32
              Subletting and Assignment                          Section 33
              Services and Utilities                             Section 34

              Use and Upkeep of Premises                         Section 35
              Access to Premises                                 Section 36
              Liability                                          Section 37
              Damage                                             Section 38
              Condemnation                                       Section 39
              Defaults and Remedies                              Section 40
              Subordination                                      Section 41
              Tenant's Holdover                                  Section 42
              Limitation of Liability                            Section 43
              Execution of Document                              Section 44

       1.12   EXHIBITS TO LEASE:

              Exhibit "A" - Not Applicable
              Exhibit "B" - Not Applicable
              Exhibit "C" - Building Rules and Regulations
              Exhibit "D" - Not Applicable

       IN WITNESS WHEREOF, Landlord has caused this Lease, comprised of Specific Provisions, General Provisions, Special Provisions and Exhibits to be signed and sealed by one or more of its Officers, General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.


WITNESS:                                   LANDLORD:  FIRST ROCK SPRING PARK
                                                      LIMITED PARTNERSHIP



[SIG]                                      BY /s/ Robert P. Kogod         (SEAL)
----------------------------------           -----------------------------
                                                General Partner




ATTEST:                                    TENANT:    OPTICAL TECHNOLOGY GROUP
                                                      INC.




CORPORATE [SIG]                            BY /s/ Richard Kay             (SEAL)
SEAL     -------------------------           -----------------------------
              Secretary                        Name:
                                               Title:

                               GENERAL PROVISIONS

2.   RENT

     2.1 BASE ANNUAL RENT. Tenant shall pay the first monthly installment of Base Annual Rent upon execution of this Lease. Tenant shall pay the remaining monthly installments of Base Annual Rent specified in Section 1.3 in advance without deduction or demand, on the first day of each and every calendar month throughout the entire term of the Lease, as specified in Section 1.2, to and at the office of Landlord's Agent, Charles E. Smith Management, Inc., 2345 Crystal Drive, Arlington, Virginia 22202, or to such other person or at such other place as Landlord may hereafter designate in writing.

     2.2 ADDITIONAL RENT. For purposes of computing additional rent hereunder, the Base Year as used in this Section 2 is stipulated in Section 1.4. If dollar amounts for Base Year real estate taxes and operating expenses are stipulated under Section 1.4, such dollar amounts shall be used in calculating additional rent for the purposes of this Lease and shall prevail regardless of actual historical dollar amounts for the Base Year. Commencing on the date specified in Section 1.5. and continuing throughout the term of this Lease, Tenant shall pay to Landlord as additional rent each of the following:

          (a)  REAL ESTATE TAXES. Tenant's pro rata share, as indicated in
Section 1.5(a), of any increase in real estate taxes during each fiscal year of Landlord over the Base Year real estate taxes. The term "real estate taxes" shall mean all taxes, general and special, levied or assessed on the land and the building improvements of which the Demised Premises is a part, and on any land and/or improvements now or hereafter owned by Landlord that provide the building or the Demised Premises with parking or other services.

          (b)  OPERATING EXPENSES. Tenant's pro rata share, as indicated in
Section 1.5 (b), of any increase in operating expenses during each fiscal year of Landlord over the Base Year operating expenses.

               (i) The term "operating expenses" shall mean any and all expenses incurred by Landlord in connection with the servicing, operation, maintenance and repair of the building and related interior and exterior appurtenances of which the Demised Premises is a part, and the cost of any services incurred in order to achieve a reduction of or to minimize the increase in operating expenses, including without limitation, management fees, capital expenditures for equipment or systems installed to reduce or minimize increases in operating expenses and capital expenditures required by any governmental ordinance, or depreciation or amortization based on the useful life expectancy of such equipment or systems or expenditures, the cost of contesting the validity or amount of real estate taxes, and periodic increases in ground rent payments under any ground Lease existing at the execution of this Lease. Certain of these expenses may be apportioned among two or more buildings in the same complex or locality owned by Landlord and/or managed by Landlord's Agent.

               (ii) Operating expenses shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described in Subsection 2.2(b)(i) above: capital expenditures and depreciation of the building; painting or decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the building; increases in real estate taxes; and brokerage commissions.

          (c) CPI. A percentage of the Base Annual Rent equal to the percent stipulated in section 1.5(c) of the percentage increase in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers," (CPI-W) for Washington, DC-MD-VA, all items Index (1982-84=100) (hereinafter referred to as the "Index"), between the last published Index published for each calendar year and the Index for the same period in the year stipulated in Section 1.5(c) (hereinafter "base period"). If such Index shall be discontinued or revised without substitution of a comparable successor Index, the parties shall attempt to agree upon a substitute formula. If the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing. Any substitute formula determined by arbitration shall include all of the same items included in the Index effective at the execution of this Lease and shall be so designed as to achieve a result as close as possible to the result that would have been achieved if the discontinued Index were available. Costs of any such arbitration shall be shared equally by Tenant and Landlord.

          (d) Landlord shall have the right to change its fiscal year from time to time. If Landlord changes its fiscal year during the term of this Lease, thereby creating a fiscal year with fewer than twelve (12) months (hereinafter "short year"), the real estate taxes and operating expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual real estate taxes and operating expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Subsections 2.2(a) and (b) for the "short year".

     2.3  ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS.

          (a) In order to provide for current monthly payments of additional rent, Landlord shall submit to Tenant prior to January 1st of each year a statement of Landlord's estimate of the amount of the increases described in
Section 2.2 above together with the amount of Tenant's additional rent which is estimated to result from such increases. Commencing on the date stipulated in
Section 1.5, and continuing throughout the remaining term of this Lease, Tenant shall pay each month one-twelfth (1/12th) of Tenant's pro rata share of Landlord's estimate of the increase in each year for (i) real estate taxes and
(ii) operating expenses, over such items for the Base Year. In addition, Tenant shall pay each month one-twelfth (1/12th) of Landlord's estimate of the annual rent increase due to the percentage increase in the Consumer Price Index over the Base Period.

          (b) If payment of additional rent begins on a date other than January 1st under this Lease, in order to provide for current payments of additional rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's additional rent for that partial year, stated in monthly increments, resulting from the increases described in Section 2.2 above. Tenant shall make these payments of estimated additional rent together with its installments of base monthly rent.

          (c) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual increases incurred in real estate taxes and operating expenses for the fiscal year ended during such calendar year over such costs for the Base Year and the actual increase attributable to the increase in the Consumer Price Index over the Base Period. Such statement shall also indicate the amount of Tenant's excess payment or underpayment based on Landlord's estimate. If additional rent paid by Tenant during the preceding calendar year shall be in excess of, or less than, the aggregate of its share of the actual increase incurred by Landlord for real estate taxes and operating expenses, and the actual increase attributable to the increase in the Consumer Price Index, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement. Tenant shall either pay any additional rent due with the installment of rent due for the month following submission of Landlord's statement, or pay any additional rent due within thirty (30) days if the Lease term has expired or is otherwise terminated. Tenant shall deduct its excess payment, if any, from the installment of rent for such month, or following the final year of the Lease term, Tenant shall be reimbursed for any excess payments made.

          (d) Within ten (10) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request copies of real estate bills and an unaudited statement of "operating expenses of the building" prepared by Landlord's certified public accountant, which shall be supplied to Tenant within a reasonable time after Tenant's written request. Unless Tenant asserts specific error(s) within thirty (30) days after Landlord has complied with Tenant's request, Tenant shall have no right to contest the statement of actual figures for the year submitted by Landlord. No such request shall extend the time for payments as set forth in this Section 2.3 above. If Tenant has given proper notice, and if it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to the next installment of rent or refunded to a Tenant who has vacated the premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) days of receipt of such statement.

          (e) In the event Tenant questions the validity of the statement of operating expenses submitted by Landlord, Tenant shall have the right to examine or have its accountant examine at the office of Landlord's accountant the books and records from which such statement has been prepared. No such examination shall extend the time for payments due in accordance with this Section 2.3, however. Tenant shall pay upon demand a reasonable sum to reimburse Landlord for the costs of services of Landlord's accountant in cooperating and assisting in the examination. If any error amounting to more than five (5) percent in the operating expenses statement is found, Landlord shall bear its accountant's costs as aforesaid.

     2.4 RENT ADJUSTMENT LIMIT. Notwithstanding any adjustments to rent as provided for above, in no event shall the total rent to be paid by tenant in any month during the term of this Lease or any extension thereof be less than the base monthly rent stipulated in Section 1.3.

     2.5 SURVIVAL OF RENT OBLIGATION. The obligation of Tenant with respect to the payment of rent, or additional rent as defined in Sections 2.2 and 2.10, accrued and unpaid during the term of the Lease, shall survive the expiration or earlier termination of the Lease.

     2.6 PRO RATA SHARE. Tenant's "pro rata share" stipulated in Section 1.5(a) and (b) represents the ratio that the area of the Demised Premises bears to the total rentable area of office space contained in the building.

     2.7 PRORATED RENT. Any rent or additional rent payable for one or more full calendar months in a partial calendar year at the beginning or end of the Lease term shall be prorated based upon the number of months. Any rent or additional rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

     2.8 APPLICATION OF RENT. No payment by Tenant or receipt by Landlord of lesser amounts of rent or additional rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

     2.9 LATE PAYMENT FEE. In the event any installment of rent or additional rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as additional rent a late payment fee equal to five percent (5%) of such delinquent rent for each and every month or part thereof such rent remains unpaid.

     2.l0 OTHER TENANT COSTS & EXPENSES. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed additional rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent, including assessment of late payment fees.

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

     3.1 TENANT PLANS, CONSTRUCTION AND RENT LIABILITY. Tenant shall deliver to Landlord for its approval, by the date specified in Section 1.7(a), preliminary plans approved in writing by Tenant showing its partition, electrical, telephone and all other requirements set forth in Tenant Plans Guidelines (which shall have been provided by Landlord to Tenant). Tenant preliminary plans shall permit the preparation of working drawings and cost estimate, and shall be certified by Tenant's architects or engineers to be in compliance with applicable building and fire codes. Landlord's approval of Tenant plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building codes, laws, or regulations, nor shall it impose any liability whatsoever upon Landlord. If Tenant's plans are not in compliance with applicable building and fire codes, they shall not be deemed acceptable to Landlord. If Tenant's plans are acceptable to Landlord, Landlord shall have working drawings prepared. Nothing contained in this Section 3.1, nor any delay in completing the Demised
Premises, shall in any manner affect the commencement date of this Lease set forth in Section 1.2 or Tenant's liability for the payment of rent from such commencement date, except as follows. If Landlord requires longer than the number of working days stipulated in Section 1.7(b) to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary drawings, or if Landlord requires longer than the number of working days stipulated in Section 1.7(c) to substantially complete construction improvements in the Demised Premises, then the date for payment of rent covenanted and reserved to be paid herein shall be put off by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of construction improvements. For purposes of this Section 3.1, substantial completion of construction improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the Demised Premises without causing undue interference with Tenant's reasonable use of the Demised Premises (i.e., so-called "punch-list" items). In the event Tenant's plans specify any improvements that are not building standard, however, the delivery and installation of which precludes Landlord from completing the Demised Premises for Tenant's occupancy by the commencement date hereof, or in the event any work to be performed by Tenant or Tenant's contractors delays Tenant's occupancy by the commencement date hereof, Tenant shall nevertheless remain liable for the payment of rent from such commencement date.

     3.2 POSSESSION. If Landlord shall be unable to tender possession of the Demised Premises on the date of the commencement of term hereof, set forth in
Section 1.2, by reason of: (a) the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; or (c) for any other reason beyond control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering possession of the Demised Premises. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is tendered to Tenant. No such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in Section
1.2. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except that Tenant shall be responsible for payment of rent, in advance, at the rate of 1/30th of the base monthly rent set forth in Section 1.3 for each day of such occupancy prior to the date for the commencement of the term of this Lease.

     3.3 OCCUPANCY PERMITS. Tenant shall be responsible for obtaining occupancy permits and any other permits or licenses necessary for its lawful occupancy of the Demised Premises.

4.   SUBLETTING AND ASSIGNMENT

     4.1 CONSENT. Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion to give or withhold. No subletting or assignment hereof shall be effected by operation of law or in any other manner unless with prior written consent of Landlord. Tenant further agrees that any permitted subletting of the Demised Premises shall be subject to the provisions of Section 4.3. No assignment shall be made except for the entire premises demised by this Lease. Tenant further agrees that any permitted assignment of the Lease may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant. Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. In the event that Tenant defaults under this Lease in the payment or rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     4.2 RECAPTURE OF PREMISES. In the event Tenant desires to sublet the Demised Premises or assign the Lease, Tenant shall give the Landlord written notice of Tenant's intended subtenant or assignee in order to secure Landlord's written consent in accordance with Section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right: (i) to terminate this Lease by giving Tenant not less than thirty (30) days' notice in the case of an assignment of the entire Lease or a subletting of more than fifty percent (50%) of the Demised Premises; or (ii) to) terminate this Lease and simultaneously to enter into a new Lease with

Tenant for that portion of the Demised Premises Tenant may desire to retain upon the same terms, covenants and conditions of the existing Lease as applicable to the space retained. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the Demised Premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes.


     4.3 EXCESS RENT. In the event Landlord does not exercise its right to terminate this Lease, and Landlord has granted its written consent, Tenant may sublet all or a portion of the Demised Premises. Any rent accruing to Tenant as the result of such sublease, which is in excess of the pro rata share of rent then being paid by Tenant for the portion of the Demised Premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

     4.4 TENANT LIABILITY. In the event of any subletting of the Demised Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the rent stipulated herein and all other covenants and conditions contained herein.

5.   SERVICES AND UTILITIES

     5.1 BUILDING STANDARD SERVICES AND UTILITIES. Landlord shall furnish sufficient electric current for lighting and office equipment, such as typewriters, calculators, small copiers and similar items, subject to the limitations of Section 5.3, water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices, as they may be established from time to time, except that Landlord shall not be responsible for cleaning Tenant kitchens or private bathrooms, Tenant rugs, carpeting and drapes. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1.8 (exclusive of legal public holidays as defined in Section 6103 (a) and (c) of Title 5 of the United States Code, as it may be hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Suspension or interruption of services shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant's obligations under this Lease.

     5.2 OVERTIME SERVICES. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 1.8, upon receipt of at least 72 hours prior written notice from Tenant, Landlord will furnish such additional service at the then prevailing hourly rates, as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required.

     5.3  EXCESSIVE ELECTRICAL USAGE.

          (a) Tenant will not install or operate in the Demised Premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may, among other conditions, require as a condition to its consent for the installation of such equipment or machinery, payment by Tenant as additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section and Section
5.4.

          (b) The total average consumption of electricity, including lighting, in excess of five (5) watts per square foot for the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

          (c) Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

     5.4 EXCESSIVE HEAT GENERATION. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the building of which the Demised Premises are a part. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment, and its operating costs including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     5.5 SECURITY. Any security measures that Landlord may undertake, are for protection of the building only and shall not be relied upon by Tenant to protect Tenant, Tenant's property, or employees, or their property.

6.   USE AND UPKEEP OF PREMISES

     6.1 USE. Tenant shall use and occupy the Demised Premises for the purposes specified in Section 1.9 and only in accordance with applicable zoning and other municipal regulations and for no other purpose whatsoever.

     6.2 ILLEGAL AND PROHIBITED USES. Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the building nor which, in Landlord's opinion, impair the reputation or character of the building of which the Demised Premises form a part. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.3 INSURANCE RATING. Tenant will not do or permit anything to be done in the Demised Premises or the building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

     6.4  ALTERATIONS.

          (a) Tenant will not make any alterations, installations, changes, replacements, repairs, additions or improvements (structural or otherwise) in or to the Demised Premises or any part thereof, without the prior written consent of Landlord. All Tenant plans and specifications shall be submitted to Landlord for prior approval. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a the result of Tenant's work, either in the Demised Premises or in any other part of the building, will be paid for by Tenant. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system of the Demised Premises without the prior written consent of the Landlord. Tenant shall not install or use in the building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct. Tenant shall not modify or interfere with the heating, ventilating and air-conditioning supply, return or control systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacement or modifications. Landlord's consent to any work by Tenant or approval of Tenant plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

          (b) All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors and shall be done by duly licensed contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain at its cost any required permits, licenses or inspections for performance of its work. Tenant must obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises, prior to the commencement of such work. Notwithstanding the aforesaid, if any mechanic's lien shall at any time, whether before, during or after the Lease term, be filed against any part of the building by reason to work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged of record or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharge or bonded off within five (5) days after being notified of the filing thereof, then, in addition to any other right to remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or if the Lease term has expired, upon demand.

          (c) All alterations, installations, including without limitation wall to wall carpet and drapery and drapery accessories, changes, replacements, repairs, additions, or improvements to or within the Demised Premises (whether with or without Landlord's consent), shall at the election of Landlord remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, repairs, additions to or improvements made by or for Tenant upon the Demised Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the premises to its condition and commencement of the term of this Lease as initially improved by Landlord. Approximately sixty (60) days prior to Tenant's scheduled vacation of the Demised Premises, Landlord and Tenant shall meet to decide what items shall be removed and what items shall remain. At such time Tenant shall deposit with Landlord an amount equal to the estimated costs of removal and/or restoration of the Demised Premises, which work shall be performed by or for Landlord at Tenant's expense.

              (d) In the event that either Landlord or Tenant, during the term hereby demised, shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance, to repair, alter, remove reconstruct, or improve any part of the Demised Premises or of the building of which said premises are a part, then Tenant shall make or Tenant shall be required to permit Landlord to perform such repairs, alterations, removals, reconstructions, or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of such repairing, alteration, removal, reconstruction, or improvement.

       6.5 MAINTENANCE BY LANDLORD. Landlord shall maintain all public or common areas located in the building, including external and structural parts of the building that do not comprise a part of the Demised Premises and are not Leased to others. Such maintenance shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of Sections 2.2 and 2.3.

       6.6 SIGNS & ADVERTISING. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the building, or inside of the Demised Premises where it may be visible from the public areas of the building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve. Landlord shall have the right to prohibit any advertisement or publication of Tenant on-or off-premises which in Landlord's opinion tends to impair the reputation or character of the building, Landlord or its agent. Tenant shall refrain from and discontinue such advertisement or publication upon receipt of written notice from Landlord or no later than three (3) days after mailing hereof.

       6.7 EXCESSIVE FLOOR LOAD. Landlord shall have the right to prescribe the weight and method of installation and position of safes, computer equipment, or other heavy fixtures or equipment. Tenant will not install in the Demised Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity of the building. Landlord may prescribe the placement and positioning of all such objects within the building, and such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe if necessary. All damage done to the building by installing or removing a safe or any other article of Tenant's office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

       6.8    MOVING & DELIVERIES.

              (a) Moving in or out of the building is prohibited on days and hours specified in Section 1.8. Tenant shall provide Landlord with forty-eight
(48) hours advanced written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading area.

              (b) No freight, furniture or other bulky matter of any description shall be received into the building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public area adjacent to said building any of Tenant's property delivered or deposited there.

              (c) Any and all damage or injury to the Demised Premises or the building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts used in delivery, receipt or movement of freight, supplies, furniture, or fixtures shall be equipped with rubber tires and side guards. Tenant shall cooperate identifying delivery contractors and movers causing damage to the building.

       6.9 RULES AND REGULATIONS. Tenant shall, and shall insure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such other reasonable rules and regulations as Landlord may make, which shall not substantially interfere with the intended use of the Demised Premises, which in Landlord's judgment are needful for the general well being, operation and maintenance of the Demised Premises and the building of which they are a part, together with their appurtenances, unless waived in writing the Landlord. In addition to any other remedy provided for herein, Landlord shall have the right to impose a fine of $200 per incident for violations of Building Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients family members or guests. Further, it shall be in Landlord's reasonable judgment to determine whether Tenant is in compliance with the Rules and Regulations.

       6.10 TENANT MAINTENANCE & CONDITIONS OF PREMISES UPON SURRENDER. Tenant will keep the Demised Premises and the fixtures and equipment therein in good order and condition, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the premises shall be at the commencement of the term of this Lease, subject to the provisions of Section 6.4(c), ordinary wear and tear excepted.

       6.11 TENANT EQUIPMENT. Maintenance and repair of equipment such as special light fixtures, kitchen fixtures, auxiliary heating, ventilation, or air-conditioning equipment, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, or Tenant rugs, carpeting and drapes within the Demised Premises, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to Tenant equipment at Tenant's expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

7.     ACCESS

       7.1 LANDLORD'S ACCESS. Landlord, its agent or employees, shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the premises to prospective tenants during the last six (6) months of the term of this Lease; and (c) for any purpose whatsoever relating to safety, protection or preservation of the building of which the Demised Premises form a part.

       7.2 RESTRICTED ACCESS. No additional locks, other devices or systems which would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the demised premised for emergency and routine maintenance purposes. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.

8.     LIABILITY

       8.1 PERSONAL PROPERTY. All personal property of Tenant in the Demised Premises or in the building of which the Demised Premises is a part shall be at the sole risk of Tenant. Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the negligence of Landlord, its agents or employees. Landlord shall not be liable for any accident to or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligence of Landlord, its agents or employees. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property, unless said damages are proved to be the direct result of negligence of Landlord, its agents or employees. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the building of which the Demised Premises is a part, due to construction on contiguous premises.

       8.2 CRIMINAL ACTS OF THIRD PARTIES. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees, or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees, or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

       8.3 PUBLIC LIABILITY. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said premises. Tenant agrees to hold Landlord harmless against all such claims, and indemnify Landlord from all damages and the expense of defending all such claims.

       8.4    TENANT INSURANCE.

              (a) Tenant at its cost shall maintain as named insured, during the term of this Lease, public liability and property damage insurance with at least a single combined liability and property damage limit of $1,000,000.00, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section
8.1, 8.2 and 8.3. Landlord and Landlord's Agent shall be named as additional insureds. The policy shall contain cross-liability endorsements, and an assummed contractural liability endorsement that refers expressly to this Lease.

              (b) Tenant at its cost shall maintain as named insured, during the term of this Lease, fire and extended coverage insurance of the Demised Premises and its contents, including any Leasehold improvements made by Tenant, in an amount sufficient so that no co-insurance will be payable in case of loss.

              (c) Tenant shall increase its insurance coverage as required not more frequently than each three (3) years, if in the opinion of the mortgagee of the building or Landlord's insurance agent the amount of public liability and property damage insurance coverage at that time is not adequate.

              (d) All insurance required under this Lease shall be insurance companies authorized to do business in the jurisdiction where the building of which the Demised Premises is a part is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of a least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring 30 days' written notice from the insurance company to Landlord before cancellation or any charge in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at least thirty (30) days prior to the expiration date of any policy.

              (e) Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

9.     DAMAGE

       9.1 DAMAGES CAUSED BY TENANT. Subject to the provision of Section 9.2, all injury to the Demised Premises and other portions of the building of which it is a part, caused by Tenant, its agents, employees, invitees and visitors, will be repaired by Landlord at the expense of Tenant, except as otherwise provided in Section 6.11, or repaired by Tenant with Landlord's approval in accordance with Section 6. Tenant shall reimburse Landlord for such repairs within ten (10) days of receipt of invoice from Landlord of the costs. At its election, Landlord may regard the same as additional rent, in which event the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

       9.2 FIRE OR CASUALTY DAMAGE. In the event of damage or destruction of the Demised Premises by fire or any other casualty without the fault or neglect of Tenant, its agents, employees, invitees or visitors, this Lease shall not be terminated, but structural damage to the premises including demising partitions and doors shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the Demised Premises in excess of those provided for as building standard items as of the commencement date of this Lease. Tenant shall be responsible for the repair and restoration of the Demised Premises and Tenant's property beyond Landlord's obligation at no cost to Landlord, in accordance with the provisions of Section 6, for which it shall maintain adequate insurance pursuant to Section 8.4 herein. In the event of fire or casualty damage to the Demised Premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors, Landlord shall restore structural damages as described herein at Tenant's cost and expense. It is agreed that in any of the aforesaid events, this Lease shall continute in full force and effect.

       9.3 UNTENANTABILITY. If the condition referred to in Section 9.2 is such so as to make the entire premises untenantable, then the rental which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the premises have been fully and completely restored by Landlord. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. If the premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said premises, Tenant shall be required to pay rental covering only that part of the premises that it is able to occupy, based on the portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all premises covered by this Lease. In the event the premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, and it shall require more than ninety (90) days from the date of said fire or other casualty for Landlord to complete restoration of same, then Landlord, upon written notice to Tenant, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or other casualty. Due allowance, however, shall be given for reasonable time required for adjustment and settlemnent of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and or strikes, national emergencies and other conditions beyond the control of Landlord. No compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Demised Premises or any portion of the building of which they are a part.

10.    CONDEMNATION

       10.1 LANDLORD RIGHTS TO AWARD. Tenant agrees that if the whole or a substantial part of the Demised Premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages paid as a result of any such condemnation. All rights of

Tenant to damages (therefore if any), are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such government taking or condemnation. If a portion of the building or the Demised Premises is taken or condemned, and the remainder in Landlord's opinion is not economically usable, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. Tenant shall have no claim against Landlord for the value for any unexpired term of this Lease. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder is usable by Tenant, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

       10.2 TENANT RIGHT TO FILE CLAIM. Nothing in Section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the undepreciated value of its Leasehold improvements and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.    BANKRUPTCY

       11.1 EVENTS OF BANKRUPTCY. The following shall be Events of Bankruptcy under this Lease:

              (a) Tenant's becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

              (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

              (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

              (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

              (e) Tenant's making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

       11.2   LANDLORD'S REMEDIES.

              (a) Termination of Lease. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this Section 11.2(a) shall have no effect while a notice in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Section 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminiate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

              (b) Suit for Possession. Upon termination of this Lease pursuant to Section 11.2(a), Landlord may proceed to recover possession under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable.

              (c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by Section 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

              (d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

              (e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 11.2(d) above, shall mean that all of the following minimium criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty-day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (ii) Both the average and median of Tenant's gross receipts in the ordinary course of business during the six-month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the base rent), in advance of the performance or provision of such services; (iv) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises; (v) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building.

              (f) Failure to Provide Adequate Assurance. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required of Tenant under this Lease on time (or within five (5) days), or (iv) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

12.    DEFAULTS & REMEDIES

       12.1 DEFAULT. It is agreed that Tenant shall be in default if: Tenant shall fail to pay the rent, or any installments thereof as aforesaid, at the time shall become due and payable and/or any additional rent as herein provided although no demand shall have been made for the same; or Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements, or rules and regulations herein contained on the part of Tenant to be kept and performed.

       12.2 REMEDIES. In each and every such event set forth in Section 12.1 above, from thenceforth and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to the possession of the Demised Premises and to re-enter the same without demand of rent or demand of possession of said premises and may forthwith proceed to recover possession of the Demised Premises by process of law, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry, including reasonable attorney's fees and court costs. If, under the provisions hereof, seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained. No waiver of any breach of any covenant, condition or agreement, herein contained, on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

       12.3 LANDLORD'S RIGHT TO RELET. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as provided in Section 11 or 12, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Landlord for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney's fees, other collection costs, brokerage fees, and expenses of placing the premises in first-class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the premises, and the making of such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alternations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

       12.4 RECOVERY OF DAMAGES. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, in separate actions, from time to time, as said damage shall have been ascertained or, at Landlord's option, may be deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

       12.5 WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, agreement, rule or regulation herein contained shall operate as a waiver of such covenant, condition, agreement, rule or regulation itself, or of any subsequent breach thereof.

       12.6 ANTICIPATORY REPUDIATION. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates as intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, shall be applied to Landlord's damages: reletting, loss of rent, etc. It is agreed between the parties that for the purpose of calculating Landlord's damages, in a building which has other available space at the time of Tenant's breach, the premises covered by this Lease shall be deemed the last space rented, even though the premises may be rerented prior to such other vacant space. Tenant shall pay in full for all tenant improvements constructed or installed within the Demised Premises to the date of the breach, and for materials ordered at its request for the Demised Premises.

       12.7   TENANT ABANDONMENT OF PREMISES.

              (a) Abandonment. If the Demised Premises shall be deserted or vacated by Tenant for thirty (30) consecutive days or more without notice to Landlord, and Tenant shall have failed to make the current rental payment, the premises may be deemed abandoned. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or at law.

              (b) Landlord Right to Enter and to Relet. If Tenant vacates or abandons the premises as defined above, Landlord may, at its option, enter into the premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy, Landlord, as agent of Tenant, may relet the whole or any part of the premises for the whole or any part of the then unexpired Lease term. For the purposes of such reletting, Landlord may make any alterations or modifications of the premises considered desirable in its sole judgment.

              (c) Rights to Dispose of Tenant Property. If Tenant vacates or abandons the premises as defined above, any property that Tenant leaves on the premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against
(i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder.

              (d) Transfer of Tenant Property to Creditors. If Tenant vacates or abandons the premises, as defined above, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the premises, turn over such property to the claimant with no liability to Tenant.

13.    SUBORDINATION

       13.1 SUBORDINATION. This Lease is subject and subordinate to all ground or underlying Leases and to all mortgages and/or deeds of trust and/or other security interests which may now or hereafter affect the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf. Notwithstanding the foregoing subordination, Tenant agrees that any landlord under any ground or underlying Lease, and any mortgagee or trustee under any security agreement to which this Lease is now, or may hereafter, become subject or subordinate, may elect to continue this Lease and Tenant agrees that in such event neither the cancellation nor termination of any ground or underlying Lease, nor the foreclosure under any mortgage or deed of trust, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and this Lease shall continue as a direct Lease between Tenant and such landlord, mortgagee, purchaser or trustee.

       13.2   ESTOPPEL CERTIFICATES. Tenant shall execute and return within ten
(10) business days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of base monthly rent and the dates to which the rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; (d) that Tenant has no right to setoff and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all work required of Landlord has been completed and that the work is accepted as satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which rent commenced and the date to which it is paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that rent may not be prepaid without the prior written approval of Landlord's mortgagee; and

(l) such other items as Landlord may reasonably request. Failure to deliver the certificate within the ten (10) business days shall be (conclusive) upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) business days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

       13.3 ATTORNMENT. Tenant covenants and agrees that, in the event of any foreclosure under any mortgage or deed of trust, or any renewal, modification, consolidation, replacement or extension thereof, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to the party secured by such mortgage or deed of trust, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure. Tenant covenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying Lease. In any case, such landlord or successor under such ground or underlying Lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying Lease or the foreclosure under such mortgage or deed of trust, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any act or omission of Landlord or any prior landlord or be subject to any offsets or defenses which Tenant may have against Landlord or any prior landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

       13.4   MORTGAGEE RIGHTS.

              (a) Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be deemed automatically modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage or deed of trust that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part, provided, however, that such modifications(s) shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

              (b) Tenant agrees to give Landlord's mortgagee and any trustee named or secured by a mortgage or deed of trust a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees by registered mail. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and/or trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.".

14.    TENANT HOLDOVER

       14.1 WITH LANDLORD CONSENT. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the term of this Lease, to remain in the premises after the expiration of the term of this Lease, then and in that event, Tenant shall, by virtue of this holdover agreement, become a tenant by the month at the rent stipulated by Landlord in said holdover agreement, commencing said monthly tenancy with the first day next after the end of the term above demised. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit said premises. Tenant shall be entitled to thirty (30) days' written notice to quit said premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

       14.2 WITHOUT LANDLORD CONSENT. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly rent which is three times the total rent (base monthly rent, as stipulated in Section 1.3, plus additional rent, as stipulated in Section 1.5) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the term of this Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of this Lease or any renewal thereof toward payment for use and occupancy of the premises subsequent to the expiration of the term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-
 enter and take possession of said premises without process, or by any legal process in force. Notwithstanding the foregoing, Tenant's holdover without Landlord consent due to acts of God, riot, or war shall be at the total rent applicable to the last month of the term for the duration of the condition (but not to exceed ten days), but such continued occupancy shall not create any renewal of the term of this Lease or a tenancy from year-to-year, and Tenant shall be liable for any loss and damages suffered by Landlord as described above.

15.    SECURITY DEPOSIT

       15.1 Tenant shall deposit with Landlord simultaneously with the execution of this Lease, the amount stipulated in Section 1.6 as a security deposit. Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the Demised Premises are left in good condition, reasonable wear and tear excepted, as described in Section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default or if the premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums due
Landlord or the cost of repairing damages to the Demised Premises. In the event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16.    QUIET ENJOYMENT

       16.1 So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations or repairs on other portions of the building not Leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this covenant by Landlord.

17.    SUCCESSORS

       17.1 All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the premises.

18.    WAIVER OF JURY TRIAL

       18.1 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenants's use or occupancy of the Demised Premises, and/or any claim of "injury or damage."

19.    LIMITATION OF LIABILITY

       19.1 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

20.    PRONOUNS & DEFINITIONS

       20.1 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

       20.2 Wherever the word "premises" is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

21.    NOTICES

       21.1 ADDRESSES FOR NOTICES. All notices required or desired to be given hereunder by either party to the other shall be personally delivered or given by certified or registered mail and addressed as specified in Section 1.10. Either party may, by like written notice, designate a new address to which such notices shall be directed.

       21.2 EFFECTIVE DATE OF NOTICE. Notice shall be deemed to be effective when personally delivered or received or rejected unless otherwise stipulated herein.

22.    EXHIBITS; SPECIAL PROVISIONS

       22.1 INCORPORATION IN LEASE. It is agreed and understood that any Exhibits and Special Provisions referred to in Sections 1.11 and 1.12, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

       22.2 CONFLICTS. If there is a conflict between a Special Provision hereto and the Specific Provisions or General Provisions of the Lease, the Special Provision shall govern.

23.    CAPTIONS

       23.1 All Section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

24.    ENTIRE AGREEMENT; MODIFICATION

       24.1 This Lease, all Exhibits hereto, and Special Provisions incorporated herein by reference contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

25.    SEVERABILITY

       25.1 The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

   26. ADDITIONAL RENT

       26.1 In Subsection 2.2(b)(i), in the eighth line, after 'taxes' insert a period and delete the rest of the sentence.

       26.2 In Subsection 2.2(b)(ii), in the fifth line, after 'taxes;' insert the following:

       "costs of alterations or improvements of the premises, or the premises of other tenants; interest, principal payments, and other costs of any indebtedness encumbering the Building; legal fees, space planner fees, architectural fees, engineering fees, and marketing and advertising expenses incurred in connection with the leasing of the Building; costs for which Landlord is reimbursed by insurance or by its carriers or any tenant carrier; any bad debt loss, rent loss or reserves for bad debt or rent loss; costs associated with the operation of the business of the legal entity which constitutes the Landlord as the same is distinguished from the costs and operations of the Building, including legal entity formation, internal entity accounting and legal matters; costs of defending any lawsuits with mortgagees (except as actions of any tenant may be an issue); cost of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Building; costs of disputes between Landlord and any third party not relating to the Building; wages of employees who do not devote the majority of their time to the Building, provided however, the costs associated with such employees who do not devote the majority of their time to the Building may be prorated and such an amount shall be included as an Operating Expense to the extent that such employees do devote their time to the Building; lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased; insurance premiums to the extent Landlord is reimbursed for the same other than through Operating Expenses; the costs of any HVAC services provided to other tenants other than during normal business hours; charges (including applicable taxes) for electricity or any other utilities for which Landlord is reimbursed by any tenant; the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost; capital costs of complying with governmental regulations if such regulations are applicable to all buildings generally without regard to use; cost of artwork in the Building other than artwork in the common areas of the Building; charitable contributions; salaries for personnel above the position of building manager; expenses resulting from Landlord's gross negligence or willful misconduct; the costs of clean up of hazardous materials, if caused by Landlord's or any tenant's gross negligence or willful misconduct;".

       26.3   In Subsection 2.3(c), in the eleventh line, change 'thirty (30)'

to "sixty (60)".

       26.4 In Subsection 2.3(d), in the first line, change 'ten (10)' to "thirty (30)"; and in the fourth and fifth lines, change 'thirty (30)' to "ninety (90)".

   27. PRO RATA SHARE

       27.1 The definition of Tenant's pro rata share in Section 2.6 shall apply only to that pro rata share stipulated in Subsection 1.5(b). Tenant's pro rata share stipulated in Subsection 1.5(a) represents the ratio that the area of the demised premises bears to the total area of office and retail space contained in the building.

   28. WAIVER OF RENT

       28.1 Provided Tenant is not then in default under any of the terms and conditions of this Lease, then notwithstanding anything to the contrary in
Section 2.1, Landlord agrees to waive Seven Hundred Seventy and 78/100 Dollars ($770.78) of Base Annual Rent due in each of the first (1st) through the fourth
(4th) months of the initial Lease term, and Three Thousand Five Hundred Forty-Six and 63/100 Dollars ($3,546.63) of Base Annual Rent due in each of the fifth (5th) through the sixty-fourth (64th) months of the initial Lease term. Notwithstanding anything herein, Additional Rent, if any, payable pursuant to Subsections 1.5(c) and 2.2(c) shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

     29.  REIMBURSEMENT FOR TENANT'S IMPROVEMENTS

          29.1 Provided Tenant is not then in default of any of the terms or conditions of this Lease, Landlord shall reimburse Tenant for improvements completed by Tenant in the demised premises and/or for professional fees related thereto or for moving expenses, in an amount which, together with sums owed by Tenant to Landlord's contractors, does not exceed Forty-One Thousand Three Hundred Twenty and 00/100 Dollars ($41,320.00). Such reimbursement shall be paid upon presentation by Tenant of paid receipted invoices approved by Tenant for such improvements, professional fees or moving expenses, any required certificate of occupancy or inspection approval and final waiver of lien forms from all of Tenant's contractors.

     30.  ACCEPTANCE OF SPACE

          30.1 Tenant accepts the demised premises in its existing "as is" condition and shall be obligated for the payment of rent on the Lease Commencement Date, regardless of any time required by Tenant to construct, alter or redecorate the demised premises to Tenant's requirements.

     31.  PARKING

          31.1 Landlord agrees to arrange for parking in the garage of the building described in Section 1.1 for up to thirty-five (35) automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

     32.  RENEWAL OPTION

          32.1 Provided that Tenant is in compliance with all of the terms and conditions of this Lease, and further provided that Tenant gives written notice to Landlord on or before October 31, 2000, time being of the essence, Tenant shall have the right to extend the term of this Lease for a further term of three (3) years, from May 1, 2001, to April 30, 2004. This provision shall be contingent upon Tenant occupying a substantial portion (51% or more) of the demised premises. upon the commencement date of the extended term. Such extension shall be under terms, covenants and conditions, including the then fair market value base annual rent and additional rent, to be mutually agreed upon between the parties. In no event, however, shall the base annual rent for the extended term be less than the base annual rent applicable to the last year of the existing lease term plus any Additional Rent applicable to the last year pursuant to the provisions of Sections 1.5 and 2.2. If Landlord and Tenant fail to agree upon such new terms, covenants and conditions, including the then fair market value base annual rent and additional rent, for the extended term by December 31, 2000, then Landlord shall have no further obligation to Tenant with respect to extension of the term.

     33.  SUBLETTING AND ASSIGNMENT

          33.1 Notwithstanding the requirement to the contrary in Section 4.1, provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant shall not be required to obtain Landlord's consent to assign this Lease or sublet all or any part of the demised premises to any successor, parent, subsidiary or affiliated company, but Tenant shall furnish Landlord with written notice and a fully-executed copy of any such assignment agreement, or sublease together with a floor plan of the sublet area. Any such subletting or assignment shall be subject to the remaining provisions of Sections 4.1 and 4.4.

          33.2 In the event Landlord does not exercise its right to terminate this Lease, provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant may sublet all or a portion of the demised premises after first obtaining the written consent of the Landlord, provided that Fifty Percent (50%) of the excess of any rent accruing to Tenant as a result of such sublease over the rent then being paid by Tenant for the sublet area shall be paid by Tenant to Landlord as additional monthly rent. Tenant shall be permitted to deduct the reasonable expenses it incurs in subleasing such space, limited to reasonable advertising costs, reasonable brokerage commissions and remodeling costs (which remodeling costs shall not exceed Five Dollars ($5.00) per square foot), before arriving at the net excess rent to be shared with Landlord pursuant to this paragraph. Tenant shall provide documentation of such expenses prior to Landlord giving its written consent for subletting.

          33.3 In Section 4.1, in the third line, after 'Landlord,' insert "which shall not be unreasonably withheld, conditioned or delayed." and delete the rest of the sentence.

          33.4 in Section 4.2, in the first line, delete 'or assign'; in the second line, delete 'or assignee'; in the third line, change 'ninety (90)' to "thirty (30)"; in the fourth line, change 'thirty (30)' to "sixty (60)"; in the fifth line, delete 'an assignment..or a' and change 'fifty percent (50%)' to "eighty percent (80%)"; and delete the last sentence entirely.

     34.  SERVICES AND UTILITIES

          34.1 In Section 5.1, in the second line, after 'calculators,' insert "personal computer equipment, servers, web site,"; and in the last line, after 'Lease' insert "unless the demised premises are untenantable for five (5) consecutive business days due to Landlord's negligence, in which event Tenant may abate paying rent until such service is restored".

          34.2 In Section 5.2, in the second line, change '72' to "24".

          34.3 In Subsection 5.3(c), in the fourth line, after the first 'Tenant' insert "only if excess consumption is established".

     35.  USE AND UPKEEP OF PREMISES

          35.1 In Subsection 6.4(a), in the first line, before 'Tenant' insert "Except for cosmetic changes and decorations,"; and in the third line, after 'Landlord' insert "which shall not be unreasonably withheld or delayed".



          35.2 In Subsection 6.4(b), in the eleventh line, change 'five (5)' to "ten (10)".

          35.3 In Subsection 6.4(c), in the eighth line, after 'expense' insert "provided Landlord so advised Tenant when Tenant requested Landlord's consent thereto"; and delete the last two sentences entirely.

     36.  ACCESS TO PREMISES

          36.1 In Section 7.1, in the second line, after 'times' insert "after reasonable notice(except in emergencies)"; and in the fourth line, change 'six
(6)' to "three (3)".

     37.  LIABILITY

          37.1 In Section 8.1, in both the fourth and seventh lines, after 'negligence' insert "or willful misconduct".

          37.2 In Section 8.2, in the fifth line, after the first 'Tenant' insert a period and delete the rest of the sentence.

          37.3 In Section 8.3, delete the last sentence entirely.

     38.  DAMAGE

          38.1 In Section 9.2, in the second line, delete 'fault or neglect' and substitute "negligence", after 'agents' change the comma to "or" and delete 'invitees or visitors,'; in the ninth and tenth lines, delete 'for as building standard items' and insert "at Landlord's expense"; and in the penultimate sentence, delete 'fault or neglect' and substitute "negligence", after 'agents' change the comma to "or" and delete 'invitees or visitors,'.

          38.2 In Section 9.3, in eleventh line, after 'Landlord' insert "or Tenant" and change 'Tenant' to "the other".


     39.  CONDEMNATION

          39.1 In Section 10.1, after the second sentence, insert "Tenant shall have the right to file a separate claim pursuant to Section 10.2"; and in the last line, change 'fifty percent (50%)' to "thirty-five percent (35%)".

     40.  DEFAULTS AND REMEDIES

          40.1 Notwithstanding anything to the contrary in Sections 2.1 and 12.1, if Tenant defaults in the payment of rent, or defaults in the performance of any other covenants, conditions and agreements, or rules and regulations herein contained, Landlord shall give Tenant written notice of such default. If Tenant fails to cure any rent (or additional rent) default within ten (10) days, or fails to cure any other default within twenty (20) days after such notice
(or if such other default is of such nature that it cannot be completely cured within said twenty (20) days, if Tenant fails to commence to cure within said twenty (20) days and thereafter proceed with reasonable diligence and in good faith), then Landlord, in addition to all other rights pursuant to this Lease, may terminate this Lease on not less than ten (10) days notice to Tenant. On the date specified in such notice, the term of this Lease shall terminate, and Tenant shall then quit and surrender the premises to Landlord. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter take possession of the demised premises by any lawful means and remove Tenant or other occupants and their effects. Nevertheless, in the event Tenant fails to pay rent or otherwise defaults in the performance of any of the covenants, conditions and agreements or rules and regulations herein contained, more than two (2) times in any twelve (12) month period, Landlord shall not be required during the remainder of the term of this Lease to send written notice before proceeding with its remedies under Section 12. Tenant acknowledges that the purpose of the preceding sentence is to prevent repetitive defaults by Tenant under the Lease, which work a hardship upon Landlord and deprive Landlord of the timely performance by Tenant hereunder.

          40.2 In Section 12.3, in the eleventh line, delete 'sole' and substitute "reasonable".

          40.3 In Section 12.6, delete the third sentence entirely.

     41.  SUBORDINATION

          41.1 In Section 13.1, delete the fourth sentence entirely; and in the sixth line, change 'ten (10)' to "fifteen (15)".

          41.2 In Section 13.2, in each of the first, fourteenth and seventeenth lines, change 'ten (10)' to "fifteen (15)".


     42.  TENANT'S HOLDOVER

          42.1 In Section 14.2, in the fourth line, delete 'three' and substitute "two"; and in the sixth line, delete ',direct and consequential,'.

     43.  LIMITATION OF LIABILITY

          43.1 Section 19.1 is hereby deleted entirely.

     44.  EXECUTION OF DOCUMENT

          44.1 In the event Tenant does not execute and return this document by the close of business on December 19, 1995, then Landlord may market the subject space to others without further notice to Tenant.

                                ADDITIONAL SPACE

                            FIRST AMENDMENT TO LEASE

       THIS FIRST AMENDMENT TO LEASE made this 3rd day of April, 1997, by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

       WITNESSETH:

       WHEREAS, Landlord and Tenant desire to amend that certain lease agreement dated January 25, 1996 (the "Lease"), which provides for the leasing of Suites 205, 803, 805, and 809, consisting of approximately 8,264 square feet on the second (2nd) and eighth (8th) floors of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring April 30, 2001; and

       WHEREAS, Tenant desires to lease an additional area of 824 square feet on the second (2nd) floor of said building known as Suite 208, as delineated on the attached plan.

       NOW, THEREFORE, the parties hereto agree as follows:

              1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 208, containing approximately 824 square feet of additional space on the second (2nd) floor (the "Additional Leased Space"), making the total demised premises 9,088 square feet.

              2. TERM. The term of the Additional Leased Space shall commence April 1, 1997, and shall expire contemporaneously with the term of the Lease.

              3. RENT. The base monthly rent for the Additional Leased Space shall be One Thousand Eight Hundred Eighty-Eight and 33/100 Dollars ($1,888.33), thereby increasing the total base monthly rent from Eighteen Thousand Nine Hundred Thirty-Eight and 34/100 Dollars ($18,938.34) to Twenty Thousand Eight Hundred Twenty-Six and 67/100 Dollars ($20,826.67), payable in advance in accordance with the terms of the Lease.

              4. ACCEPTANCE OF SPACE. Tenant shall accept the Additional Leased Space in its existing "as is" condition and shall be obligated for the payment of rent hereunder, on April 1, 1997, regardless of any time required to construct, alter or redecorate the Additional Leased Space to Tenant's requirements.

              5. RENT WAIVER. Provided Tenant is not then in default under any of the terms and conditions of the Lease, then notwithstanding anything to the contrary in Section 2.1 of the Lease, Landlord agrees to waive payment of One Hundred Sixty and 02/100 Dollars ($160.02) of Base Annual Rent due each month of the initial term for the Additional Leased Space only.

              6. PARKING. Landlord agrees to arrange for parking in the garage of the building for up to eleven (11) additional automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service thereby increasing Tenant's parking allocation from thirty-five (35) to forty-six (46) automobiles.

              7. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the sum of up to Eight Thousand Two Hundred Forty and 00/100 Dollars ($8,240.00) towards the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs.

FIRST AMENDMENT TO LEASE
PAGE TWO

              8. RENEWAL OPTION. Provided that Tenant is in compliance with all of the terms and conditions of the Lease on the date Tenant gives written notice as provided below and thereafter through the commencement date of the extended term, and further provided that Tenant gives written notice to Landlord on or before July 31, 2000, time being of the essence, Tenant shall have the right to extend the term of the Lease for a further term of five (5) years, from May 1, 2001, to April 30, 2006. This provision shall be contingent on Tenant occupying a substantial portion (51% or more) of the Demised Premises on the date Tenant gives written notice as provided above and on the commencement date of the extended term. Such extension shall be under the terms, covenants and conditions, including the fair market value base annual rent then in effect for the length of the extended term, and a formula for additional rent which shall be agreed to by the parties. In no event, however, shall the base annual rent for the extended term be less than the Base Annual Rent applicable to the last year of the initial Lease Term plus any Additional Rent applicable to said year pursuant to the provisions of Sections 1.5 and 2.2 of the Lease. If Landlord and Tenant fail to agree on such new terms, covenants and conditions, including the fair market value base annual rent and a formula for additional rent for the extended term, by August 31, 2000, then Landlord shall have no further obligation to Tenant with respect to extension of the Lease Term.

              9. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on March 31, 1997, then Landlord may market the subject space to others without further notice to Tenant.

              10. LEASE. All of the terms and conditions of the Lease, as modified by this First Amendment to Lease, shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.



WITNESS:                               LANDLORD:     FIRST ROCK SPRING PARK
                                                     LIMITED PARTNERSHIP




/s/ Kimberley N. Halston               BY  /s/ Robert P. Kogod
-----------------------------            ---------------------------------(SEAL)
                                          General Partner



ATTEST:                                TENANT:       OPTICAL TECHNOLOGY
                                                     GROUP, INC.


/s/ Patricie M. Alston                  BY  /s/ Richard Kay
-----------------------------            ---------------------------------(SEAL)
Secretary                                 Name:
(Corporate Seal)                          Title:

                                ADDITIONAL SPACE

                            SECOND AMENDMENT TO LEASE

       THIS SECOND AMENDMENT TO LEASE made this 15th day of April, 1997 by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

       WITNESSETH:

       WHEREAS, Landlord and Tenant desire to amend that certain lease agreement dated January 25, 1996 (the "Lease"), as amended by a First Amendment to Lease of even date herewith, which provides for the leasing of Suites 205, 208, 803, 805, and 809, consisting of approximately 9,088 square feet on the second (2nd) and eighth (8th) floors of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring April 30, 2001; and

       WHEREAS, Tenant desires to lease an additional area of 2,635 square feet on the second (2nd) floor of said building known as Suite 206, as delineated on the attached plan.

       NOW, THEREFORE, the parties hereto agree as follows:

              1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 206, containing approximately 2,635 square feet of additional space on the second (2nd) floor (the "Additional Leased Space"), making the total demised premises 11,723 square feet.

              2. TERM. The term of the Additional Leased Space shall commence June 1, 1997, and shall expire contemporaneously with the term of the Lease.

              3. RENT. The base monthly rent for the Additional Leased Space shall be Six Thousand Thirty-Eight and 55/100 Dollars ($6,038.55), thereby increasing the total base monthly rent from Twenty Thousand Eight Hundred Twenty-Six and 67/100 Dollars ($20,826.67) to Twenty-Six Thousand Eight Hundred Sixty-Five and 22/100 Dollars ($26,865.22), payable in advance in accordance with the terms of the Lease.

              5. ACCEPTANCE OF SPACE. Tenant shall accept the Additional Leased Space in its existing "as is" condition and shall be obligated for the payment of rent hereunder, on June 1, 1997, regardless of any time required to construct, alter or redecorate the Additional Leased Space to Tenant's requirements.

              6. RENT WAIVER. Provided Tenant is not then in default under any of the terms and conditions of the Lease, then notwithstanding anything to the contrary in Section 2.1 of the Lease, Landlord agrees to waive payment of $482.30 of Base Annual Rent due each month of the initial term for the Additional Leased Space only.

              7. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the sum of up to Twenty-Six Thousand Three Hundred Fifty and 00/100 Dollars ($26,350.00) towards the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs.

SECOND AMENDMENT TO LEASE
PAGE TWO

              8. ADDITIONAL RENT. Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses commencing June 1, 1998, shall be increased by 1.70 percentage points, from 4.09% to 5.79%.

              9. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on March 31, 1997, then Landlord may market the subject space to others without further notice to Tenant.

              10. LEASE. All of the terms and conditions of the Lease, as modified by a First Amendment to Lease, and by this Second Amendment to Lease, shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.



WITNESS:                               LANDLORD:     FIRST ROCK SPRING PARK
                                                     LIMITED PARTNERSHIP




/s/ Kimberly N. Halston                  BY /s/ Robert P. Kogod
-----------------------------            ---------------------------------(SEAL)
                                          General Partner



ATTEST:                                TENANT:       OPTICAL TECHNOLOGY
                                                     GROUP, INC.


  /s/ Patricie M. Alston                 BY /s/ Richard Kay
-----------------------------            ---------------------------------(SEAL)
Secretary                                 Name:
(Corporate Seal)                          Title:

                               ADDITIONAL SPACE
                           THIRD AMENDMENT TO LEASE
                         AND LEASE EXTENSION AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AND LEASE EXTENSION AGREEMENT made this 1st day of October, 1997, by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, Landlord and Tenant desire to further amend that certain lease agreement dated January 25, 1996 (the "Lease"), as amended by a First Amendment to Lease dated April 3, 1997, and by a Second Amendment to Lease dated April 15, 1997, which provides for the leasing of Suites 205, 206, 208, 803, 805 and 809, consisting of approximately 11,723 square feet on the second (2nd) and eighth
(8th) floors (the "Existing Demised Premises") of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring April 30, 2001; and

     WHEREAS, Tenant desires to lease an additional area of 14,937 square feet on the eighth (8th) floor of said building known as Suite 800, as delineated on the attached plan, and return 5,255 square feet on the second (2nd) floor of said building known as Suites 205, 206 and 208, for a net gain of 9,682 square feet; and

     WHEREAS, the parties hereto desire to extend the term of the aforesaid
Lease.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. TERM OF EXTENSION. The Lease is hereby extended for a further period of one (1) year and five (5) months, commencing May 1, 2001, and expiring September 30, 2002 (the "Extended Term").

          2. BASE ANNUAL RENT AND ADDITIONAL RENT FOR THE EXISTING AMOUNT OF DEMISED PREMISES. The Base Annual Rent and Additional Rent for the existing amount of Demised Premises, that is, 11,723 square feet, commencing May 1, 2001, shall be at the same rates and under the same terms as specified in the Lease and the First and Second Amendments thereto.

          3. PARKING FOR THE EXISTING DEMISED PREMISES. Tenant shall continue to have parking in the garage of the Building for up to forty-six (46) automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service during the extended term for the existing amount of the Demised Premises.

          4. INCREMENTAL ADDITIONAL LEASED SPACE AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 800, containing an incremental amount of approximately 9,682 square feet (and actual amount of 14,937 square feet) of additional space on the eighth (8th) floor (the "Incremental Additional Leased Space"). Tenant hereby returns to Landlord, effective September 30, 1997, Suites 205, 206 and 208, containing approximately 5,255 square feet, on the second (2nd) floor of the Building.

          5. TERM FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. The term of the Incremental Additional Leased Space shall commence October 1, 1997, and shall expire contemporaneously with the term of the Lease, as hereby extended.

THIRD AMENDMENT TO LEASE
AND LEASE EXTENSION AGREEMENT
PAGE TWO

          6. BASE RENT FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. The Base Annual Rent for the existing and extended terms for the Incremental Additional Leased Space shall be Two Hundred Sixty-One Thousand Four Hundred Fourteen and 00/100 Dollars ($261,414.00), payable in equal monthly installments of Twenty-One Thousand Seven Hundred Eighty-Four and 50/100 Dollars ($21,784.50), in accordance with the terms of the Lease. On October 1, 1998, and each subsequent October 1, the Base Annual Rent for the Incremental Additional Leased Space shall be increased by Two Percent (2%) of the Base Annual Rent for the Incremental Additional Leased Space in effect during the previous Lease year. The escalated Base Annual Rent for the Incremental Additional Leased Space so determined shall be the "Base Annual Rent" for all purposes of respecting the Incremental Additional Leased Space, including the calculation of the increase in Base Annual Rent for the Incremental Additional Leased Space for the subsequent Lease year. The increase in Base Annual Rent shall be calculated without regard to any waiver of rent or rent credit provided to Tenant. For purposes of the Incremental Additional Leased Space only, Subsections 1.5(c) and 2.2(c) of the Lease are deleted entirely; in Subsection 2.3(a) of the Lease, the last sentence of the paragraph is deleted entirely; in Subsection 2.3(c) of the Lease, in the third line, insert a period after `Year' and delete the rest of the sentence; in the seventh and eighth lines, delete `and the actual increase attributable to the increase in the Consumer Price Index'.

          7. ADDITIONAL RENT FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses for the Incremental Additional Leased Space commencing October 1, 1998, shall be Four and Seventy-Six Hundredths Percent (4.76%). For purposes of calculating Additional Rent for the Incremental Additional Leased Space based on Tenant's pro rata share of increases in Operating Expenses and Real Estate Taxes, the base year shall be Landlord's fiscal year ending December 31, 1997, and Tenant's obligation to pay such Additional Rent shall accrue and commence October 1, 1998.

          8. RENT WAIVER FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. Provided Tenant is not then in default under the Lease, Landlord agrees to waive Nine Hundred Three and 65/100 Dollars ($903.65) of Base Annual Rent due in each month of the for the Incremental Additional Leased Space only.

          9. LANDLORD'S CONTRIBUTION FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. Provided Tenant is not then in default of any of the terms or conditions of the Lease, Landlord agrees to contribute the sum of up to One Hundred Fifteen Thousand Four Hundred Ten Dollars ($115,410.00) toward the cost of Tenant's remodeling of the Incremental Additional Leased Space, which amount Tenant shall receive in the form of a credit toward remodeling expenses owed by Tenant to Landlord's contractors. Landlord acknowledges that Tenant has an unused allowance of Thirty-Four Thousand Five Hundred Ninety and 00/100 Dollars ($34,590.00) from Suites 206 and 208, which may also be used for the Incremental Additional Leased Space.

          10. ACCRUAL OF RENT OBLIGATION. Tenant shall be obligated for the payment of Rent hereunder on October 1, 1997, regardless of any time required to construct, alter or redecorate any part of the Demised Premises to Tenant's requirements.

          11. PARKING FOR THE INCREMENTAL ADDITIONAL LEASED SPACE. Landlord agrees to arrange for parking commencing October 1, 1997, in the garage of the Building for up to twenty-nine (29) automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

THIRD AMENDMENT TO LEASE
AND LEASE EXTENSION AGREEMENT
PAGE THREE

          12. RENEWAL OPTION. Provided that Tenant is in compliance with all of the terms and conditions of the Lease on the date Tenant gives written notice as provided below and thereafter through the commencement date of the extended term, and further provided that Tenant gives written notice to Landlord on or before January 31, 2002, time being of the essence, Tenant shall have the right to extend the term of this Third Amendment to Lease for a further term of five
(5) years, from October 1, 2002, to September 30, 2007. This provision shall be contingent on Tenant occupying a substantial portion (51% or more) of the Demised Premises on the date Tenant gives written notice as provided above and on the commencement date of the extended term. Such extension shall be under the terms, covenants and conditions, including the fair market value Base Annual Rent then in effect for the length of the extended term, and a formula for Additional Rent which shall be agreed to by the parties. In no event, however, shall the Base Annual Rent for the extended term be less than the Base Annual Rent applicable to the last year of the previous Lease Term plus any Additional Rent applicable to said year pursuant to the provisions of Sections 1.5 and 2.2 of the Lease. If Landlord and Tenant fail to agree on such new terms, covenants and conditions, including the fair market value Base Annual Rent and a formula for Additional Rent for the extended term, by March 31, 2002, then Landlord shall have no further obligation to Tenant with respect to extension of the Lease Term.

          13. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on September 30, 1997, then Landlord may market the subject space to others without further notice to Tenant.

          14. LEASE. All of the terms and conditions of the Lease, as previously amended, except Sections 1.5(c), 29 and 32, which are deleted, as amended and extended by this Third Amendment to Lease and Lease Extension Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.


WITNESS:                                     LANDLORD: FIRST ROCK SPRING PARK
                                                       LIMITED PARTNERSHIP

/s/ Kimberley N. Halston                     BY  [SIG]                    (SEAL)
-----------------------------                  ----------------------------
                                               General Partner

ATTEST                                       TENANT: OPTICAL TECHNOLOGY
                                                     GROUP, INC.

/s/ F. William Caple                         BY  /s/ Richard Kay         (SEAL)
-----------------------------                  ----------------------------
Secretary                                      Name:
(Corporate Seal)                               Title:


                                ADDITIONAL SPACE

                            FOURTH AMENDMENT TO LEASE

       THIS FOURTH AMENDMENT TO LEASE made this 4th day of January, 1999, by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

       WITNESSETH:

       WHEREAS, Landlord and Tenant desire to amend further that certain lease agreement dated January 25, 1996 (the "Lease"), as amended by a First Amendment to Lease dated April 3, 1997, a Second Amendment to Lease dated April 15, 1997 and a Third Amendment to Lease and Lease Extension Agreement dated October 28, 1997, which provides for the leasing of Suite 800, consisting of approximately 21,405 square feet on the Eighth (8th) floor of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring September 30, 2002; and

       WHEREAS, Tenant desires to lease an additional area of 1,660 square feet on the Seventh (7th) floor of said building known as Suite 705, as delineated on the attached plan.

       NOW, THEREFORE, the parties hereto agree as follows:

              1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 705, containing approximately 1,660 square feet of additional space on the Seventh (7th) floor (the "Additional Leased Space"), making the total demised premises 23,065 square feet.

              2. TERM. The term of the Additional Leased Space shall commence December 15, 1998 (the "Effective Date"), and shall expire contemporaneously with the term of the Lease.

              3. BASE RENT. The Base Annual Rent for the Additional Leased Space shall be Forty-Eight Thousand Nine Hundred Seventy and 08/100 Dollars ($48,970.08), payable in equal monthly installments of Four Thousand Eighty and 84/100 Dollars ($4,080.84), in advance in accordance with the terms of the Lease. On December 15, 1999 and each subsequent December 15, the Base Annual Rent for the Additional Leased Space only shall be increased by Two Percent (2%) of the Base Annual Rent for the Additional Leased Space only in effect during the previous Lease year. The escalated Base Annual Rent for the Additional Leased Space only so determined shall be the "Base Annual Rent" for all purposes of this Fourth Amendment to Lease, including the calculation of the increase in Base Annual Rent for the Additional Leased Space only for the subsequent Lease Year. The increase in Base Annual Rent for the Additional Leased Space only shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

              4. ADDITIONAL RENT. Commencing on the Effective Date, Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses for the Additional Leased Space only shall be Eighty--Two Hundredths of One Percent (0.82%). For purposes of calculating Additional Rent for the Additional Leased Space only, based on Tenant's pro rata share of increases in Real Estate Taxes and Operating Expenses, the base year shall be Landlord's fiscal year ending December 31, 1998, and Tenant's obligation to pay such Additional Rent for the Additional Leased Space only shall accrue and commence on December 15, 1999.

              5. ACCEPTANCE OF SPACE. Tenant shall accept the Additional Leased Space in its existing "as is" condition and shall be obligated for the payment of rent hereunder on the Effective Date, regardless of any time required to construct, alter or redecorate the Additional Leased Space to Tenant's requirements.

FOURTH AMENDMENT TO LEASE
PAGE TWO

              6. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the sum of up to Eight Thousand Three Hundred and 00/100 Dollars ($8,300.00) towards the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs.

              7. PARKING. Landlord agrees to arrange for parking in the garage of the building for up to Five (5) additional automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

              8. SECURITY DEPOSIT. Upon lease execution, Tenant shall deliver to Landlord the equivalent of two (2) months base rent, with one (1) month to be applied as the first month's rent, and one (1) to be held as security deposit. Additional security may be required by Landlord based on the financial terms hereof and Landlord's review of Tenant's financial information.

              9. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on December 14, 1998, then Landlord may market the subject space to others without further notice to Tenant.

              10. LEASE. All of the terms and conditions of the Lease, as previously amended and as modified by this Fourth Amendment to Lease, shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.



WITNESS:                                                    LANDLORD:   FIRST ROCK SPRING PARK
                                                                        LIMITED PARTNERSHIP


/s/ Kimberley N. Halston                                    By: /s/ Robert P. Kogod                   (SEAL)
--------------------------                                    ----------------------------------------
                                                                           General Partner


ATTEST:                                                     TENANT:     OPTICAL TECHNOLOGY GROUP,
                                                                        INC.

 /S/ PATRICIE M. ALSTEN                                     BY      /s/ F. WILLIAM CAPLE              (SEAL)
---------------------------                                   ----------------------------------------
Secretary                                                       Name: F. William Caple
(Corporate Seal)                                                Title: Ex. Vice President

                               [SMITH LETTERHEAD]
                       CHARLES E. SMITH COMMERCIAL REALTY
           1666 K STREET. N.W. - WASHINGTON. D.C. 20006 - 202-833-5800


May 19, 1999                                               VIA FAX: 202-624-8555
                                                           ---------------------

Mr. Gary J. Stein
Associate Director
Julian J. Studley, Inc.
555 Thirteenth Street, N.W.
Suite 420 East
Washington, D.C 20004-1115

        Re: One Democracy Plaza
            6701 Democracy Boulevard
            Optical Technology Group (OTG)

Dear Gary:

On behalf of Charles E. Smith Real Estate Services L.P. and First Rock Spring Park Limited Partnership ("Landlord"), we are pleased to submit this revised proposal which outlines the basic terms and conditions upon which we propose to lease space at One Democracy Plaza, Bethesda, Maryland ("Building") to your client, Optical Technology Group (OTG).

BUILDING:               One Democracy Plaza is located at 6701 Democracy
                        Boulevard, Bethesda, Maryland. The building contains
                        201,344 gross rentable square feet located on ten (10) floors.

LEASED PREMISES:        Approximately 1,332 rentable square feet on the seventh
                        (7th) floor, Suite 709.

LEASE COMMENCEMENT:     The "Lease Commencement Date" shall be July 15, 1999,
                        or sooner if possible. Landlord and Tenant shall mutually agree upon a schedule in which all necessary lease documents will be completed so as to permit
                        Tenant's occupancy by lease commencement date.

LEASE TERM:             Three (3) years and two and one-half (2 1/2) months to
                        coordinate with Tenant's existing lease expiration of September 30, 2002.

Mr. Gary J. Stein
May 19, 1999
Page 2

RENT: The Initial Base Rental shall be thirty dollars and twenty-five cents ($30.25) per rentable square foot, full service.

TENANT IMPROVEMENTS:    Landlord shall contribute a total of four dollars
                        ($4.00) per rentable square foot towards the cost of Tenant Improvements, and architectural and engineering fees for the leased Premises.

PARKING: Tenant shall have the right to lease three (3) parking spaces in the parking garage for One Democracy Plaza at the prevailing monthly rate, which is currently fifty-five dollars ($55.00) per space per month.

ACCESS: Tenant shall have access to One Democracy Plaza, 24 hours a day, 7 days a week, 52 weeks a year.

BUILDING OPERATIONS:    The building standard hours of operation are as follows:


                        Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 1:00 p.m.

                        Should Tenant require HVAC services beyond the standard operating hours, Landlord shall furnish such additional services at the then prevailing hourly rates as established by Landlord from time to time. An advance notice of 72 hours for HVAC overtime is requested, but services will be provided within a shorter time frame.

SECURITY FOR THE        Upon lease execution, Tenant shall deliver to Landlord
LEASE:                  the equivalent of two (2) months base rent, one (1)
                        month to be applied as the first month's rent, and one
                        (1) month to be held as a security deposit. Additional security may be required by Landlord in accordance with the financial terms of the lease and Landlord's review of Tenant's financial information.

BROKER AGREEMENT:       Landlord recognizes Julien J. Studley, Inc. as OTG's
                        exclusive broker for this transaction and agrees to pay
                        Julien J. Studley, Inc. a commission pursuant to the terms and conditions of a separate agreement.

Mr. Gary J. Stein
May 19, 1999
Page 3

This proposal is submitted subject to prior leasing or withdrawal from the market without notice. Neither Landlord nor Optical Technology Group shall have any obligations regarding any provisions of this lease proposal unless a lease is executed between the parties. This proposal shall expire on June 1, 1999.

It is further subject to Landlord's satisfactory of Tenant's financial statements, which shall be submitted prior to lease negotiations.

We look forward to working with you and to expanding Optical Technology Group within One Democracy Plaza.

Sincerely,

CHARLES E. SMITH REAL ESTATE SERVICES, L.P.,


BY:    SMITH COMMERCIAL MANAGEMENT L.L.C.

       /s/ ROBERTA LEVY

       Roberta Levy
       Associate Vice President
       (202) 833-5824


RL/tcb

cc:    Jim Creedon
       Kent Gubler

AGREED & ACCEPTED:

OPTICAL TECHNOLOGY GROUP

By: /s/ Richard Kay                        Title:     President
   ------------------------------                ---------------------------

Date: May 24, 1999
     -------------------

                                  OTG SOFTWARE
===============================================================================

                          FACSIMILE TRANSMITTAL SHEET

===============================================================================
TO:                                      FROM:
    Gary Stein                                   Pat Akstin
-------------------------------------------------------------------------------
COMPANY:                                 DATE:
    OTG Software                                 May 25, 1999
-------------------------------------------------------------------------------
FAX NUMBER:                              TOTAL NO. OF PAGES INCLUDING COVER:
    202-624-8555                                 4
-------------------------------------------------------------------------------
PHONE NUMBER:                            SENDER'S REFERENCE NUMBER:
    202-624-8545
-------------------------------------------------------------------------------
RE:                                      SENDER'S FAX NUMBER:
                                            301-897-4974
===============================================================================

[] URGENT  [] FOR REVIEW  [] PLEASE COMMENT  [] PLEASE REPLY  [] PLEASE RECYCLE
===============================================================================
NOTES/COMMENTS:

Please call sender's number above if you have any problems or questions regarding this transmission.


                                   [OTG LOGO]

===============================================================================

                              6701 DEMOCRACY BLVD.
                            BETHESDA, MARYLAND 20817
                          301-897-1400 OR 800-324-4222
                                  WWW.OTG.COM

                [CHARLES E. SMITH COMMERCIAL REALTY LETTERHEAD]


June 21, 1999

Ms. Patricia Akstin
Vice President of Operations
Optical Technology Group
6701 Democracy Boulevard, Suite 800
Bethesda, MD 20817

Dear Patricia:

Enclosed is a copy of your fully-executed Fifth Amendment to Lease covering One Democracy Plaza located at 6701 Democracy Boulevard, Bethesda, MD.

We appreciate your interest in our property, and we look forward to a continued pleasant relationship. If you have any questions, please contact me.



Sincerely,

/s/ ROBERTA LEVY

Roberta Levy
Associate Vice President
(202) 833-5824


RL/nc

Enclosure

cc:    Gary J. Stein, w/full enclosures
       File, w/full enclosures
       Dean Neiman, w/full enclosures

                                ADDITIONAL SPACE

                            FIFTH AMENDMENT TO LEASE

     THIS FIFTH AMENDMENT TO LEASE made this 17th day of June, 1999 by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, Landlord and Tenant desire to amend further that certain lease agreement dated January 25, 1996 (the "Lease"), which provides for the leasing of Suites 800 and 705, consisting of approximately 23,065 square feet on the Seventh (7th) and Eighth (8th) floors of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring September 30, 2002; and

     WHEREAS, Tenant desires to lease an additional area of 1,332 square feet on the Seventh (7th) floor of said building known as Suite 709, as delineated on the attached plan.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 709, containing approximately 1,332 square feet of additional space on the Seventh (7th) floor (the "Additional Leased Space"), making the total demised premises 24,397 square feet.

          2. TERM. The term of the Additional Leased Space shall commence on the earlier of July 15, 1999, or when the space becomes available (the "Effective Date"), and shall expire contemporaneously with the term of the Lease.

          3. BASE RENT. The Base Annual Rent for the Additional Leased Space shall be Forty Thousand Two Hundred Ninety-Three and 00/100 Dollars ($40,293.00), payable in equal monthly installments of Three Thousand Three Hundred Fifty-Seven and 75/100 Dollars ($3,357.75), in advance in accordance with the terms of the Lease. On the first (1st) anniversary of the Effective Date, and each subsequent anniversary thereof, the Base Annual Rent for the Additional Leased Space only shall be increased by Two and One-Half Percent
(2 1/2%) of the Base Annual Rent for the Additional Leased Space only in effect during the previous Lease year. The escalated Base Annual Rent for the Additional Leased Space only so determined shall be the "Base Annual Rent" for all purposes of this Fifth Amendment to Lease, including the calculation of the increase in Base Annual Rent for the Additional Leased Space only for the subsequent Lease Year. The increase in Base Annual Rent for the Additional Leased Space only shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

          4. ADDITIONAL RENT. Commencing on the Effective Date, Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses for the Additional Leased Space only shall be Sixty-Six Hundredths of One Percent (.66%). For purposes of calculating Additional Rent for the Additional Leased Space only, based on Tenant's pro rata share of increases in Real Estate Taxes and Operating Expenses, the base year shall be Landlord's fiscal year ending December 31, 1999, and Tenant's obligation to pay such Additional Rent for the Additional Leased Space only shall accrue and commence on the first (1st) anniversary of the Effective Date.

          5. ACCEPTANCE OF SPACE. Tenant shall accept the Additional Leased Space in its existing "as is" condition and shall be obligated for the payment of rent hereunder on the Effective Date, regardless of any time required to construct, alter or redecorate the Additional Leased Space to Tenant's requirements.

FIFTH AMENDMENT TO LEASE
PAGE TWO

          6. PARKING. Landlord agrees to arrange for parking in the garage of the building for up to three (3) additional automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

          7. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the total sum of up to Nine Thousand Two Hundred Six and 20/100 Dollars ($9,206.20) toward the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs. Tenant has directed Landlord to convert the real estate broker's fee of Three Thousand Eight Hundred Seventy-Eight and 20/100 Dollars ($3,878.20) into Tenant's improvement allowance, which is included in the aforesaid Nine Thousand Two Hundred Six and 20/100 Dollars ($9,206.20).

          8. SECURITY DEPOSIT. Tenant shall provide Landlord with an additional security deposit in amount equal to Three Thousand Three Hundred Fifty-Seven and 75/100 Dollars ($3,357.75).

          9. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on June 10, 1999, then Landlord may market the subject space to others without further notice to Tenant.

          10. LEASE. All of the terms and conditions of the Lease, as modified by this Fifth Amendment to Lease, shall remain in full force and effect; expressly provided however that, notwithstanding anything to the contrary, any cancellation option, renewal option, right of first offer or additional space option, however denominated, that Tenant has, or may be deemed to have, under the Lease or any amendment thereto shall be null, void and of no further force or effect as to the premises herein described.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.

WITNESS:                                  LANDLORD: FIRST ROCK SPRING PARK
                                                    LIMITED PARTNERSHIP

 /s/ Kimberly N. Halston                   BY  /s/ ROBERT P. KOGOD        (SEAL)
--------------------------------             ----------------------------
                                                  General Partner


ATTEST:                                   TENANT:   OPTICAL TECHNOLOGY
                                                    GROUP, INC.



/s/ PATRICIE M. ALSTEN                     BY  /s/ F. WILLIAM CAPLE       (SEAL)
--------------------------------             ----------------------------
Secretary                                         NAME:F. William Caple
(Corporate Seal)                                  TITLE:Executive Vice President


               [CHARLES E. SMITH COMMERCIAL REALTY LETTERHEAD]



October 7, 1999                                              VIA OVERNIGHT MAIL



Ms. Patricia Akstin
Vice President of Operations
Optical Technology Group
6701 Democracy Boulevard, Suite 800
Bethesda, MD 20817

            Re:         Additional Space Amendment
                        One Democracy Plaza
                        6701 Democracy Plaza, Suite 704
                        Bethesda, Maryland

Dear Patricia:

Enclosed is a copy of your fully-executed Additional Space Amendment covering Suite 704 located at 6701 Democracy Boulevard, Bethesda, Maryland.

We appreciate your interest in our property, and we look forward to a continued pleasant relationship. If you have any questions, please contact me.

Sincerely,

/s/ ROBERTA LEVY LISS

Roberta Levy Liss
Associate Vice President
(202) 833-5824

RL/slj

Enclosure

                                ADDITIONAL SPACE

                            SIXTH AMENDMENT TO LEASE

            THIS SIXTH AMENDMENT TO LEASE made this 6th day of October, 1999 by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and OPTICAL TECHNOLOGY GROUP, INC., a Maryland corporation (hereinafter "Tenant").

            WITNESSETH:

            WHEREAS, Landlord and Tenant desire to amend further that certain lease agreement dated January 25, 1996 (the "Lease"), which provides for the leasing of Suites 800, 705 and 709, consisting of approximately 24,397 square feet on the Eighth (8th) and Seventh (7th) floors of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring September 30, 2002; and

           WHEREAS, Tenant desires to lease an additional area of 1,186 square feet on the Seventh (7th) floor of said building known as Suite 704, as delineated on the attached plan.

           NOW, THEREFORE, the parties hereto agree as follows:

               1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 704, containing approximately 1,186 square feet of additional space on the Seventh (7th) floor (the "Additional Leased Space"), making the total Demised Premises 25,583 square feet.

               2. TERM. The term of the Additional Leased Space shall commence September 24, 1999 (the "Effective Date"), and shall expire contemporaneously with the term of the Lease.

               3. BASE RENT. The Base Annual Rent for the Additional Leased Space shall be Thirty-Six Thousand Eight Hundred Eighty-Four and 60/100 Dollars ($36,884.60), payable in equal monthly installments of Three Thousand Seventy-Three and 72/100 Dollars ($3,073.72), in advance in accordance with the terms of the Lease. On the first (1st) anniversary of the Effective Date, and each subsequent anniversary thereof, the Base Annual Rent for the Additional Leased Space only shall be increased by Two and One-Half Percent (2 1/2%) of the Base Annual Rent for the Additional Leased Space only in effect during the previous Lease year. The escalated Base Annual Rent for the Additional Leased Space only so determined shall be the "Base Annual Rent" for all purposes of this Sixth Amendment to Lease, including the calculation of the increase in Base Annual Rent for the Additional Leased Space only for the subsequent Lease Year. The increase in Base Annual Rent for the Additional Leased Space only shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

               4. ADDITIONAL RENT. Commencing on the Effective Date, Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses for the Additional Leased Space only shall be Fifty-Nine Hundredths of One Percent (.59%). For purposes of calculating Additional Rent for the Additional Leased Space only, based on Tenant's pro rata share of increases in Real Estate Taxes and Operating Expenses, the base year shall be Landlord's fiscal year ending December 31, 1999, and Tenant's obligation to pay such Additional Rent for the Additional Leased Space only shall accrue and commence on the first (1st) anniversary of the Effective Date.

               5. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the total sum of up to Eight Thousand Sixty-Three and 61/100 Dollars ($8,063.61) toward the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs. Tenant has directed Landlord to convert the real estate broker's fee of Three Thousand Three Hundred Nineteen and 61/100 Dollars ($3,319.61) into Tenant's improvement allowance, which is included in the aforesaid Eight Thousand Sixty-Three and 61/100 Dollars ($8,063.61).

SIXTH AMENDMENT TO LEASE
PAGE TWO



               6. ACCEPTANCE OF SPACE. Tenant shall accept the Additional
Leased Space in its existing "as is" condition and shall be obligated for the payment of rent hereunder on the Effective Date, regardless of any time required to construct, alter or redecorate the Additional Leased Space to Tenant's requirements.

               7. PARKING. Landlord agrees to arrange for parking in the garage of the building for two (2) additional automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

               8. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on September 22, 1999, then Landlord may market the subject space to others without further notice to Tenant.

               9. SECURITY DEPOSIT. Tenant shall provide Landlord with an additional security deposit in amount equal to Three Thousand Seventy-Three and 72/100 Dollars ($3,073.72).

               10. LEASE. All of the terms and conditions of the Lease, as modified by this Sixth Amendment to Lease, shall remain in full force and effect; expressly provided however that, notwithstanding anything to the contrary, any cancellation option, renewal option, right of first offer or additional space option, however denominated, that Tenant has, or may be deemed to have, under the Lease or any amendment thereto shall be null, void and of no further force or effect as to the premises herein described.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.


WITNESS:                             LANDLORD: FIRST ROCK SPRING PARK
                                               LIMITED PARTNERSHIP


/s/ Kimberley N. Halston             BY: /s/ ROBERT P KOGOD              (SEAL)
------------------------------          --------------------------------
                                               General Partner


ATTEST:                              TENANT:   OPTICAL TECHNOLOGY
                                               GROUP, INC.


/s/ PATRICIE M. ALSTEN               BY  /s/ F. WILLIAM CAPLE            (SEAL)
------------------------------          --------------------------------
Secretary                                  Name:  F. William Caple
(Corporate Seal)                           Title: Executive Vice President

                                ADDITIONAL SPACE
                           SEVENTH AMENDMENT TO LEASE

     THIS SEVENTH AMENDMENT TO LEASE made this 8th day of December, 1999, by and between FIRST ROCK SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter "Landlord"), and ONLINE TECHNOLOGIES GROUP, INC., a Delaware corporation (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, Landlord and Tenant desire to amend further that certain lease agreement dated January 25, 1996 (the "Lease"), which provides for the leasing of Suites 800, 704, 705 and 709, consisting of approximately 25,583 square feet on the Eighth (8th) and Seventh (7th) floors of One Democracy Plaza, located at 6701 Democracy Boulevard, Bethesda, Maryland, for a term expiring September 30, 2002; and

     WHEREAS, Tenant desires to lease an additional area of 971 square feet on the Seventh (7th) floor of said building known as Suite 707, as delineated on the attached plan.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. AREA. Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 707, containing approximately 971 square feet of additional space on the Seventh (7th) floor (the "Additional Leased Space"), making the total Demised Premises 26,554 square feet.

          2. TERM. The term of the Additional Leased Space shall commence on the day after the date the existing occupant of Suite 707 vacates the same and terminates its lease therefor, which is projected to be on or about February 1, 2000 (the "Effective Date"), and shall expire contemporaneously with the term of the Lease.

          3. BASE RENT. The Base Annual Rent for the Additional Leased Space shall be Thirty-One Thousand Seventy-Two and 08/100 Dollars ($31,072.08), payable in equal monthly installments of Two Thousand Five Hundred Eighty-Nine and 34/100 Dollars ($2,589.34), in advance in accordance with the terms of the Lease. On the first (1st) anniversary of the Effective Date, and each subsequent anniversary thereof, the Base Annual Rent for the Additional Leased Space only shall be increased by Two and One-Half Percent (2 1/2%) of the Base Annual Rent for the Additional Leased Space only in effect during the previous Lease year. The escalated Base Annual Rent for the Additional Leased Space only so determined shall be the "Base Annual Rent" for all purposes of this Seventh Amendment to Lease, including the calculation of the increase in Base Annual Rent for the Additional Leased Space only for the subsequent Lease Year. The increase in Base Annual Rent for the Additional Leased Space only shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

          4. ADDITIONAL RENT. Commencing on the Effective Date, Tenant's pro rata share of any increases in Real Estate Taxes and Operating Expenses for the Additional Leased Space only shall be Thirty-Seven Hundredths of One Percent (.37%). For purposes of calculating Additional Rent for the Additional Leased Space only, based on Tenant's pro rata share of increases in Real Estate Taxes and Operating Expenses, the base year shall be Landlord's fiscal year ending December 31, 2000, and Tenant's obligation to pay such Additional Rent for the Additional Leased Space only shall accrue and commence on the first (1st) anniversary of the Effective Date.

          5. LANDLORD'S CONTRIBUTION. Landlord agrees to contribute the total sum of up to Seven Thousand Six Hundred Sixty-One and 19/100 Dollars ($7,661.19) toward the cost of Tenant's remodeling of the Additional Leased Space, which amount Tenant shall receive in the form of a credit toward such remodeling costs. Tenant has directed Landlord to convert the real estate broker's fee of Two Thousand Four Hundred Eighty-Five and 76/100 Dollars ($2,485.76) into Tenant's improvement allowance, which is included in the aforesaid Seven Thousand Six Hundred Sixty-One and 19/100 Dollars ($7,661.19).

SEVENTH AMENDMENT TO LEASE
PAGE TWO

          6. PARKING. Landlord agrees to arrange for parking in the garage of the building for two (2) additional automobiles of Tenant or Tenant's employees at the prevailing monthly rate for such service.

          7. SECURITY DEPOSIT. Tenant shall provide Landlord with an additional security deposit in amount equal to Two Thousand Five Hundred Eighty-Nine and 33/100 Dollars ($2,589.33).

          8. EXECUTION OF DOCUMENT. In the event Tenant does not execute and return this document by the close of business on November 16, 1999, then Landlord may market the subject space to others without further notice to Tenant.

          9. LEASE. All of the terms and conditions of the Lease, as modified by this Seventh Amendment to Lease, shall remain in full force and effect; expressly provided however that, notwithstanding anything to the contrary, any cancellation option, renewal option, right of first offer or additional space option, however denominated, that Tenant has, or may be deemed to have, under the Lease or any amendment thereto shall be null, void and of no further force or effect as to the premises herein described.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.



WITNESS:                           LANDLORD:      FIRST ROCK SPRING PARK
                                                  LIMITED PARTNERSHIP

                                      By: /s/ Robert P. Kogod            (SEAL)
-----------------------               --------------------------------
                                              GENERAL PARTNER



ATTEST:                            TENANT:        ONLINE TECHNOLOGIES
                                                  GROUP, INC.

/s/ Patricie M. Alsten                By /s/ F. William Caple           (SEAL)
-----------------------               --------------------------------
Secretary                                    Name:
(Corporate Seal)                             Title:

================================================================================




                             OFFICE BUILDING LEASE

                                      FOR

                           INFORMATION SCIENCES GROUP

                              ONE DEMOCRACY PLAZA
                              Suites 706 and 706-A
                            Bethesda, Maryland 20817






                   CHARLES E. SMITH REAL ESTATE SERVICES L.P.
                               2345 Crystal Drive
                                  Crystal City
                           Arlington, Virginia 22202



                                  [SMITH LOGO]

                           Charles E. Smith Companies



================================================================================

                               TABLE OF CONTENTS

                        SPECIFIC AND GENERAL PROVISIONS

                                                                                     PAGE
1.   SPECIFIC PROVISIONS..............................................................  1

2.   RENT.............................................................................  4
     2.1     Base Annual Rent
             (a) Payment of Base Annual Rent..........................................  4
             (b) Escalation of Base Annual Rent.......................................  4
     2.2     Additional Rent..........................................................  4
             (a) Real Estate Taxes....................................................  4
             (b) Operating Expenses...................................................  5
     2.3     Additional Rent Estimates and Adjustments................................  5
             (a) Initial Additional Rent Adjustments..................................  5
             (b) Annual Budget........................................................  5
             (c) Additional Rent Reconciliations......................................  5
             (d) Verification of Additional Rent......................................  6
             (e) Fiscal Year..........................................................  6
     2.4     Rent Adjustment Limit....................................................  6
     2.5     Survival of Rent Obligation..............................................  6
     2.6     Pro Rata Share...........................................................  6
     2.7     Prorated Rent............................................................  6
     2.8     Application of Rent......................................................  6
     2.9     Late Payment Fee and Interest Charge.....................................  6
     2.10    Other Tenant Costs and Expenses..........................................  6

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY...........................................  6
     3.1     Tenant Plans, Construction and Rent Liability............................  6
             (a) Preparation of Tenant Plans..........................................  6
             (b) Extension of Construction Timetable..................................  7
             (c) Substantial Completion...............................................  7
     3.2     Possession...............................................................  7
     3.3     Permits..................................................................  7
     3.4     Demised Premises.........................................................  7

4.   SUBLETTING AND ASSIGNMENT........................................................  8
     4.1     Consent..................................................................  8
     4.2     Recapture of Premises....................................................  8
     4.3     Excess Rent and Other Consideration......................................  8
     4.4     Tenant Liability.........................................................  8
     4.5     Reasonable Standards of Consent..........................................  8
     4.6     Other Transfers..........................................................  9
     4.7     Rights on Default........................................................  9

5.   SERVICES AND UTILITIES...........................................................  9
     5.1     Building Standard Services and Utilities.................................  9
     5.2     Overtime Services........................................................  9
     5.3     Excessive Usage..........................................................  9
             (a) Equipment Restrictions...............................................  9
             (b) Excess Electrical Usage...............................................10
             (c) Additional Utility Costs..............................................10
     5.4     Excessive Heat Generation.................................................10
     5.5     Building Security.........................................................10
     5.6     Roof and Auxiliary Spaces.................................................10
     5.7     Trash Removal.............................................................10

6.   USE AND UPKEEP OF PREMISES........................................................10
     6.1     Use.......................................................................10
     6.2     Illegal and Prohibited Uses...............................................10
     6.3     Insurance Rating..........................................................10
     6.4     Alterations...............................................................11
             (a) Approval Required.....................................................11
             (b) Alteration Requirements...............................................11
             (c) Removal of Leasehold Improvements and Tenant's Property...............11
             (d) Compliance with Laws..................................................11
     6.5     Maintenance by Landlord...................................................12
             (a) Landlord Repairs and Maintenance......................................12
             (b) Use of Demised Premises by Landlord...................................12
     6.6     Signs and Publications....................................................12
     6.7     Excessive Floor Load......................................................12
     6.8     Moving and Deliveries.....................................................12
             (a) Prohibitions/Notices..................................................12
             (b) Coordination with Landlord............................................12
             (c) Moving Damages........................................................12



                                      (i)

                               TABLE OF CONTENTS
                                  (continued)

     6.9     Rules and Regulations.....................................................13
     6.10    Tenant Maintenance and Condition of Demised Premises Upon Surrender.......13
     6.11    Tenant Property and Leasehold Improvements................................13
     6.12    Landlord's Right to Perform Tenant's Duties...............................13
     6.13    Medical Waste.............................................................13

7.   ACCESS  ..........................................................................13
     7.1     Landlord's Access.........................................................13
     7.2     Restricted Access.........................................................13
     7.3     Tenant's Access...........................................................13

8.   LIABILITY.........................................................................14
     8.1     Tenant's Property.........................................................14
     8.2     Criminal Acts of Third Parties............................................14
     8.3     Public Liability..........................................................14
     8.4     Construction on Contiguous Property.......................................14
     8.5     Tenant Insurance..........................................................14
             (a) Liability Insurance...................................................14
             (b) Fire and Casualty Insurance...........................................14
             (c) Increases in Coverage.................................................14
             (d) Policy Requirements...................................................14
             (e) No Limitation of Liability............................................14
             (f) Waiver of Subrogation.................................................15
             (g) Business Interruption.................................................15
     8.6     Incident Reports..........................................................15

9.   DAMAGE  ..........................................................................15
     9.1     Damages Caused by Tenant..................................................15
     9.2     Fire or Casualty Damage...................................................15
     9.3     Untenantability...........................................................15
             (a) Restoration Requirements..............................................15
             (b) Casualty Near Expiration of Lease Term................................16

10.  CONDEMNATION......................................................................16
     10.1    Landlord's Right to Award.................................................16
     10.2    Tenant's Right to File Claim..............................................16

11.  BANKRUPTCY........................................................................16
     11.1    Events of Bankruptcy......................................................16
     11.2    Landlord's Remedies.......................................................16
             (a) Termination of Lease..................................................16
             (b) Suit for Possession...................................................17
             (c) Non-Exclusive Remedies................................................17
             (d) Assumption or Assignment by Trustee...................................17
             (e) Adequate Assurance of Future Performance..............................17
             (f) Failure to Provide Adequate Assurance.................................17
     11.3    Guarantors................................................................17
     11.4    Damages...................................................................17

12.  DEFAULTS AND REMEDIES.............................................................17
     12.1    Default...................................................................17
     12.2    Remedies..................................................................17
     12.3    Landlord's Right to Relet.................................................18
     12.4    Recovery of Damages.......................................................18
             (a) Quantification of Damages.............................................18
             (b) Non-Exclusive Rights..................................................19
     12.5    Waiver....................................................................19
     12.6    Anticipatory Repudiation..................................................19
             (a) Repudiation Prior to Commencement Date................................19
             (b) Repudiation of Any Obligation of Tenant During Lease Term.............19
     12.7    Tenant Abandonment of Demised Premises....................................19
             (a) Abandonment...........................................................19
             (b) Landlord Right to Enter and to Relet..................................19
     12.8    Tenant's Property.........................................................19
     12.9    Landlord's Lien...........................................................20
             (a) Right of Distress/Landlord's Lien.....................................20
             (b) UCC Security Interest.................................................20
             (c) UCC Remedies Not Mandatory............................................20
     12.10       Injunctive Relief.....................................................20
     12.11       Independent Covenants.................................................20


                                      (ii)

                               TABLE OF CONTENTS
                                  (continued)

     12.12       Waiver of Redemption..................................................20
     12.13       Attorneys' Fees.......................................................20

13.  SUBORDINATION.....................................................................21
     13.1    Subordination.............................................................21
     13.2    Estoppel Certificates.....................................................21
     13.3    Attornment................................................................21
     13.4    Mortgagee Rights..........................................................21
             (a) Mortgagee Requirements................................................21
             (b) Notices to Mortgagee..................................................22

14.  TENANT'S HOLDOVER.................................................................22
      14.1   With Landlord Consent.....................................................22
      14.2   Without Landlord Consent..................................................22

15.  SECURITY DEPOSIT..................................................................22

16.  QUIET ENJOYMENT...................................................................23

17.  SUCCESSORS........................................................................23

18.  WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS...................................23

19.  LIMITATION OF LANDLORD'S LIABILITY; NOTICE........................................23
     19.1    Landlord's Consent........................................................23
     19.2    Individual Liability......................................................23
     19.3    Notice in Event of Landlord's Default.....................................23

20.  AUTHORITY.........................................................................23

21.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES............................23
     21.1    Hazardous Substances......................................................23
     21.2    Tenant's Restrictions.....................................................24
             (a) Violations............................................................24
             (b) Use...................................................................24
     21.3    Affirmative Obligations...................................................24
             (a) Compliance with Laws..................................................24
             (b) Clean-Up Plans........................................................24
             (c) Information Requests..................................................24
     21.4    Tenant's Indemnity........................................................24
     21.5    Survival of Obligations...................................................24

22.  JOINT AND SEVERAL LIABILITY.......................................................24

23.  DEFINITIONS.......................................................................25
     23.1    Pronouns..................................................................25
     23.2    Demised Premises..........................................................25
     23.3    Lease Term................................................................25
     23.4    Tenant's Property.........................................................25
     23.5    Leasehold Improvements....................................................25

24.  NOTICE TO PARTIES.................................................................25
     24.1    Addresses for Notices.....................................................25
     24.2    Effective Date of Notice..................................................25

25.  NOTICE TO MORTGAGEES..............................................................25

26.  SPECIAL PROVISIONS; EXHIBITS......................................................25
     26.1    Incorporation in Lease....................................................25
     26.2    Conflicts.................................................................25

27.  CAPTIONS..........................................................................25

28.  ENTIRE AGREEMENT; MODIFICATION....................................................25

29.  GOVERNING LAW; SEVERABILITY.......................................................26

30.  BINDING EFFECT OF LEASE...........................................................26

31.  FORCE MAJEURE.....................................................................26

32.  RECORDATION.......................................................................26

33.  TIME OF ESSENCE...................................................................26

34.  BROKERS ..........................................................................26

35.  RELATIONSHIP OF LANDLORD AND TENANT...............................................26


                                     (iii)

      This Lease, made this 23rd day of June, 1998 between FIRST ROCK
SPRING PARK LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "Landlord"), and INFORMATION SCIENCES GROUP, a Maryland corporation (hereinafter referred to as "Tenant").

      Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.   SPECIFIC PROVISIONS

     1.1   PREMISES

           (a)  DEMISED PREMISES: Suites 706 and 706-A.

           (b)  RENTABLE AREA:    Approximately 2,710 square feet (Modified
                                  Washington D.C. Association of Realtors
                                  standard floor area measure as defined in Exhibit G).

           (c)  COMPLEX:          The buildings, improvements and grounds known
                                  as Democracy Plaza, of which the Building is a part.

           (d)  BUILDING:         ONE DEMOCRACY PLAZA

           (e)  ADDRESS:          6701 Democracy Boulevard
                                  Bethesda, Maryland 20817

     1.2   LEASE DATES

           (a)  LEASE TERM:       The term of this Lease ("Lease Term") shall
                                  be Five (5) years, commencing on June 1, 1998
                                  ("Commencement Date"), and expiring on May
                                  31, 2003, both dates inclusive, unless sooner terminated in accordance with the provisions of this Lease.

           (b)  BASE YEAR:        Base Year shall be defined as the period
                                  commencing on January 1, 1998, and ending on December 31, 1998.

           (c)  FISCAL YEAR:      Fiscal Year shall be defined as each annual
                                  period, or portion thereof, included within the Lease Term commencing on January 1, and ending on December 31.

           (d)  LEASE YEAR:       The first Lease Year shall commence on the
                                  Commencement Date and shall terminate at 11:59 p.m. on the day before the first anniversary of the Commencement Date. All subsequent Lease Years shall be for twelve calendar months, except that the last Lease
                                  Year shall terminate on the date this Lease expires or is terminated in accordance with the provisions hereof.

           (e)  CALENDAR
                YEAR: Calendar Year (sometimes appearing as `calendar year') shall be defined as each annual period from January 1 through the immediately following December 31.

     1.3   BASE ANNUAL RENT

           (a) INITIAL BASE ANNUAL RENT: Seventy-Three Thousand One Hundred Seventy and 00/100 Dollars ($73,170.00), payable in equal monthly installments of Six Thousand Ninety-Seven and 50/100 Dollars ($6,097.50), hereinafter referred to as "base monthly rent", for the first Lease Year.

           (b) PERCENTAGE FACTOR: Three Percent (3%).

     1.4   BASE YEAR COSTS

           Not Applicable.

     1.5   ADDITIONAL RENT

           Additional Rent shall be payable by Tenant in accordance with
           Section 2, commencing June 1, 1999, consisting of each of the following:

           (a) INCREASES IN REAL
               ESTATE TAXES:       Tenant's pro rata share (based on 223,967
                                   square feet of office space in the
                                   Building), equal to One and Twenty-One
                                   Hundredths Percent (1.21%), of the amount of Real Estate Taxes in excess of the Base Year
                                   Real Estate Taxes.

           (b) INCREASES IN
               OPERATING
               EXPENSES:           Tenant's pro rata share (based on 223,967
                                   square feet of office space in the
                                   Building), equal to One and Twenty-One
                                   Hundredths Percent (1.21 %), of the amount of Operating Expenses in excess of the Base
                                   Year Operating Expenses.

     1.6   SECURITY DEPOSIT

           Two Thousand Eight Hundred Thirty-Two and 63/100 Dollars ($2,832.63), to be transferred from Tenant's present security deposit account.

     1.7   STANDARD BUILDING OPERATING DAYS AND HOURS

           8:00 A.M. to 6:00 P.M. Monday - Friday

           8:00 A.M. to 1:00 P.M. Saturday

     1.8   USE OF PREMISES

           General office use in keeping with the quality and nature of this first class office building.

     1.9   (a) ADDRESS FOR NOTICES TO TENANT

               Information Sciences Group
               6701 Democracy Boulevard
               Suite 706
               Bethesda, Maryland 20817

           (b) ADDRESS FOR NOTICES TO LANDLORD

               First Rock Spring Park Limited Partnership
               c/o Charles E. Smith Real Estate Services L.P.
               2345 Crystal Drive
               Arlington, VA 22202

           (c) ADDRESS FOR PAYMENT OF RENT

               First Rock Spring Park Limited Partnership
               c/o Charles E. Smith Real Estate Services L.P.
               P.O. Box 641472
               Pittsburgh, PA 15264-1472

      1.10  SPECIAL PROVISIONS

      Rent                                                           Section 36
      Landlord's Contribution                                        Section 37
      Accrual of Rent Obligation                                     Section 38
      Parking                                                        Section 39
      Construction of Premises and Occupancy                         Section 40
      Subletting and Assignment                                      Section 41
      Services and Utilities                                         Section 42
      Use and Upkeep of Premises                                     Section 43
      Access                                                         Section 44
      Liability                                                      Section 45
      Damage                                                         Section 46
      Defaults and Remedies                                          Section 47
      Subordination                                                  Section 48
      Tenant's Holdover                                              Section 49
      Tenant's Responsibility Regarding Hazardous Substances         Section 50
      Brokers and Commissions                                        Section 51
      Legal Compliance                                               Section 52
      Execution of Document                                          Section 53

      1.11  EXHIBITS TO LEASE

            Exhibit A- Not Applicable
            Exhibit B- Not Applicable
            Exhibit C- Building Rules and Regulations
            Exhibit D- Cleaning Specifications
            Exhibit E- Not Applicable
            Exhibit F- Not Applicable
            Exhibit G- Rentable Area Definition

      IN WITNESS WHEREOF, Landlord has caused this Lease, composed of Specific Provisions, General Provisions, Special Provisions and Exhibits, to be signed and sealed by one or more of its Officers, General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.

WITNESS:                LANDLORD:                FIRST ROCK SPRING PARK LIMITED
                                                 PARTNERSHIP

/s/ Kimberly N. Halston            BY:
-----------------------              -------------------------------------(SEAL)
                                     General Partner

ATTEST:                            TENANT:           INFORMATION SCIENCES GROUP


CORPORATE   /s/ Erin K. Murphy      BY  /s/ Charles Oakley, President
         ---------------------        ------------------------------------(SEAL)
SEAL       Secretary                  Name:
                                      Title:

                               GENERAL PROVISIONS

2.    RENT

 2.1  BASE ANNUAL RENT

      (a) Payment of Base Annual Rent. Tenant shall pay the first monthly installment of Base Annual Rent specified in Section 1.3 upon execution of this Lease. After the Commencement Date, Tenant shall pay the remaining monthly installments of Base Annual Rent in advance without deduction, demand, right of set-off or recoupment, in immediately available funds, on the first day of each and every calendar month throughout the entire Lease Term specified in Section 1.2(a), to Charles E. Smith Real Estate Services L.P. ("Landlord's Agent"), by electronic funds transfer if requested by Landlord, or otherwise at the address specified in Section 1.9(b) or 1.9(c), as applicable, or to such other person or at such other place as Landlord may hereafter designate in writing.

      (b) Escalation of Base Annual Rent. Commencing on the first anniversary date of the Commencement Date and continuing on each subsequent anniversary thereof, the Base Annual Rent shall be increased by the Percentage Factor stipulated in Section 1.3(b) times the Base Annual Rent payable for the preceding Lease Year (all of which shall be calculated without giving effect to any waiver of rent or rent credit otherwise provided to Tenant). The escalated Base Annual Rent so determined shall be the "Base Annual Rent" for all purposes of this Lease, including the calculation of the increase in Base Annual Rent for the subsequent Lease Year.

 2.2 ADDITIONAL RENT. Commencing on the date set forth in Section 1.5 and continuing throughout the Lease Term, Tenant shall pay as Additional Rent Tenant's pro rata share of any (i) Real Estate Taxes and (ii) Operating Expenses, in excess of the (i) Real Estate Taxes and (ii) Operating Expenses, respectively, paid by Landlord in the Base Year. Additional Rent shall be determined as follows:

      (a) Real Estate Taxes. Tenant shall pay Tenant's pro rata share, as defined in Section 1.5(a), of any Real Estate Taxes paid during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the amount of Real Estate Taxes paid during the Base Year.

          (i) The term "Real Estate Taxes" shall mean (1) all taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease Term), water, sewer, transportation or other excises, levies, license fees, permit fees, impact fees, inspection fees, and other authorization fees and other similar charges, in each case whether general or special, levied or assessed, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the Lease Term, may, by any governmental or taxing authority, be assessed, levied, confirmed, or imposed on or in respect of, or be a lien upon, the land and the building improvements of which the Demised Premises are a part, and on any land and/or improvements now or hereafter owned by Landlord and/or others that provide the Complex or locality or the Demised Premises with other services, programs, amenities or common facilities, together with (2) any other tax imposed on real estate or on owners of real estate generally, including taxes imposed on leasehold improvements which are assessed against the Landlord and taxes upon or with respect to any activity conducted on the land and improvements of which the Demised Premises are a part, upon this Lease or any rent reserved or payable hereunder, upon the revenues or receipts from the land and improvements of which the Demised Premises are a part, or upon the use or occupancy thereof, and (3) to the extent the following taxes are in lieu of or a substitute for any other taxes which are, or would be, payable by Landlord as Real Estate Taxes, (a) any income, excess profits, or other taxes of Landlord determined on the basis of its income, receipts, or revenues, (b) any estate, inheritance, succession, gift, capital levy, or similar tax of Landlord, (c) any franchise, capital stock, or similar taxes of Landlord and (d) any income, excess profits, or other taxes of Landlord determined on the basis of its income or revenue derived pursuant to this Lease.

          (ii) If Real Estate Taxes paid during the Base Year are subsequently reduced by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, the Real Estate Taxes deemed to have been paid during the Base Year shall be decreased and Landlord may promptly bill Tenant for the Additional Rent not previously paid by Tenant for any Fiscal Year during the Lease Term, based upon the reduced amount of Real Estate Taxes deemed paid during the Base Year.

          (iii) If the Building's occupancy level is seventy percent (70%) or less for six (6) months or more during any Fiscal Year other than the Base Year, or if all land and improvements upon which Real Estate Taxes are or may be assessed pursuant to Section 2.2(a)(i) above are not fully assessed during any portion of any Fiscal Year other than any portion of the Base Year, then the Real Estate Taxes paid during such Fiscal Year or portion thereof (other than the Base Year) may be adjusted, at Landlord's sole option, to project the Real Estate Taxes as if the Building were one hundred percent (100%) occupied and/or all land and improvements are fully assessed during such Fiscal Year as reasonably estimated by Landlord using standard accounting procedures so that Tenant's share of the Real Estate Taxes is the amount which Tenant would bear if the Building were fully occupied and/or if all land and improvements upon which Real Estate Taxes may be assessed were fully assessed during the entire such Fiscal Year. For example, if the occupancy rate for the Building during at least six (6) months of a Fiscal Year is seventy percent (70%), and if the real estate tax bill to Landlord is $240,000 based on the less-than-complete occupancy of the Building, and if Landlord estimates that the Real Estate Taxes that would have been paid if the Building had been one hundred percent (100%) occupied by tenants would have been Three Hundred Thousand Dollars ($300,000), then Tenant would pay as Additional Rent pursuant to Section 1.5(a) its pro rata share of the amount by which $300,000 exceeds the Real Estate Taxes which were paid during the Base Year.

          (iv) In addition to the pro rata share of any increase in Real Estate Taxes to be paid by Tenant pursuant to Sections 2.2(a)(i), (ii) and (iii) above, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to the cost or value of Tenant's Property or by the cost or value of any Leasehold Improvements made in or to the Demised Premises by or for Tenant, regardless of whether title to such Leasehold Improvements shall be in Tenant or Landlord, and for all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof to the extent such taxes are not included in Real Estate Taxes.

      (b) Operating Expenses. Tenant shall pay Tenant's pro rata share, as indicated in Section 1.5(b), of any Operating Expenses paid during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the Operating Expenses paid during the Base Year.

          (i) The term "Operating Expenses" shall mean any and all expenses of Landlord in connection with the servicing, insuring, operation, maintenance, replacement and repair of the Building and related interior and exterior appurtenances of which the Demised Premises are a part, or for health, welfare or safety; expenses, if any, of Landlord either alone or in conjunction with others to maintain common facilities, amenities, programs and services required or approved by jurisdictional authorities for the Building, the building site, the Complex or the locality in which the Complex is situated; the cost of any services to achieve a reduction of, or to minimize the increase in, Operating Expenses or Real Estate Taxes; management fees; vault rentals; business license, personal property and other taxes; capital expenditures and other costs of Landlord for equipment or systems installed to reduce or minimize increases in Operating Expenses or to comply with any governmental or quasi-governmental ordinance or requirement (at the option of Landlord, such costs, with interest, may be recovered from Tenant in installments simultaneous with the payment of monthly installments of Base Annual Rent in accordance with a cost repayment schedule based on the useful life of such equipment or systems). At the sole discretion of Landlord, certain of these expenses may be equitably apportioned among two or more buildings in the Complex.

          (ii) The term "Operating Expenses" shall not include any of the following, except to the extent that such costs and expenses are specifically included in Operating Expenses as described in Section 2.2(b)(i) above: capital expenditures and depreciation of the Building; painting and decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the Building; insurance reimbursements of Operating Expenses to Landlord; Real Estate Taxes; brokerage commissions; and marketing expenses.

          (iii) If the Building's occupancy level is seventy percent (70%) or less for six (6) months or more during any Fiscal Year other than the Base Year, or if all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to Section 2.2(b)(i) above were not fully complete and operational, or if any tenant is separately paying for services or utilities furnished to its premises or is provided with fewer services than customarily provided for tenants of general office space in the Building, then Operating Expenses paid during such Fiscal Year or portion thereof (other than the Base
Year) may be adjusted, at Landlord's sole option, to include all additional expenses, as estimated by Landlord applying standard accounting procedures, so that Tenant's share of Operating Expenses is the amount which Tenant would bear if the Building were fully occupied by tenants and all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to
Section 2.2(b)(i) above were fully complete and operational during the entire such Fiscal Year using services and utilities customarily provided for general office use. For example, if the occupancy rate for the Building during at least six (6) months of a Fiscal Year is seventy percent (70%), and if the janitorial contractor charges $1.00 per square foot of occupied rentable area per year, and if the Building contains 100,000 square feet of rentable area, and if Landlord estimates that the Operating Expenses that would have been paid if the Building had been one hundred percent (100%) occupied by tenants, using such customary janitorial services during such year, would have been $100,000, then Tenant would pay as Additional Rent pursuant to Section 1.5(b) its pro rata share of the amount by which $100,000 exceeds the Operating Expenses which were paid during the Base Year.

  2.3 ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS.

      (a) Initial Additional Rent Adjustments. Landlord at its option may submit to Tenant prior to the date set forth in Section 1.5 a statement of Landlord's reasonable estimate of the increases described in Sections 2.2(a) and (b) above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases, in which event Tenant shall pay such estimated Additional Rent to Landlord in equal monthly installments beginning on the date set forth in Section 1.5, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent. In the alternative, as soon as practicable after the end of the calendar year in which Tenant's obligation to pay Additional Rent pursuant to Sections 2.2(a) and (b) commences, Landlord may submit a lump sum statement to Tenant of the actual increases in Real Estate Taxes and/or Operating Expenses, if any, which were paid during the Fiscal Year which ended during such calendar year over the Real Estate Taxes and Operating Expenses which were paid during the Base Year, all as prorated based upon that portion of the Fiscal Year falling within the initial partial year of the Lease Term, and Tenant shall pay its pro rata share as Additional Rent on the date and in the manner required for the next monthly installment of Base Annual Rent due after submission of Landlord's statement.

      (b) Annual Budget. Subsequent to the Calendar Year in which Tenant's obligation to pay each component of Additional Rent pursuant to Section 2.2 commences, Tenant shall thereafter pay each such component of Additional Rent in twelve equal monthly installments based upon Landlord's estimates. In order to provide for the current monthly payment of each component of Additional Rent described herein, Landlord shall submit to Tenant a statement of Landlord's reasonable estimate of the increases described in Section 2.2 above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases. Tenant agrees to pay each such estimated component of Additional Rent to Landlord in twelve equal installments beginning on January 1, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent.

      (c) Additional Rent Reconciliations. After the end of each Calendar Year, Landlord will submit to Tenant an audited financial statement of the actual increases in Real Estate Taxes and Operating Expenses paid during the Fiscal Year which ended during such Calendar Year over the Real Estate Taxes and Operating Expenses which were paid during the Base Year, respectively. Such statement shall also indicate the amount of Tenant's excess payment or underpayment of Additional Rent based on Landlord's estimate described in Sections 2.3(a) and 2.3(b). If Additional Rent paid by Tenant during the preceding Calendar Year shall be in excess of, or less than, the aggregate of its share of the actual increase in Real Estate Taxes and Operating Expenses, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement. Tenant shall either pay any Additional Rent due with the installment of Base Annual Rent due for the month following submission of Landlord's statement, or pay any Additional Rent due within thirty
(30) days if the Lease Term has expired or has otherwise been terminated. Tenant shall deduct its excess payment, if any, from the installment of Base Annual Rent due for the month following submission of Landlord's statement, or following the expiration or earlier termination of the Lease Term, Tenant shall be reimbursed for any excess payments made, less any amounts then due Landlord under this Lease, upon demand.

              (d) Verification of Additional Rent. Unless Tenant asserts specific errors within thirty (30) days after Landlord has submitted the audited financial statement for a Fiscal Year to Tenant, Tenant shall have no right to contest the amount of Tenant's pro rata share of Real Estate Taxes and/or Operating Expenses or the statement submitted by Landlord. No such assertion of error by Tenant shall extend the time for payments as set forth in Sections 2.2 and 2.3 above. If Tenant has given a timely assertion of error and if it shall be determined by Landlord there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to any sums then due Landlord under this Lease and then to the next installment(s) of Additional Rent until fully credited for the overpayment, or refunded if Tenant has vacated the Demised Premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) business days of Tenant's receipt of such statement.

              (e) Fiscal Year. Landlord shall have the right to change its Fiscal Year from time to time. If Landlord changes its Fiscal Year during the Lease Term, thereby creating a Fiscal Year with fewer than twelve (12) months (hereinafter "short year"), the Real Estate Taxes and Operating Expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual Real Estate Taxes and Operating Expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Sections 2.2(a) and 2.2(b) for the short year.

       2.4 RENT ADJUSTMENT LIMIT. Notwithstanding any deductions from or adjustments to Base Annual Rent and Additional Rent as provided for above, in no event shall the total monthly installment of Base Annual Rent and Additional Rent to be paid by Tenant in any month during the Lease Term or any extension thereof be less than the monthly installment of Base Annual Rent stipulated in
Section 1.3, except as required as the result of the Landlord's application of a credit due to Tenant pursuant to Section 2.3(c).

       2.5 SURVIVAL OF RENT OBLIGATION. The obligation of Tenant with respect to payment of Base Annual Rent, as defined in Section 2.1, and Additional Rent as defined in Sections 2.2 and 2.10, together with all other sums due hereunder, accrued and unpaid during the Lease Term, shall survive the expiration or earlier termination of this Lease.

       2.6 PRO RATA SHARE. Tenant's "pro rata share" stipulated in Sections 1.5(a) and 1.5(b) represent the ratio that the total rentable area of the Demised Premises bears to the total rentable area of the Building. In the event of any dispute as to the Tenant's "pro rata share", certification of the "pro rata share" by Landlord's architect shall be binding on both Landlord and Tenant.

       2.7 PRORATED RENT. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for one or more full calendar months in a partial Fiscal Year at the beginning or end of the Lease Term shall be prorated based upon the number of months in the Fiscal Year. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for a portion of a calendar month shall be prorated based upon the number of days in the applicable calendar month.

       2.8 APPLICATION OF RENT. No payment by Tenant or receipt by Landlord of lesser amounts of Base Annual Rent or Additional Rent than those required by this Lease shall be deemed to be other than on account of the earliest unpaid stipulated Base Annual Rent or Additional Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or Additional Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent and Additional Rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of Base Annual Rent or Additional Rent shall first be applied to any Base Annual Rent, Additional Rent or other sums owed to Landlord by Tenant as set forth elsewhere in this Lease or if Tenant shall be in default when said credit shall be owed.

       2.9 LATE PAYMENT FEE AND INTEREST CHARGE. In the event any installment of Base Annual Rent or Additional Rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as Additional Rent (a) a late payment fee equal to five percent (5%) of the payment as liquidated damages for the additional administrative costs incurred by Landlord as a result of such late payments, plus (b) an interest charge calculated at the rate of eighteen percent (18%) per annum on the delinquent payment from the date due until paid.

       2.10 OTHER TENANT COSTS AND EXPENSES. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed Additional Rent, whether or not the same is specifically designated herein as Additional Rent, and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for the nonpayment of Base Annual Rent and Additional Rent payable pursuant to Sections 2.1 and 2.2, including assessment of late payment fees and interest charges.

3.            CONSTRUCTION OF PREMISES AND OCCUPANCY

       3.1 TENANT PLANS, CONSTRUCTION AND RENT LIABILITY. Exhibit F attached to this Lease, describes the obligations of Landlord and Tenant, and the respective time periods for performance thereof, for the preparation and approval of construction plans, cost estimates, working drawings and completion of improvements and fixturing for occupancy. The improvements to be constructed by Landlord in the Demised Premises are hereinafter referred to as the "Construction Improvements". Said time periods shall apply irrespective of whether Tenant uses the architect, engineer and/or general contractor selected by Landlord, or firms of Tenant's own selection. The Tenant shall deliver to Landlord, by the date specified on Exhibit F, a preliminary plan approved in writing by the Tenant showing Tenant's partition, electrical and telephone requirements, planned occupancy numbers and distribution within the Demised Premises, and all other requirements set forth in the Tenant Plans Guidelines, attached hereto and made a part hereof as Exhibit E, or otherwise deemed necessary by the Landlord for the preparation of the working drawings and cost estimate.

              (a) Preparation of Tenant Plans.

                  (i) If Tenant uses architects and engineers selected by Landlord, Landlord shall pay for preparation of the first preliminary plan (and one revision) specified on Exhibit F, and the first set of working drawings (and one set of revisions) for building standard design features (as defined in the Outline Specifications, if any, attached hereto and made a part hereof as Exhibit B, and applicable to first generation space only) or for design features to be built at Landlord's expense (applicable to space other than first generation space); all subsequent revisions of preliminary plans and working drawings, plus the cost of all design work related to above building standard design features and for design features not to be built at Landlord's expense, as applicable, shall be at Tenant's expense.

                  (ii) If Tenant's architect or engineer prepares the preliminary plan, the preliminary plan and all revisions thereto shall be at Tenant's expense. Landlord shall pay for one set of working drawings for building standard design features (applicable to first-generation space) or for design features to be built at Landlord's expense (applicable to space other than first-generation space) and one cost estimate. All design work related to above building standard design features and to design features not to be built at Landlord's expense and all subsequent revisions to drawings and estimates shall be at Tenant's expense. Landlord shall have the right to approve any architect and/or engineer selected by Tenant, which approval shall not be unreasonably withheld, and each of Tenant's architects and engineers shall be licensed in the jurisdiction in which the Demised Premises are located and shall maintain (and provide Landlord with evidence of the existence of) professional liability insurance adequate in Landlord's reasonable judgment.

                  (iii) Tenant's preliminary plan, whether prepared by an architect or engineer selected by Landlord or by Tenant's architect or engineer, shall provide sufficient information to permit Landlord to have working drawings and cost estimate prepared. Tenant's preliminary plan shall be certified by the architect or engineer preparing same to be in compliance with applicable building and fire codes, and with The Americans with Disabilities Act and all amendments, modifications, extensions, replacements, regulations, orders and directives in connection therewith (the "ADA"). If the Demised Premises as reflected on Tenant's plans are not in compliance with applicable building and fire codes, or do not comply with all requirements of the ADA, then Tenant's plans shall not be, nor shall they be deemed to be, acceptable to Landlord. Landlord's approval of Tenant's plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building or fire codes, laws or regulations, or the ADA, nor shall it impose any liability whatsoever upon Landlord. If Tenant's preliminary plans are acceptable to Landlord, Landlord shall have working drawings prepared within the time period set forth on Exhibit F, and when the working drawings are completed by the architect and engineer, the Tenant shall approve in writing both the working drawings and Landlord's final cost estimate within the number of working days stipulated on Exhibit F. Tenant's failure to approve or disapprove any estimates or plans within the time periods set forth on Exhibit F shall be deemed to constitute approval for purposes of this Section.

              (b) Extension of Construction Timetable. Nothing contained in this
Section 3.1, nor any delay in completing the Demised Premises, shall in any manner affect the Commencement Date set forth in Section 1.2 or Tenant's liability for payment of Base Annual Rent and Additional Rent from such Commencement Date, except as follows. If Landlord requires longer than the number of working days stipulated on Exhibit F to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary plan, or if Landlord requires longer than the number of working days stipulated on Exhibit F to substantially complete Construction Improvements in the Demised Premises after the final working drawings and cost estimate have been approved by the Tenant in writing, then the Commencement Date shall be postponed by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of Construction Improvements, as the case may be, which postponement shall be Tenant's sole and exclusive remedy. In the event Tenant delays approval of either the preliminary plan, the working drawings and/or the final cost estimate or makes changes in the work after approval of working drawings and the final cost estimate, or Tenant's contractors interfere with Landlord's work, thereby delaying substantial completion and Landlord's tender of possession of the Demised Premises to Tenant, Tenant shall nevertheless remain liable for the payment of Base Annual Rent and Additional Rent from the Commencement Date specified in
Section 1.2. Time is of the essence as to the Tenant's performance within the time periods specified for approval of plans and cost estimates set forth on Exhibit F pursuant to this Section 3.1.

              (c) Substantial Completion. For the purposes of this Section 3.1, "substantial completion" of the Construction Improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings and final cost estimate has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the Demised Premises without causing material interference with Tenant's reasonable use of the Demised Premises (i.e., "punch-list" items) in accordance with the "use of the premises" as defined in Section 1.8. In the event Tenant's plans specify any Construction Improvements that are not building standard, or are not immediately available in the metropolitan Washington, D.C., area within the time period for construction set forth on Exhibit F, the delivery and installation of which precludes Landlord from substantially completing the Construction Improvements in the Demised Premises by the Commencement Date specified in Section 1.2, Tenant shall nevertheless remain liable for the payment of Base Annual Rent and Additional Rent from such Commencement Date.

       3.2 POSSESSION. If Landlord shall be unable to tender possession of the Demised Premises on the Commencement Date set forth in Section 1.2 by reason of: (a) the fact that the Demised Premises are located in a building being constructed and which has not been sufficiently completed to make the Demised Premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; (c) the Construction Improvements have not been substantially completed due to delays by Landlord; or (d) for any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. Under such circumstances the Base Annual Rent and Additional Rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is tendered to Tenant. No such failure to tender possession on the Commencement Date set forth in Section 1.2 shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in Section 1.2. In the event the actual Commencement Date does not occur within one (1) year of the date this Lease is fully executed and delivered by Landlord and Tenant, then Landlord, without further liability to Tenant, shall have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease, and that Tenant shall be responsible for payment of Base Annual Rent, in advance, at the rate of 1/30th of the base monthly rent set forth in Section 1.3 for each day of such occupancy prior to the Commencement Date, and Additional Rent set forth in Section 1.5 shall begin to accrue on such date of possession.

       3.3 PERMITS. Tenant shall be responsible for obtaining at its sole cost and expense the construction and occupancy permits for the Demised Premises. Tenant shall be responsible for obtaining any other permits or licenses necessary for its lawful occupancy of the Demised Premises. Tenant shall provide Landlord with a copy of all such permits and licenses.

       3.4 DEMISED PREMISES. Landlord shall have the right to change the location and configuration of the Demised Premises at any time, subject to the following terms and conditions: (a) subsequent to the Commencement Date, Landlord shall provide Tenant not less than thirty (30) days advance written notice of the date Tenant must vacate the Demised Premises; (b) Landlord shall provide Tenant with substitute space of similar nature and size elsewhere in the Building or in the Complex (the "Substitute Premises"); and (c) Landlord shall at Landlord's expense remove Tenant's Property from the Demised Premises and reinstall them in the Substitute Premises, and redecorate the Substitute Premises in a manner substantially similar to the manner in which the Demised Premises were decorated. Landlord shall use reasonable efforts to minimize the disruption to Tenant's business, but in no event shall Landlord be liable for any loss of business or other damages to or expenses of Tenant, except for any physical damage to Tenant's Property incurred during the move. Within ten (10) days after Landlord submits an amendment of this Lease or a replacement lease indicating the location and configuration of the Substitute Premises, Tenant shall execute such amendment or lease, as applicable, and deliver it to Landlord, failing which Tenant hereby irrevocably appoints Landlord as its special attorney-in-fact to execute such amendment or lease, as applicable, the foregoing power of attorney being deemed to be coupled with an interest.

4.     SUBLETTING AND ASSIGNMENT

       4.1 CONSENT. Without the prior written consent of Landlord, not to be unreasonably withheld or delayed in accordance with Section 4.5, Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or entity, or transfer or assign this Lease, and no subletting or assignment hereof shall be effected by operation of law or in any other manner, such as the transfer of all or substantially all of Tenant's assets or voting control of Tenant's stock, partnership interest or other equity, without such prior written consent of Landlord. If Tenant is a partnership, then any sale, conveyance, or other transfer of, or the grant of a security interest in, any partnership interest, or any dissolution of Tenant, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a partner or partners owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any sale, conveyance, or other transfer of, or grant of a security interest in any controlling shares of stock, dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a shareholder or shareholders owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. All permitted sublettings and assignments of the Demised Premises and this Lease shall be subject to the provisions of this Lease, including but not limited to Section
4.3. No assignment shall be made except for the entire Demised Premises and Tenant further agrees that any permitted assignment of this Lease or subletting of the Demised Premises may be conditioned upon payment by Tenant of consideration and the delivery of such additional guarantees, collateral and/or other security as determined by Landlord. Any subletting or assignment consented to by Landlord, to be effective, shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting. The collection or acceptance of rent from any such assignee, subtenant or other occupant shall not constitute a waiver of or release of Tenant from any covenant or obligation contained in this Lease, nor shall such acceptance of rent be deemed to create any right to the Demised Premises in such assignee, subtenant or other occupant, nor any legal or other relationship between the Landlord and any such assignee, subtenant or other occupant. Landlord's acceptance of any name for listing on the Building directory shall not be deemed, nor will it substitute for, Landlord's consent as required by this Lease, to each sublease, assignment and any other occupancy of the Demised Premises. In the event that Tenant defaults under this Lease in the payment of Base Annual Rent or Additional Rent, Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant and hereby authorizes each such subtenant, assignee and other occupant to pay said rent and other sums directly to Landlord upon demand. Any transfer of this Lease or the Demised Premises, or any transfer of any interest in Tenant restricted pursuant to this Section 4.1, without the prior written consent of Landlord pursuant to this Section 4.1 shall be void. By taking a transfer of this Lease by assignment, transfer of interest in Tenant, or by any other manner described in this Section 4.1, or otherwise with Landlord's consent to the transfer, the transferee shall be bound by all provisions of this Lease, which shall be binding upon the transferee as if the transferee had signed this Lease in lieu of the original Tenant named herein.

       4.2 RECAPTURE OF PREMISES. In the event Tenant desires to sublet the Demised Premises or assign this Lease or effect the transfer of any interest in this Lease or in Tenant restricted pursuant to Section 4.1, Tenant shall give to Landlord written notice of Tenant's intended subtenant, assignee or transferee in order to secure Landlord's written consent in accordance with Section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right, at its option: (i) to terminate this Lease by giving Tenant not less than thirty (30) days notice if Tenant's notice states the Tenant's desire to assign this Lease or sublet more than fifty percent (50%) of the Demised Premises or effect a restricted transfer of an interest in this Lease or in Tenant; or (ii) if Tenant's notice states the Tenant's desire to sublet a portion of the Demised Premises, to terminate this Lease and simultaneously to enter into a new lease with Tenant for that portion of the Demised Premises Tenant may desire to retain upon the same terms, covenants and conditions as then set forth in this Lease, prorated based upon the space retained by Tenant. If Landlord exercises its right to terminate this Lease pursuant to clauses (i) or (ii) above, Tenant agrees that Landlord shall have access to all or any portion of the Demised Premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes. Tenant shall promptly execute such lease amendments and other documents as Landlord may require to effectuate the terms and intent of this Section 4.2.

       4.3 EXCESS RENT AND OTHER CONSIDERATION. Any rent and other consideration accruing to Tenant as the result of any sublease or any assignment of this Lease, which is in excess of the pro rata share of Base Annual Rent and Additional Rent then being paid by Tenant for all or a portion of the Demised Premises being sublet or assigned, shall be paid by Tenant to Landlord monthly as Additional Rent. Any consideration accruing to Tenant as the result of any transfer of interest in Tenant restricted pursuant to Section 4.1, which is paid or deemed paid in regard to the value of this Lease and which is in excess of the pro rata share of the Base Annual Rent and Additional Rent which would have been paid by Tenant during the Lease Term for such space, shall be paid by Tenant to Landlord promptly as Additional Rent.

       4.4 TENANT LIABILITY. In the event of any subletting of the Demised Premises or assignment of this Lease by Tenant or transfer of an interest in this Lease or in Tenant, Tenant shall remain liable to Landlord for payment of the Base Annual Rent and Additional Rent stipulated herein and all other covenants and conditions contained herein. No subletting of the Demised Premises or assignment of this Lease or transfer of an interest in this Lease or in Tenant shall operate to release, discharge or otherwise affect the liability of any guarantors, co-signers or other parties liable to Landlord pursuant to the terms of any guaranty or otherwise for the obligations of Tenant under this Lease.

       4.5 REASONABLE STANDARDS OF CONSENT. Tenant acknowledges that Landlord, in considering whether to grant or withhold consent required of Landlord pursuant to this Section 4, shall be entitled to apply any or all of the following criteria:

              (a) The financial strength of proposed
subtenant/assignee/transferee must be acceptable to Landlord in Landlord's reasonable discretion based on adequate current and historical financial information given by Tenant. Landlord shall be entitled to receive, and Tenant shall deliver or cause others to deliver, such guarantees, collateral and other security as Landlord shall request in conjunction with any prospective sublease, assignment or other transfer. Failure to provide such financial information, guarantees, collateral and other security shall be grounds for Landlord to withhold or deny consent;

              (b) The proposed subtenant/assignee/transferee must have a good reputation in the business community and must be credit-worthy;

              (c) Use of the Demised Premises by the proposed subtenant/assignee/transferee must be identical to the use permitted by this Lease;

              (d) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate or create any potential violation of any laws and must be in keeping with the character of the Building and the Complex;

              (e) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate, or cause Landlord to violate, any other leases, agreements or mortgages affecting (i) the Demised Premises, the Building, the Complex or the land related to such improvements, or (ii) the Landlord, Landlord's Agent or other tenants, whether such leases, agreements or mortgages were entered into prior or subsequent to this Lease;

              (f) The proposed use shall be compatible with all other uses within the Building or Complex and the proposed use or user shall not cause a diminution in the reputation of the Building, the Complex, Landlord, Landlord's Agent or other tenants;

              (g) The proposed subtenant/assignee/transferee shall have no right to further sublet the subleased premises, nor to further assign this Lease, nor to further transfer any interest in such proposed subtenant/assignee/transferee;

              (h) In the event Tenant is in default, consent may be withheld irrespective of whether these other criteria are met by the proposed subtenant/assignee/transferee.

       4.6 OTHER TRANSFERS. Notwithstanding anything herein to the contrary, Tenant shall not pledge, assign, transfer, encumber or otherwise convey its interest in the Demised Premises conditionally or as security for any obligations of Tenant to any third party, or otherwise. Any such transfer in violation of this provision shall be void.

       4.7 RIGHTS ON DEFAULT. In the event Tenant defaults under this Lease, in addition to the rights and remedies of Landlord outlined in Section 12, Landlord, at its option, may elect to recognize any sublease between Tenant and any subtenant, or any agreement by which Tenant has granted any leasehold estate or interest in the Demised Premises, as a direct lease or agreement between Landlord and such subtenant or other grantee, upon written notice to Tenant and such subtenant or other grantee, without releasing or affecting the liability of Tenant to Landlord under this Lease, and Tenant shall be deemed to have assigned its interest in such sublease or other agreement to Landlord (without the need for executing any further documentation evidencing same) and such subtenant or other grantee shall attorn to and recognize the rights of Landlord under such sublease or other agreement, as the case may be. Notwithstanding Tenant's consent or acquiescence in the termination of this Lease and/or Tenant's voluntary surrender of the Demised Premises (or any portion thereof), Landlord may consider any sublease or other agreement transferring a leasehold estate or interest in the Demised Premises, and/or any right to use or possess the Demised Premises (or any portion thereof) by any subtenant or other grantee, terminated as of the date Landlord terminates this Lease and/or Tenant's right to possession of the Demised Premises, it being the intention of the parties that any leasehold estate or other interest in the Demised Premises shall be subject to the terms and conditions of this Lease, including all rights and remedies of Landlord outlined herein, notwithstanding anything to the contrary contained in such sublease or other agreement.

5.     SERVICES AND UTILITIES

       5.1 BUILDING STANDARD SERVICES AND UTILITIES. Subject to the limitations set forth in Section 5.3 below, Landlord shall furnish sufficient electric current for lighting and office equipment such as typewriters, calculators, small copiers, desktop personal computers and word processors and similar items. Landlord shall also furnish water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices (as set forth in Exhibit D attached hereto), as they may be modified from time to time, except that Landlord shall not be responsible for cleaning Tenant's kitchens, private bathrooms, rugs, carpeting (except vacuuming) and drapes. Landlord shall have no liability for and expressly disclaims any responsibility for the engineering, design, installation, provision of or maintenance of Tenant's telecommunications and data transmission systems and the inside wire associated therewith. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1.7 (exclusive of legal public holidays as defined in section 6103(a) and (c) of Title 5 of the United States Code, as it may hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating Additional Rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delay in furnishing, any of such services if such failure, suspension or delay is caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations, emergency periods due to weather or any other cause or reason whatever beyond the reasonable control of Landlord. Failure, suspension, delay or interruption of services shall not result in any abatement of Base Annual Rent or Additional Rent, be deemed an eviction or breach of this Lease (including any express or implied covenant of quiet enjoyment), or relieve Tenant of performance of Tenant's obligations under this Lease.

       5.2 OVERTIME SERVICES. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 1.7, upon receipt of at least 48 hours prior written notice from Tenant, Landlord will furnish such additional service at the then-prevailing hourly rates for both utility services and personnel as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required.

       5.3 EXCESSIVE USAGE.

              (a) Equipment Restrictions. Tenant will not install or operate in the Demised Premises any heavy duty electrical equipment or machinery or any other equipment which consumes excess gas (where applicable), excess water, excess sewer services or excess electricity as defined in Section 5.3(b) below, without first obtaining prior written consent of Landlord. Landlord may, among other things, require as a condition to its consent for the installation of such equipment or machinery that Tenant pay as Additional Rent the costs for excess consumption of such utilities that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times to determine that Tenant's equipment and machinery comply with the provisions of this Section and Section 5.4.

              (b) Excess Electrical Usage. The consumption of electricity, including lighting, in excess of five (5) watts per square foot for any portion of the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

              (c) Additional Utility Costs. Landlord shall have the right to either require that one or more separate meters be installed to record the consumption or use of electricity or other utilities, or cause a reputable independent engineer to survey and determine the quantity of such utilities consumed by such excessive use. The cost of any such survey and meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of such utilities based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto in an amount Landlord shall reasonably determine.

       5.4 EXCESSIVE HEAT GENERATION. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by over-occupancy of the Demised Premises or by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the Building. Over-occupancy shall mean any occupancy of the Demised Premises in excess of the planned occupancy disclosed by Tenant to Landlord pursuant to
Section 3.1. If Tenant desires additional cooling to offset excessive heat generated by such over-occupancy, equipment, machinery or additional lighting, Tenant shall pay for auxiliary cooling equipment and the operating, maintenance, repair and replacement costs of such equipment, including without limitation electricity, gas, oil and water. If Tenant does not desire such auxiliary cooling equipment, Tenant shall pay for excess electrical consumption by the existing cooling system.

       5.5 BUILDING SECURITY. Any security system or other security measures (collectively, the "Security System") that Landlord may undertake for protection of the Demised Premises, the Building and/or Complex (including any parking garages or areas) are for the protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees or invitees to protect Tenant, Tenant's Property and Leasehold Improvements or Tenant's employees, invitees or their property. Tenant shall not do anything to circumvent or allow others to circumvent any Security System. Landlord shall not be liable for any failure of any Security System to operate or for any breach or circumvention of the Security System by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of any Security System, or that it will detect or avert the occurrences which any such Security System is intended or expected to detect or avert.

       5.6 ROOF AND AUXILIARY SPACES. Tenant shall not use the roof, roof utility closets or other auxiliary spaces in the Building for antennas, condenser coolers, telecommunications and/or data transmission equipment or any other type of equipment or for any other purpose without the prior written consent of Landlord, which consent may be conditioned upon the terms of a separate written agreement and the payment by Tenant of separate consideration for the use of such space.

       5.7 TRASH REMOVAL. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of the federal, state, county, municipal and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation and recycling of trash. Upon request by Landlord, Tenant shall sort and separate its trash into such categories as are provided by law. Each separately sorted category of trash shall be placed in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law and directed by Landlord, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section, and Tenant, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims and suits (including legal fees and expenses) arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

6.           USE AND UPKEEP OF PREMISES

      6.1 USE. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all applicable federal, state and local laws, statutes, ordinances and regulations, including, but not limited to, the ADA, zoning regulations, and smoking regulations. Any variation or deviation from the specific use expressly set forth in Section 1.8 shall be deemed a default of this Lease. Tenant shall pay before delinquency any business, rent and other tax and fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Demised Premises, the conduct of Tenant's business in the Demised Premises or Tenant's Property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord so that Landlord is responsible for collection or payment thereof, then Tenant shall promptly pay the amount of such tax or fee directly to the taxing authority, or if previously paid by Landlord, to Landlord upon demand.

      6.2 ILLEGAL AND PROHIBITED USES. Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture anything therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building or Complex or, in Landlord's opinion, impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall immediately refrain from and discontinue such use after receipt of written notice from Landlord.

      6.3 INSURANCE RATING. Tenant will not do or permit anything to be done in the Demised Premises, the Building or the Complex or bring or keep anything therein which shall in any way increase the rate of fire or other insurance on said Building or the Complex, or on the property kept therein, or conflict (or permit any condition to exist which would conflict) with applicable fire laws or regulations, or with any insurance policy upon said Building or Complex or any part thereof, or with any statute, rules or regulations enacted or established by any appropriate governmental authority. Tenant shall be responsible for any increase in insurance costs with respect to the Building or Complex if the increases were caused by its actions or failure to act.

          6.4  Alterations.

              (a) Approval Required. Tenant shall not make any alterations, installations, changes, replacements, repairs, additions or improvements in or to (or which interfere with) the structural elements of the Building or the Demised Premises, or the Systems (hereinafter defined), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall not make any non-structural, non-System or cosmetic alterations, changes, replacements, repairs, additions or improvements in or to the Demised Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All Tenant plans and specifications shall be submitted to Landlord for prior approval. All Tenant engineering plans and specifications shall be prepared at Tenant's expense by Landlord's designated engineer. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a result of Tenant's work, either in the Demised Premises or in any other part of the Building or Complex, will be paid for by Tenant in advance. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, ventilating system, air-conditioning system, supply, return or control systems, Landlord's data system(s), or the electrical system of the Demised Premises or the Building (collectively, the "Systems"), nor install or use any air-conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus, nor modify or interfere with any of the Systems, without the prior written consent of the Landlord, which consent may be granted or withheld in the Landlord's sole and absolute discretion. Any auxiliary air-conditioning equipment which Tenant may desire to install in the Demised Premises shall be connected to the Building's commercial condenser water system, if available, and Tenant shall pay to Landlord such reasonable charges as established by Landlord from time to time for the use of the Building's commercial condenser water system. Tenant shall not modify or interfere with the Systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacements or modifications. Tenant shall not design, configure, install, use or arrange for the design, configuration, installation or use of its telecommunications and data transmission systems or inside wire associated therewith in any manner that interferes with the existing telecommunications and/or data transmission systems or inside wire associated therewith of Landlord or other tenants in the Building. Landlord's consent to any work by Tenant or approval of Tenant's plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

              (b) Alteration Requirements. All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors (as promulgated and amended by Landlord from time to time) and shall be done by duly qualified, licensed and bonded contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain (or give) at its cost any required permits, licenses, registrations, notices, or inspections for performance of its work. Prior to the commencement of such work Tenant must either deposit with Landlord evidence of the existence of a bond deemed sufficient by Landlord against construction liens, or obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises. Notwithstanding the aforesaid, if any mechanic's or materialman's lien shall at any time, whether before, during or after the Lease Term, be filed against any part of the Building or other property of Landlord by reason of work, labor, services or materials performed for or furnished to or on behalf of Tenant, Tenant shall forthwith cause the lien to be released of record by being discharged or bonded off to Landlord's satisfaction within five (5) days after being notified of the filing thereof. If Tenant shall fail to cause such lien to be released of record within said five (5) day period, then, in addition to any other right or remedy of Landlord, Landlord may bond off or discharge the lien by paying the amount claimed to be due. Any amount paid by Landlord, whether as bond premium or payment of the lien amount, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the same and its release from the appropriate land records, shall be due from Tenant to Landlord as Additional Rent, and shall be payable on the first day of the next following month, or if the Lease Term has expired, upon demand.

              (c) Removal of Leasehold Improvements and Tenant's Property. All Leasehold Improvements within the Demised Premises shall, subject to Landlord's right to require Tenant to remove all or any portion of the Leasehold Improvements and restore the Demised Premises to its condition as of the date this Lease is fully executed and delivered by Landlord and Tenant, remain at the expiration or earlier termination of the Lease Term without disturbance, molestation or injury. Should Landlord elect that Leasehold Improvements be removed upon the expiration or earlier termination of the Lease Term, and/or should Tenant fail to remove all or any portion of Tenant's Property in accordance with the provisions of this Lease, Tenant hereby agrees that Landlord shall have the right to cause all or any portion of the Leasehold Improvements and/or Tenant's Property to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the Demised Premises to its condition as of the date this Lease is fully executed and delivered by Landlord and Tenant. Approximately sixty (60) days prior to Tenant's scheduled vacation of the Demised Premises, Landlord and Tenant shall meet to review what items shall be removed and what items shall remain as Landlord may determine. Landlord shall provide its estimate to Tenant of the costs of such removal and the costs of any repairs to or restoration of the Demised Premises as herein provided, and Tenant shall promptly deposit with Landlord a sum equal to such estimated costs. In the event Tenant fails to remove the Leasehold Improvements designated by Landlord for removal prior to the expiration of the Lease Term and/or fails to remove Tenant's Property as aforesaid and/or fails to make such repairs and/or restoration as aforesaid, Landlord shall cause the removal, repair and/or restoration to be performed at Tenant's sole expense, which expense shall not be limited by the amount of the deposit referred to herein. Tenant shall provide for the transfer or disposal of all items removed, failing which Landlord is hereby authorized to dispose of same in any manner deemed appropriate, including, but not limited to, disposal into the trash, without liability to Tenant, and at Tenant's sole cost and expense, and Tenant shall indemnify, defend and hold harmless Landlord, Landlord's Agent and their respective employees and agents from and against all claims, damages, costs and expenses, including reasonable attorneys' fees, arising from or in connection with the disposal of all or any items removed by Landlord hereunder. In the event, for whatever reason, the parties do not meet to review which items shall be removed and which items shall remain, and/or the Tenant, for whatever reason, fails to deposit with the Landlord the deposit hereinabove stated, then the Landlord is hereby authorized to proceed, as it deems appropriate, with such removal and disposition of property, and repair and/or restoration, without liability to Tenant, and at Tenant's sole cost and expense.

              (d) Compliance with Laws. In the event that during the Lease Term either Landlord or Tenant shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance (including but not limited to the ADA), to repair, alter, remove, reconstruct, or improve any part of the Demised Premises or of the Building, then Tenant agrees, at its sole cost and expense, to comply with such requirements imposed on Demised Premises or Tenant and shall perform, at its expense, or Tenant shall permit Landlord to perform, at Tenant's expense, such repairs, alterations, removals, reconstructions, or improvements. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide the Landlord with copies of (as applicable), (i) any notices alleging violation of any law, code, or ordinance (including the ADA) relating to any portion of the Demised Premises or the Building, (ii) any claims made or threatened in writing regarding noncompliance with any law, code or ordinance and relating to any portion of the Building or of the Demised Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any law, code or ordinance and relating to any portion of the Building or the Demised Premises. No such order or decree or the compliance required therewith shall have any effect whatsoever on the obligations or covenants of Tenant herein contained. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement.

          6.5  MAINTENANCE BY LANDLORD.

              (a) Landlord Repairs and Maintenance. Except to the extent that Tenant is required to maintain and repair pursuant to Sections 5.4, 6.4, 6.7, 6.8, 6.10, 6.11, 9 and 21, Landlord shall maintain and repair all public or common areas located within the Building, including external landscaping, walkways and parking areas, and, except to the above extent, Landlord shall make repairs to structural roofs, walls, standard heating, air conditioning, plumbing and electrical systems and equipment. Except as otherwise expressly provided in this Lease, such maintenance shall be provided without cost to Tenant, except that (i) such expenses may be included in calculating the Additional Rent pursuant to the provisions of Sections 2.2 and 2.3; and (ii) if such expenses are incurred by Landlord in making repairs attributable to acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees, then Tenant shall reimburse Landlord for all such expenses within ten (10) days after Landlord submits a bill for such costs to Tenant. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement.

              (b) Use of Demised Premises by Landlord. Landlord reserves the right to erect, use, maintain, repair and replace all pipes, ducts, conduits, wiring, fluids, gases, components, and similar materials and structures in and through the Demised Premises, including any changes, additions or replacements as Landlord may from time to time make thereto. Landlord may install any and all materials, equipment, pipes, ducts, conduits, wires, and related fluids, gases, components and mechanical equipment serving other portions, tenants and occupants of the Building, in, through, under or above the Demised Premises that Landlord deems desirable and shall have the right to locate, both vertically and horizontally, utility lines, wiring, air ducts, flues, duct shafts, drains, sprinkler mains and valves, and such other facilities within the Demised Premises as may be deemed necessary by engineering design and/or code and/or other legal requirements and to repair, alter, replace or remove these items. These shall be located so as to cause minimum interference with Tenant's use of the Demised Premises and shall, if possible, be located above Tenant's suspended ceiling, if any, or as close to the concrete slab as possible, below the floor, along column lines or in storage areas. Landlord shall have the right to remove or abate any hazardous materials located in the Demised Premises and Tenant shall fully cooperate with Landlord in this regard. Landlord's right to locate facilities within the Demised Premises shall include facilities required by tenants or occupants in levels above or below the Demised Premises as well as on the same level as the Demised Premises. None of the above conduct by Landlord shall be deemed to constitute an interference with Tenant's quiet enjoyment or an actual or constructive eviction of Tenant. Tenant shall be entitled to no abatement of Base Annual Rent or Additional Rent whatsoever on account of such installation, location, construction, use, entry, removal, repair, maintenance or other conduct as aforesaid.

          6.6 SIGNS AND PUBLICATIONS. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the Building, or in the common areas of the Building, or inside the Demised Premises where it may be visible from the public areas of the Building, except on the directories and doors of offices, and then only in such size, color, method of attachment and style as Landlord shall approve. Landlord shall have the right to prohibit any signage or publication of Tenant on the Demised Premises which in Landlord's opinion tends to impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall refrain from and discontinue such signage or publication upon receipt of written notice from Landlord, but in no event later than one (1) day after receipt of such notice.

          6.7 EXCESSIVE FLOOR LOAD. Landlord shall have the right to prescribe the weight and method of installation of safes, computer equipment, and other heavy fixtures or equipment. Tenant will not install in the Demised Premises any item of Tenant's Property or fixtures that will place a load upon the floor exceeding the designed floor load capacity of the floor and the Building. Landlord may prescribe the placement and positioning of all such objects within the Demised Premises and/or Building, and, if necessary, such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe. All damage done to the Building or the Demised Premises by installing or removing a safe or any other article of Tenant's Property or fixtures, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

          6.8  MOVING AND DELIVERIES.

              (a) Prohibitions/Notices. Moving in or out of the Building is prohibited on days and hours specified in Section 1.7. Tenant shall only use freight elevators and loading areas, if provided in the Building, for all moving and deliveries. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading areas.

              (b) Coordination with Landlord. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts shall be equipped with rubber tires and side guards. Any control exercised by Landlord hereunder shall be deemed solely for the benefit of Landlord and the Building, and shall not be deemed to make any of Tenant's employees, agents or contractors the agent or servant of Landlord. Tenant shall promptly remove from the public areas in or adjacent to said Building any of Tenant's property delivered or deposited there.

              (c) Moving Damages. Any and all damage or injury to the Demised Premises or the Building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. In conjunction with the foregoing, Tenant shall indemnify, defend and hold Landlord harmless with respect to any and all damages and injuries to the Demised Premises or the Building, and with respect to any property damage and injury to others. Without releasing Tenant from any liability hereunder, Tenant shall cooperate with Landlord to identify delivery contractors and movers causing damage to the Building or Demised Premises or causing property damage or injury to others.

     6.9 RULES AND REGULATIONS. Tenant shall, and shall ensure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such amendments, modifications and additions thereto as Landlord may promulgate from time to time, unless waived in writing by Landlord. Any other such rules and regulations shall not substantially interfere with the intended use of the Demised Premises, but Tenant acknowledges that the Building Rules and Regulations, which, in Landlord's judgment, are needed for the general well-being, operation and maintenance of the Demised Premises, the Building and the Complex, together with their appurtenances, are reasonable. Landlord shall have the right to specifically enforce all Building Rules and Regulations. In addition to any other remedy provided for herein, Landlord shall have the right to collect from Tenant a fine of $200 per incident for each violation of said Building Rules and Regulations which is not cured within three (3) days after written notice to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Building Rules and Regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord's reasonable judgment as to whether Tenant is in compliance with the Building Rules and Regulations.

      6.10 TENANT MAINTENANCE AND CONDITION OF DEMISED PREMISES UPON SURRENDER. At all times during the Lease Term, Tenant will keep the Demised Premises and the Leasehold Improvements and Tenant's Property therein in good order and condition, will suffer no waste or injury to the Demised Premises and Leasehold Improvements, and will, subject to the provisions of Section 6.4(c), at the expiration or other termination of the Lease Term, surrender and deliver up the Demised Premises and Leasehold Improvements in like good order and condition as they shall be at the Commencement Date, ordinary wear and tear and, subject to the provisions of Section 9, damage by casualty excepted.

      6.11 TENANT PROPERTY AND LEASEHOLD IMPROVEMENTS. Maintenance and repair of Tenant's Property and any Leasehold Improvements within or related to the Demised Premises shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding anything herein to the contrary, and subject to the provisions of Sections 6.4 and 12.8 pertaining to removal from the Demised Premises, Tenant shall have no right to remove from the Demised Premises any of Tenant's Property and/or Leasehold Improvements upon and during the continuation of any default by Tenant under this Lease.

      6.12 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. in the event that repairs required to be made by tenant pursuant to this lease become necessary by reason of tenant's failure to maintain the demised premises, tenant's property and leasehold improvements in good order and condition and in compliance with all applicable laws, orders and regulations, landlord may, but shall not be obligated to, make repairs at tenant's expense. within ten (10) days after landlord renders a bill for the cost of said repairs, tenant shall reimburse landlord.

      6.13 MEDICAL WASTE. In addition to Tenant's obligations with respect to Hazardous Substances set forth in Section 21, Tenant shall be solely responsible for and shall solely provide, at Tenant's sole cost and expense, for the proper treatment, handling, removal and disposal from the Demised Premises, the Building, the property of Landlord and the Complex, of all infectious and/or hazardous medical waste as the same may be determined from time to time by applicable federal, state or local laws or regulations. Landlord and Landlord's Agent shall not be responsible for the treatment, handling, removal or disposal of same, nor shall Landlord incur any liability to Tenant or any other parties, or any governmental agency or division thereof, relating to same. Tenant hereby agrees to indemnify, defend and hold Landlord and Landlord's Agent harmless with respect to any suits, debts, expenses, liabilities, alleged violations or non-compliance with any federal, state or local law or regulation, and any other demands of any nature whatsoever, for any violation by Tenant of the provisions of this Section 6.13 and for any harm to others caused or alleged to have been caused by Tenant's medical waste.

7.   ACCESS

      7.1 LANDLORD'S ACCESS. Landlord, Landlord's Agent, and their agents and employees, shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the Demised Premises to prospective tenants during the last six (6) months of the Lease Term; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the persons or property of the other tenants, the public, the Demised Premises, the Building, the Complex or other surrounding properties.

      7.2 RESTRICTED ACCESS. No additional locks, other devices or systems which would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Demised Premises for the purposes outlined in Section 7.1 above. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible during said hours. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in Base Annual Rent, Additional Rent or other sums due hereunder.

      7.3 TENANT'S ACCESS. Subject to the provisions of Sections 5.2 and 5.5, Tenant, its employees and agents shall have access to the Demised Premises twenty-four (24) hours per day, 365 days per year, and, for the purpose of access to the Demised Premises only, shall have the right in common with all other tenants, Landlord and Landlord's agents and employees to use public corridors, elevators and lobbies. Landlord may at any time and from time to time during the Lease Term exclude and restrain any person from access, use or occupancy of any or all mechanical and auxiliary spaces, roofs, public corridors, elevators and lobbies, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said public facilities in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Landlord may at any time and from time to time close all or any portion of said public facilities to make repairs or changes, to prevent a dedication to any person or the public, and to do and perform such other acts in and to said public facilities as in the exercise of good business judgment Landlord shall determine to be advisable. It shall be the duty of Tenant to keep all of said public facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. In order to protect the integrity of telephone service in the Building, Landlord may, at its option, supervise or restrict Tenant's access to any or all equipment rooms, inside wire space and/or conduits or the demarcation point.

8.   LIABILITY

     8.1 TENANT'S PROPERTY. All of Tenant's Property, the Leasehold Improvements and the personal property of Tenant's employees, agents, contractors, visitors and invitees in the Demised Premises or in the Building shall be at their sole risk. Landlord, Landlord's Agent, and their respective agents and employees shall not be liable for any damage to Tenant's Property, the Leasehold Improvements or the property of Tenant's employees, agents, contractors, visitors and invitees resulting from acts or omissions of any third party, including, but not limited to, cleaning, maintenance, repair and other contractors who do work in the Building or the Demised Premises or render services to Landlord, Landlord's Agent, and their respective agents and employees or other tenants. Tenant hereby expressly releases Landlord, Landlord's Agent and their respective agents and employees from any liability incurred or claimed by reason of damage to Tenant's Property and the Leasehold Improvements and hereby indemnifies and holds Landlord, Landlord's Agent and their respective agents and employees from any liability or claims by reason of damage to the property of Tenant's employees, agents, contractors, visitors and invitees.

      8.2 CRIMINAL ACTS OF THIRD PARTIES. Landlord, Landlord's Agent and their respective agents and employees shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors on or about the Demised Premises, Building and/or Complex (including any parking garages and parking areas). All claims against Landlord, Landlord's Agent and their respective agents and employees for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless, defend and indemnify Landlord, Landlord's Agent and their respective agents and employees from all such claims and/or damages and the expenses of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

      8.3 PUBLIC LIABILITY. Landlord, Landlord's Agent and their respective agents and employees assume no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord, Landlord's Agent and their respective agents and employees shall not be liable for any accident or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Demised Premises. Tenant agrees to hold Landlord, Landlord's Agent and their respective agents and employees harmless against all such claims, and indemnify and defend Landlord, Landlord's Agent and their respective agents and employees from all injuries and damages and the expenses of defending such claims.

      8.4 CONSTRUCTION ON CONTIGUOUS PROPERTY. Landlord, Landlord's Agent and their respective agents and employees shall not be liable for damages, nor shall this Lease or any Base Annual Rent, Additional Rent or other sums due hereunder be affected, for conditions arising or resulting from construction within or around the Demised Premises or Building or Complex or on contiguous or neighboring properties and which affect the Complex, the Building and/or the Demised Premises.

     8.5  TENANT INSURANCE.

          (a) Liability Insurance. During the Lease Term, Tenant at its sole cost shall maintain public liability and property damage insurance which includes coverage for personal injury and death, property damage, advertising injury, completed operations and products coverage, and shall further maintain comprehensive automobile liability insurance covering automobiles owned by Tenant, with at least a single combined liability and property damage limit of $1,000,000.00 insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Demised Premises and the business conducted therein. Landlord and Landlord's Agent shall be named as additional insureds. All public liability insurance and property damage insurance shall insure Landlord and Landlord's Agent with coverage no less in scope than that necessary to meet Tenant's obligations outlined in the indemnity provisions set forth in Sections 8.1, 8.2 and 8.3 and elsewhere in this Lease. The policy shall contain an assumed contractual liability endorsement that refers expressly to this Lease.

          (b) Fire and Casualty Insurance. During the Lease Term, Tenant at its cost shall maintain fire and extended coverage insurance on all special or above building standard work (as defined in Exhibit B, if applicable), all alterations and all other contents of the Demised Premises, including any Leasehold Improvements and Tenant's Property, in an amount sufficient so that no coinsurance penalty will be applied in case of loss.

          (c) Increases in Coverage. Tenant shall increase its insurance coverage as required if in the reasonable opinion of the mortgagee on the Building, Landlord or Landlord's insurance agent such insurance coverage at that time is not adequate.

          (d) Policy Requirements. All insurance required under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. If at any time during the Lease Term the rating of any of Tenant's insurance carriers is reduced below the rating required pursuant to the terms hereof, Tenant shall promptly replace the insurance coverage(s) maintained with such carrier with coverage(s) from a carrier whose rating complies with the foregoing requirements. If the Best's Key Rating Guide is discontinued or revised without substitution of a comparable rating system, Landlord shall reasonably determine its satisfaction with the insurance company issuing Tenant's policies. Each policy shall contain an endorsement requiring thirty
(30) days written notice from the insurance company to Landlord before cancellation or any change decreasing coverage, scope or amount of such policy and an endorsement naming Landlord and Landlord's Agent as additional insureds. Each policy, or a certified copy of the policy, and a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term and thereafter upon any policy changes or substitutions, and renewal certificates and copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

          (e) No Limitation of Liability. Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery or the amount of insurance in force or required by any provisions of this Lease.

              (f) Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for any loss of its property (in excess of a reasonable deductible amount) capable of being insured against by fire and extended coverage insurance or any insurance policy providing property damage coverage, whether carried or not. Each party shall apply to its insurer to obtain said waiver and obtain any special endorsement, if required by its insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

              (g) Business Interruption. Landlord, Landlord's Agent and their respective agents and employees shall have no liability or responsibility for any loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional cost of operation of business or other costs or expenses, whether similar or dissimilar, which are capable of being insured against under business interruption insurance, whether or not carried by Tenant.

       8.6 INCIDENT REPORTS. Tenant shall promptly report to Landlord's Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

9.           DAMAGE

       9.1 DAMAGES CAUSED BY TENANT. Subject to the provisions of Sections 8.5(f) and 9.2, in the event of damage to the Demised Premises or other portions of the Building caused by the acts or omissions of Tenant, its agents, employees, invitees or visitors, the Landlord may, but shall not be obligated to, repair such damage at the expense of Tenant, or, at Landlord's option, such damages shall be repaired by Tenant, at Tenant's expense, with Landlord's approval in accordance with Section 6.4. At Landlord's option, Tenant shall either (a) pay to Landlord the estimated cost of such repairs and/or maintenance within ten (10) days of Tenant's receipt of Landlord's estimate, or (b) upon completion of such repairs and/or maintenance by Landlord, pay to Landlord the actual cost of such repairs and/or maintenance (or the difference between the actual cost and the estimated costs previously paid by Tenant) within ten (10) days of receipt of invoice from Landlord. Landlord's recovery shall not be limited to the diminution in the value of the Demised Premises or leasehold notwithstanding that such repairs and maintenance may occur prior to the expiration of the Lease Term. All such costs shall be deemed Additional Rent. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

       9.2 FIRE OR CASUALTY DAMAGE. In the event of damage or destruction of the Demised Premises or a portion thereof by fire or any other casualty not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, except as otherwise provided in Section 9.3, this Lease shall not be terminated, but structural damage to the Demised Premises, including demising partitions and doors, shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of Tenant's Property or that portion of the Leasehold Improvements provided by Landlord as of the Commencement Date above the building standard items as of the Commencement Date. If the items which Landlord provides as building standard items have changed since the Commencement Date, then, at Landlord's election, such restoration shall not include restoration of Leasehold Improvements in excess of those provided by Landlord as building standard as of the date of such restoration. Tenant shall, at its expense, repair, restore and replace Tenant's Property and all elements of the Demised Premises excluded from the scope of Landlord's duty to restore pursuant to this Section 9.2. Tenant's restoration, replacement and repair work shall comply with Section 6 hereof and Tenant shall maintain adequate insurance on all such replacements, restoration and property pursuant to Section 8.5. In the event of fire or casualty damage to the Demised Premises caused by the fault, act or omission or neglect of Tenant, its agents, employees, invitees or visitors, Landlord may, but shall not be obligated to, restore all or any portion of the damage described herein (which may or may not include the Demised Premises). It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

       9.3    UNTENANTABILITY.

              (a) Restoration Requirements.

                  (i) If the condition referred to in Section 9.2 is such that the Demised Premises are partially damaged or destroyed and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then during the period that Tenant is deprived of the use of the damaged portion of the Demised Premises, Tenant shall be required to pay Base Annual Rent and Additional Rent covering only that part of the Demised Premises that Tenant is able to occupy, based on the ratio between the square foot area remaining that can be occupied and the total square foot area of the entire Demised Premises covered by this Lease. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

                  (ii) (1) If the condition referred to in Section 9.2 is such so as to make the entire Demised Premises untenantable and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, subject to the rights set forth in Section 9.3(a)(ii)(2) below, the installment(s) of Base Annual Rent and Additional Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the restoration of the Demised Premises has been substantially completed by Landlord to the extent of Landlord's obligations as described in
Section 9.2. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

                       (2) In the event (x) the Demised Premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, (y) a substantial portion of the Building is destroyed or damaged to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as a functional unit or an economically viable unit, or (z) the damage to the Demised Premises and/or the Building is due to an uninsured risk or insurance proceeds are otherwise unavailable to cover the expenses of restoration or repair of the damage (less any applicable deductible), then Landlord shall have the unconditional right to cancel this Lease in its sole discretion, in which case Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty. If Landlord elects not to cancel this Lease, then Landlord shall determine and notify Tenant in writing, within sixty (60) days following the fire or other casualty, of the date by which the Demised Premises can be restored by Landlord in accordance with the provisions of Section 9.2. If the date determined by Landlord as aforesaid for completion of restoration of the Demised Premises is more than one hundred twenty (120) days after such fire or other casualty, then Tenant shall have the right, to be exercised by giving written notice to Landlord within ten
(10) days following receipt of such notice from Landlord, to cancel and terminate this Lease.

In the event the date by which Landlord determines it can complete restoration of the Demised Premises as herein provided is less than 120 days following such fire or other casualty, or Tenant fails to terminate this Lease as herein provided following notification from Landlord that completion of restoration will require more than 120 days, then this Lease shall remain in full force and effect and Landlord shall commence restoration of the Demised Premises to the extent of Landlord's obligations as described in Section 9.2. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, for Landlord to reasonably be able to determine the time necessary for completion of the restoration and for other such delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Any delays as a result of the foregoing shall operate to postpone Landlord's obligation to complete restoration of the Demised Premises by one day for each day of any such delay. Tenant shall commence any restoration to be performed by Tenant as required in Section 9.2 and Tenant shall reoccupy the Demised Premises when restored.

                  (iii) Except as expressly provided in this Section 9.3, no compensation, or claim, or diminution of Base Annual Rent or Additional Rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from any fire or other casualty suffered by Tenant or the necessity of repairing or restoring the Demised Premises or any portion of the Building.

       (b) Casualty Near Expiration of Lease Term. In addition to any other right of Landlord or Tenant to terminate this Lease pursuant to the provisions of this Section 9, in the event the Demised Premises are damaged in whole or in part by fire or other casualty during the last twelve (12) months of the Lease Term, then Landlord or Tenant, upon ten (10) days prior written notice to the other given within sixty (60) days of the date of the fire or casualty, may terminate this Lease, in which case the Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty; provided, however, Tenant shall have no right to terminate this Lease hereunder if prior to receipt of Tenant's notice Landlord has commenced to repair or restore the Demised Premises.

10.          CONDEMNATION

       10.1 LANDLORD'S RIGHT TO AWARD. Tenant agrees that if any of the Demised Premises or the Building shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the Lease Term shall cease and terminate from the date of such governmental taking or condemnation. If (a) the whole or a substantial part of the Demised Premises or the Building is taken or condemned or if (b) less than a substantial portion of the Building or the Demised Premises is taken or condemned and the remainder of either in Landlord's opinion can not be operated as a functional unit or as an economically viable unit, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. In the event of any termination of this Lease by reason of any taking or condemnation, Tenant shall have no claim against Landlord or Landlord's Agent for the value of any unexpired portion of the Lease Term. If less than a substantial part of the Demised Premises or of the Building is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder of both in Landlord's opinion can be operated as a functional unit or as an economically viable unit, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

       10.2 TENANT'S RIGHT TO FILE CLAIM. Nothing in Section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the value of its Leasehold Improvements not then depreciated (excluding those Leasehold Improvements paid for by Landlord) and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.           BANKRUPTCY

       11.1 EVENTS OF BANKRUPTCY The following shall be Events of Bankruptcy under this Lease:

              (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

              (b) The appointment of a receiver or custodian for any or all of Tenant's Property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

              (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

              (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

              (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

       11.2   LANDLORD'S REMEDIES.

              (a) Termination of Lease. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this right to terminate shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Sections 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Demised Premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all Base Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages sustained by Landlord.

          (b) Suit for Possession. Upon termination of this Lease pursuant to
Section 11.2(a), Landlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable, or by direct order from any Court having jurisdiction over Tenant/Debtor, including any Bankruptcy Court.

          (c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by Sections 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

          (d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. In addition to all other objections Landlord may raise to assumption and/or assignment, and in addition to all other requirements of any Bankruptcy Court and the Bankruptcy Code, the Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) has timely performed all Lease obligations of the Tenant/Debtor arising from and after the filing of any voluntary bankruptcy petition by Tenant or, in the case of an involuntary petition, the date of entry of the Order for Relief, (ii) promptly cures all defaults under this Lease, (iii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iv) provides adequate assurance of future performance on the part of Tenant or on the part of the assignee of Tenant or the Trustee.

          (e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as that term is used in Section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross revenues in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next installment of Base Annual Rent and Additional Rent due under this Lease; (ii) both the average and median of Tenant's gross revenues in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next six (6) installments of Base Annual Rent and Additional Rent due under this Lease; (iii) Tenant must pay (and continue to pay on a timely basis throughout the Lease Term) Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder in advance and as a condition precedent to the performance of Landlord's obligations hereunder; (iv) the Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on or about the Demised Premises, Building and/or Complex; (v) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building and/or Complex.

          (f) Failure to Provide Adequate Assurance. In the event the Trustee or Tenant is unable to (i) comply with the requirements of Section 11.2(d) above, or (ii) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

     11.3 GUARANTORS. For purposes of this Section 11, any action or adjudication by or on behalf of, or against, or with respect to the property or affairs of, any guarantor or guarantors (if any) of this Lease, or any of them, which, if taken by, against or with respect to Tenant, Tenant's Property or affairs, would entitle Landlord to exercise any remedy specified herein, may be treated, at Landlord's sole option and discretion, as though it were taken by, against or with respect to the Tenant.

     11.4 DAMAGES. In the event of cancellation and termination of this Lease pursuant to Section 11.2 above, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to promptly recover damages from Tenant determined in accordance with the provisions set forth in
Section 12.2 of this Lease as provided for in the case of default by Tenant.

12.  DEFAULTS AND REMEDIES

     12.1 DEFAULT. If any one or more of the following events occur, said event shall be deemed a material default of this Lease:

          (a) Tenant's failure to complete, within the time periods required by this Lease, any tasks required for the preparation or approval of plans for the construction and/or completion of the Demised Premises prior to the Commencement Date;

          (b) Tenant's failure to accept possession of the Demised Premises when tendered by Landlord;

          (c) Tenant's failure to pay any installment of Base Annual Rent, Additional Rent or other sum required to be paid by Tenant when the same shall be due and payable, all without demand unless demand is necessary under the express terms of this Lease (in which case a material default shall be deemed to occur if such payment is not made strictly within the time period provided for such payment following the demand);

          (d) Tenant's failure to perform or observe any other term, covenant or condition of this Lease;

          (e) Any event expressly designated or deemed a default elsewhere in this Lease;

          (f) Any execution, levy, attachment or other legal process of law shall occur upon Tenant's Property, Tenant's interest in this Lease or the Demised Premises;

          (g) Tenant's abandonment or surrender of the Demised Premises prior to the expiration of the Lease Term and the suspension of rent payments as the same may become due and payable; and/or

          (h) Tenant's committing or permitting waste to occur to the Demised Premises.

     12.2 REMEDIES. In each and every such event set forth in Section 12.1 above, from the date of such default and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate. Landlord shall be entitled to all rights and remedies now or later allowed at law or in equity, all of which shall be cumulative to the extent that the exercise of any one or more rights or remedies shall not be deemed to constitute a waiver of the Landlord's right to exercise any one or more other rights and remedies herein provided or provided at law or in equity. Landlord shall be entitled to obtain possession of the Demised Premises whether or not Landlord elects to terminate this Lease, and to re-enter the same without demand of rent or demand of possession of the Demised Premises and may forthwith proceed to recover possession of the Demised Premises by any lawful means or process of law whether or not Landlord elects to terminate this Lease, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain liable for all Base Annual Rent, Additional Rent and other sums due under this Lease, and shall pay the same as and when it accrues and is payable hereunder. Landlord may (but shall not be obligated to) declare the entire balance (or any portion thereof) of Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder for the remainder of the Lease Term to be immediately due and payable in full, which shall be recoverable pursuant to Section 12.4 below. Tenant further agrees to remain liable for any and all damage, deficiency, and loss of Base Annual Rent, Additional Rent and other sums herein specified, and all other damages which Landlord may sustain by such re-entry, including reasonable attorneys' fees and costs. If under the provisions hereof, a seven
(7) days summons or other applicable summary process shall be served, and a compromise or settlement thereof shall be made, such action shall not constitute a waiver of any breach of any covenant, term, condition or agreement herein contained.

     12.3 LANDLORD'S RIGHT TO RELET. Should this Lease be terminated before the expiration of the Lease Term, by reason of Tenant's default as provided in Sections 11 or 12, or if Tenant shall abandon the Demised Premises before the expiration or termination of the Lease Term and without paying the rent due as the same may become due and payable (whether or not Landlord elects to terminate this Lease), the Demised Premises may be relet by Landlord, on Tenant's behalf or for the account of Landlord, as Landlord so chooses, for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Annual Rent, Additional Rent, unamortized Landlord Concessions (hereinafter defined), reasonable attorneys' fees, other collection costs, brokerage fees, expenses incurred by Landlord to remove Tenant's Property and (at Landlord's option) Leasehold Improvements, and expenses of placing the Demised Premises in first-class rentable condition. Landlord, in putting the Demised Premises in good order or preparing the same for reletting may, at Landlord's option, make such alterations, repairs or replacements in or relating to the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be charged with any obligation to mitigate its damages nor shall Landlord be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting. For the purpose of calculating Landlord's damages as set forth in Section 12.4 below, if the Building has other available space at the time of such Lease termination or Tenant's abandonment or vacating of the Demised Premises, or anytime thereafter, the Demised Premises shall be deemed the last space rented in the Building even though the Demised Premises may be re-rented by Landlord prior to such other vacant space. In no event shall Tenant be entitled to receive any excess, if any, of rent (if any) collected over the sums payable by Tenant to Landlord hereunder.

     12.4 RECOVERY OF DAMAGES.

          (a) Quantification of Damages. Any damage, deficiency, loss of Base Annual Rent, Additional Rent or other sums payable by Tenant hereunder, unamortized Landlord Concessions as described hereinafter, and all other damages may be recovered by Landlord, at Landlord's option, upon default by Tenant, in separate actions, from time to time, as said damage shall have periodically accrued, or, at Landlord's option, may be deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term), or, at Landlord's option, in a single action in the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable pursuant to Section 12.2. In the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable, then in lieu of the Base Annual Rent and Additional Rent which would have been payable for the period after the date of any judgment obtained in any action by Landlord against Tenant to recover damages, Tenant shall pay a sum representing liquidated damages, and not penalty, in an amount equal to the excess of (i) the sum of the Base Annual Rent and Additional Rent provided for in this Lease for the unexpired portion of the Lease Term after the date of judgment discounted at a rate of three percent (3%) per annum to present value, over (ii) the rental value of the Leased Premises, at the time of termination of this Lease, for the unexpired portion of the Lease Term, discounted at a rate of three percent (3%) per annum to present value. In determining the rental value of the Leased Premises, the rent realized by any reletting accomplished or accepted by Landlord within a reasonable time after termination of this Lease, shall be deemed, prima facie, to be the rental value. In addition to all of the rights of the Landlord to recover damages herein provided, Tenant shall immediately reimburse Landlord for, and Landlord may recover, the unamortized portion of all contributions and other concessions (hereinafter "Landlord Concessions"), if any, provided by Landlord to Tenant as an inducement to enter into this Lease and any amendment, modification or extension hereof and/or pursuant to the terms of this Lease or any amendment, modification or extension hereof, including, but not limited to, (i) any abatements or waivers of Base Annual Rent, Additional Rent or other sums due under this Lease, (ii) costs incurred by Landlord in making the Demised Premises ready for Tenant's occupancy, including the cost of the Construction Improvements, any monetary contribution by Landlord for any Leasehold Improvements and any other contributions by Landlord with respect to any construction within or relating to the Demised Premises, (iii) moving expenses, (iv) brokerage fees, (v) allowances for telephone and computer systems and other office equipment and supplies, (vi) design, architectural and engineering fees and expenses, and (vii) any other direct or indirect expenses incurred by Landlord in conjunction with obtaining and/or entering into this Lease and any amendment, modification and extension hereof, and placing and/or retaining Tenant in possession of the Demised Premises. For purposes hereof, the amount of any Landlord Concessions provided in connection with the initial Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the initial Lease Term (excluding any extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of this Lease. The amount of any Landlord Concessions provided in connection with any amendment or modification of this Lease during the initial Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the remaining months in the initial Lease Term (excluding any extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of this Lease. The amount of any Landlord Concessions provided in connection with any renewal or extension of the Lease Term shall be deemed to be amortized (using a straight-line method) on a monthly basis over the months in the extension period (excluding any subsequent extension or renewal terms) in which Tenant is required to pay all or any portion of any installment of Base Annual Rent under the terms of said extension or renewal of the Lease Term.

            (b) Non-Exclusive Rights. The provisions contained in this Section
12.4 shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Lease Term. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

      12.5 WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any agreement, covenant, condition, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any agreement, covenant, condition, rule or regulation herein contained, on one or more occasions, shall operate as a waiver of such agreement, covenant, condition, rule or regulation itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. Receipt and acceptance by Landlord of any Base Annual Rent, Additional Rent or other charges, or the performance of any obligation by Tenant hereunder, with knowledge of the breach of any agreement, covenant, condition, rule or regulation of this Lease by Tenant shall not be deemed a waiver of such breach. Failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Building or Complex shall not be deemed a waiver of any such rule or regulation. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Annual Rent and Additional Rent herein stipulated shall be binding upon Landlord, nor shall the same be deemed to be other than on account of the stipulated Base Annual Rent and Additional Rent. No endorsement or statement on any check, letter or other transmittal accompanying any check or payment of Base Annual Rent, Additional Rent or other sum due from Tenant shall be deemed a settlement of a legal dispute or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent, Additional Rent and other sums or to pursue any other remedy provided in this Lease. Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      12.6  ANTICIPATORY REPUDIATION.

            (a) Repudiation Prior to Commencement Date. If, prior to the Commencement Date or the first day of any extension or renewal period set forth in an extension or renewal option validly exercised by Tenant hereunder, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable. It is agreed between the parties that for the purpose of calculating Landlord's damages, if the Building has other available space at the time of or subsequent to Tenant's breach, the Demised Premises covered by this Lease shall be deemed the last space rented in the Building even though the Demised Premises may be re-rented prior to such other vacant space. In the event a default occurs prior to the Commencement Date, Tenant shall, in addition to all other damages to which Landlord is entitled under this Lease, pay in full for all Leasehold Improvements constructed or installed within the Demised Premises through the date of the default, and for material ordered at Tenant's request for the Demised Premises (whether at Tenant's request or upon Landlord's anticipation of Tenant's needs hereunder) or for such material restocking charges.

            (b) Repudiation of Any Obligation of Tenant During Lease Term. If during the Lease Term Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable.

      12.7  TENANT ABANDONMENT OF DEMISED PREMISES.

            (a) Abandonment. If the Demised Premises or a substantial portion thereof shall be deserted or vacated by Tenant for thirty (30) consecutive days or more and Tenant shall be delinquent in the payment of any Base Annual Rent, Additional Rent or other sums due under this Lease, or in the performance of any of Tenant's other obligations hereunder, Landlord may deem the Tenant to have abandoned the Demised Premises, notwithstanding the fact that Tenant may have left all or some part of Tenant's Property thereon. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or otherwise as may be available in equity or at law.

            (b) Landlord Right to Enter and to Relet. If Tenant abandons the Demised Premises as set forth in subsection (a) above, Landlord may, at its option, enter into the Demised Premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy elsewhere provided in this Section 12 or at law or in equity, Landlord, as agent of Tenant, may relet the whole or any part of the Demised Premises for the whole or any part of the then unexpired Lease Term. For the purposes of such reletting, Landlord may make any alterations or modifications of the Demised Premises considered desirable in its sole judgment.

      12.8 TENANT'S PROPERTY. Tenant shall not remove any of Tenant's Property from the Demised Premises without the prior written consent of Landlord, other than in the ordinary course of Tenant's business. In the event of a default under this Lease, Tenant shall not, under any circumstances, remove Tenant's Property from the Demised Premises and Landlord may (but shall not be obligated to) keep Tenant's Property in place (and require Tenant to return or replace Tenant's Property to the extent Tenant removes same in violation of the terms of this Lease) and use, or permit another occupant of the Demised Premises, Building and/or Complex to use, Tenant's Property during the remainder of the Lease Term (whether or not Landlord elects to terminate this Lease for such default) at no cost, expense or liability to Landlord or such occupant. If Tenant abandons the Demised Premises as defined in Section 12.7(a) above or otherwise vacates the Demised Premises or otherwise defaults under this Lease, any property that Tenant leaves within or related to the Demised Premises shall be deemed to have been abandoned and, without liability to Tenant, may be disposed of in the trash or retained by Landlord as the property of Landlord or disposed of at public or private sale, or placed at the use of another occupant in the Building or the Complex or any subsequent occupant in the Demised Premises, as Landlord sees fit in its sole discretion, all at no cost or expense to Landlord or such other person permitted to use all or a portion of Tenant's Property hereunder, or Landlord may store Tenant's Property at a location selected by Landlord in its sole discretion at Tenant's sole cost and expense. The proceeds of any public or private sale of Tenant's Property shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of Base Annual Rent, Additional Rent or other sums then or thereafter payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. At Landlord's option, at any time during the Lease Term after default by Tenant, Landlord may require Tenant to forthwith remove Tenant's Property from the Demised Premises. If Tenant vacates or abandons the Demised Premises, as defined above, Landlord may transfer any of Tenant's Property to creditors of Tenant, on presentation of evidence of a claim valid on its face of ownership or of a security interest in any of Tenant's Property abandoned in the Demised Premises or the Building, and Landlord may recover any costs incurred by Landlord in doing so, all without incurring any liability to Tenant.

      12.9  LANDLORD'S LIEN.

            (a) Right of Distress/Landlord's Lien. To secure the payment of all Base Annual Rent, Additional Rent and all other charges and sums that may become due to Landlord under the terms of this Lease, Landlord shall have and is hereby granted by Tenant a right of distress for rent, and a contractual first lien and security interest upon all of Tenant's Property and all Leasehold Improvements, and also upon all proceeds from the sale, transfer or other disposition of any such property, and any replacements and substitutions thereof, and proceeds thereof, and all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant. This lien is given in addition to Landlord's statutory and common law liens and shall be cumulative thereto. "Leasehold Improvements" shall be defined to mean all improvements installed or constructed within the Demised Premises whether by or on behalf of either Landlord or Tenant (exclusive of Tenant's trade fixtures), and as repaired, replaced, altered or improved from time to time during the Lease Term, including without limitation, any partitions, wall coverings, floors, floor coverings, ceilings, lighting fixtures, and telephone, computer and/or data system wiring or other improvements. "Tenant's Property" shall be defined to mean all of Tenant's trade fixtures and all of Tenant's personal property, including, but not limited to, all goods, wares, merchandise, inventory, furniture, machinery, equipment, telecommunications and data transmission systems (and all their components exclusive of wiring), business records, accounts receivables and other personal property of Tenant in or about the Demised Premises or that may be placed or kept therein during the Lease Term.

            (b) UCC Security Interest. This Lease shall also constitute a security agreement under the Uniform Commercial Code of the District, State or Commonwealth in which the Demised Premises are located. Upon the occurrence of an event of default by Tenant under this Lease, Landlord shall have the option, in addition to any other remedies provided herein or by law or at equity, to enter the Demised Premises with or without the permission of Tenant and take possession of any and all of Tenant's Property situated in or related to the Demised Premises, without liability for trespass or conversion, and to enforce the lien and security interest hereby granted in any manner provided by law. Upon Landlord's request, Tenant will execute and deliver to Landlord UCC Financing Statements to evidence the above-described lien in favor of Landlord. Landlord shall be permitted from time to time to file such statements in the appropriate City, County, District, State and/or Commonwealth offices to perfect such lien. All expenses incurred by Landlord, including attorneys' fees, to prepare and file such statements (and any extensions, renewals, assignments, transfers, releases and terminations relating thereto) shall be immediately reimbursed by Tenant upon demand. If Tenant fails to deliver such UCC Financing Statements within ten (10) working days after Landlord's request, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and record the statements (and any extensions, renewals, assignments, transfers, releases and terminations relating thereto), the foregoing power of attorney being coupled with an interest.

            (c) UCC Remedies Not Mandatory. Notwithstanding anything herein to the contrary, Landlord shall not be required to exercise any of its remedies under the Uniform Commercial Code as a result of the security interest granted to Landlord herein in lieu of any other right or remedy Landlord may have under this Lease, at law or in equity, including without limitation the right to deem any or all of Tenant's Property abandoned and/or dispose of it pursuant to the provisions of Section 12.8.

      12.10 INJUNCTIVE RELIEF. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided; and in such event Landlord shall be entitled to recover from Tenant, payable as Additional Rent hereunder, any and all reasonable expenses as Landlord may incur in connection with its efforts to secure such injunctive relief or other remedy at law or in equity, including all costs and reasonable attorneys' fees.

      12.11 INDEPENDENT COVENANTS. If Landlord shall commence any proceeding based upon non-payment of Base Annual Rent, Additional Rent or any other sums of any kind to which Landlord may be entitled or which it may claim hereunder, Tenant will not interpose any counterclaim, set-off, recoupment or other defense of any nature or description in any such proceeding. The parties hereto specifically agree that Tenant's covenants to pay Base Annual Rent, Additional Rent and any other sums required hereunder are independent of all other covenants and agreements of Landlord herein contained; provided, however, that this shall not be construed as a waiver of Tenant's right to assert such a claim in any separate action brought by Tenant. Tenant further waives any right or defense which it may have to claim a merger.

      12.12 WAIVER OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession or a judgment for or other right to possession of the Demised Premises and/or Tenant's Property by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

      12.13 ATTORNEYS' FEES. The parties hereto agree that wherever in this Lease the Landlord is entitled to collect its "attorney's fees", Landlord shall be entitled to collect the entire amount of attorneys' fees actually incurred by Landlord in enforcing its rights hereunder, and, wherever in this Lease the Landlord is entitled to collect its "reasonable attorneys' fees", Landlord shall be entitled to not less than twenty-five percent (25%) of any Base Annual Rent, Additional Rent and/or other sums due Landlord in connection with the collection thereof, as reasonable attorneys' fees and, in addition, with respect to actions or claims pertaining to non-rent issues, Landlord shall be entitled to reimbursement of the customary hourly billing rate of each attorney (and non-attorney personnel working under such attorney's supervision) for the reasonable time spent in enforcing (or attempting to enforce) any non-rent obligation of Tenant hereunder, as reasonable attorneys' fees; provided, however, the amount to be reimbursed by Tenant as attorneys' fees (reasonable or otherwise) in any one matter shall never be less than One Thousand Dollars ($1,000).

13.          SUBORDINATION

      13.1 SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust and/or other security interests (individually and collectively "mortgage") which may now or hereafter affect the real property of which the Demised Premises form a part, including all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document requested by Landlord or other party within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf, the foregoing power-of-attorney being deemed to be coupled with an interest. Notwithstanding the foregoing, any lessor under any ground or underlying lease and the party secured by any mortgage affecting the real property of which the Demised Premises are a part, or any renewal, modification, consolidation, replacement or extension thereof, shall have the right to recognize this Lease and, in the event of any cancellation or termination of such ground or underlying lease, or any foreclosure under any mortgage, or any sale of the real property at foreclosure sale, or any transfer of the real property by a deed in lieu of foreclosure, this Lease shall continue in full force and effect at the option of the lessor under such ground or underlying lease or, as applicable, the party secured by such mortgage, or the purchaser at any foreclosure sale, or the party taking the real property under a deed in lieu of foreclosure, such party being hereby authorized by Tenant to exercise such option to cancel or continue this Lease in such party's reasonable or unreasonable discretion. Tenant hereby consents to the right of such party to effect the survival of this Lease. Tenant agrees that neither the cancellation nor termination of any ground or underlying lease, nor the foreclosure under any mortgage, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, except in the sole option of the party herein granted such option, which option may be exercised in said party's reasonable or unreasonable discretion.

      13.2   ESTOPPEL CERTIFICATES. Tenant shall execute and return within ten
(10) business days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of the monthly installment of Base Annual Rent and Additional Rent and the dates to which such rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord nor is there in existence any condition, event, act or omission which with the giving of notice and/or the passage of time will constitute a default on the part of Landlord, or attach a memorandum stating in detail the factual circumstances of such default and/or the basis under the Lease for such default; (d) that Tenant has no right to set-off or recoupment and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all Construction Improvements and other work and improvements required of Landlord has been completed and that the Construction Improvements and other work and improvements are complete and satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which Tenant's rental obligations commenced (excluding any periods of abatement) and the date to which such rent has been paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that Base Annual Rent and Additional Rent may not be prepaid more than one (1) month in advance without the prior written approval of Landlord's mortgagee; and (l) such other items as Landlord may reasonably request. Failure to deliver the certificate within the aforesaid ten (10) business day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to or mortgagee or assignee of Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the aforesaid ten (10) business day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party, the foregoing power of attorney being deemed to be coupled with an interest.

      13.3 ATTORNMENT. Tenant covenants and agrees that, in the event any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building so requests or in the event of any foreclosure under any mortgage, or any renewal, modification, consolidation, replacement or extension thereof, or in the event of a sale at foreclosure, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building or to the party secured by such mortgage, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure, and at the sole option of such party, which option may be exercised in said party's reasonable or unreasonable discretion, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of the Base Annual Rent or Additional Rent for more than one month in advance, so that Base Annual Rent and Additional Rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying lease or the foreclosure under such mortgage, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any act or omission of Landlord or any prior landlord or be subject to any recoupments, offsets, counterclaims or defenses which Tenant may have against Landlord or any prior landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

      13.4   MORTGAGEE RIGHTS.

             (a) Mortgagee Requirements. Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Tenant shall, if so directed by Landlord's mortgagee or such other financial institution in writing, pay all Base Annual Rent, Additional Rent and other sums owed to Landlord directly to such mortgagee or other financial institution. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be automatically deemed modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part; provided, however, that such modification(s) shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

             (b) Notices to Mortgagee. Tenant agrees to give Landlord's mortgagee and any trustee named or secured by a mortgage a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the names and addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees in the manner prescribed in Section 24. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty
(30) days such mortgagee or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event Tenant shall not pursue its remedies while such cure is being diligently pursued.

14.          TENANT'S HOLDOVER

      14.1 WITH LANDLORD CONSENT. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, then Tenant shall, by virtue of said holdover agreement, become a tenant from month-to-month at the rent stipulated by Landlord in said consent, or if none is stipulated, at the monthly rate of Base Annual Rent and Additional Rent last payable under this Lease (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), commencing said monthly tenancy with the first day next following the end of the Lease Term. All other terms and conditions of this Lease shall apply to any holdover period(s). Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice from Landlord to quit the Demised Premises, except in the event of nonpayment of the monthly installment of Base Annual Rent and/or Additional Rent in advance or of the breach of any other covenant, term or condition of this Lease by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty
(30) days notice to quit being hereby expressly waived by Tenant.

      14.2 WITHOUT LANDLORD CONSENT. In the event that Tenant, without the written consent of Landlord, shall hold over beyond the expiration of the Lease Term, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly charge which is three times the total monthly installment of Base Annual Rent and Additional Rent in effect during the last month of the Lease Term. Tenant expressly agrees to reimburse, defend, indemnify and hold Landlord and Landlord's Agent harmless from all loss and damages, direct and consequential, which Landlord or Landlord's Agent may incur in connection with or in defense of claims by other persons or entities against Landlord, Landlord's Agent or otherwise arising out of the holding over by Tenant, including without limitation reasonable attorneys' fees which may be incurred by Landlord or Landlord's Agent in defense of such claims. Acceptance of Base Annual Rent, Additional Rent or any other sums due from Tenant hereunder or the performance by Tenant of its obligations hereunder subsequent to the expiration of the Lease Term, shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of the Lease Term toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord, regardless of how such payment(s) may be designated by Tenant. Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force. Notwithstanding the foregoing, if Tenant holds over, without Landlord's written consent, due to acts of God, riot, or war, then such holdover shall be at the total monthly installment of Base Annual Rent and Additional Rent applicable to the last month of the Lease Term (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), for the duration of the condition (but not to exceed ten (10) days), but such continued occupancy shall not create any renewal of the term of this Lease nor shall it create a tenancy from year-to-year, month-to-month, or otherwise, and Tenant shall be liable for and shall indemnify, defend and hold harmless Landlord and Landlord's Agent against any loss and damages suffered by Landlord or Landlord's Agent as described above. Any holdover period during which the Landlord and Tenant are negotiating the terms and conditions of any holdover tenancy, new lease or other matter, and/or for which Landlord and Tenant have failed to reach an agreement as to the rent to be paid during such holdover period, shall conclusively be deemed to be a holdover without the consent of Landlord for the purpose of determining the rental to be paid and the obligations to be performed by Tenant during such period.

15.          SECURITY DEPOSIT

      Tenant shall deposit with Landlord or Landlord's Agent simultaneously with the execution of this Lease, the amount stipulated in Section 1.6 as a security deposit. Provided Tenant is not in default in the payment of Base Annual Rent, Additional Rent or any other charges due Landlord, and further provided the Demised Premises are left in good condition, reasonable wear and tear excepted, as described in Section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within sixty (60) days after the termination of this Lease. Notwithstanding the foregoing, the full or partial return by Landlord to Tenant of the security deposit shall at no time be deemed to constitute a waiver by Landlord of any of Tenant's obligations under this Lease, nor an acknowledgment by Landlord that any such obligations are limited to the amount, if any, of the security deposit retained by Landlord. If Tenant is in default or is otherwise indebted to Landlord hereunder or if the Demised Premises are not left in good condition, or if Tenant has failed or refused to remove Tenant's Property after Landlord's request to do so, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the Demised Premises or to remove Tenant's Property. In the event the funds deposited with Landlord as security are applied during the Lease Term on account of sums due Landlord or to the cost of repairing damages or removing Tenant's Property, then Tenant shall, within fifteen (15) days after demand by Landlord, deposit with the Landlord additional funds to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16.          QUIET ENJOYMENT

      So long as Tenant shall observe and perform the covenants and agreements binding on Tenant hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations, improvements or repairs on other portions of the Building not leased to Tenant or from performing alterations, improvements or repairs within the Demised Premises in accordance with the provisions of this Lease, nor shall performance of alterations, improvements or repairs by Landlord, Landlord's Agent or any other tenant of the Building be construed as a breach of this covenant by Landlord.

17.          SUCCESSORS

      All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

18.          WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS

      Landlord and Tenant (and any guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. Tenant (and any guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) hereby waives the benefit of any statute of limitation or other law limiting or prohibiting Landlord from bringing any claim against Tenant (and/or any guarantors and/or other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) arising from or related to this Lease, the relationship of Landlord and Tenant and/or the performance of Tenant's obligations hereunder at any time. Tenant (and any guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) hereby agrees to submit to the personal jurisdiction of any court of competent jurisdiction within the state, or the District of Columbia if applicable, in which the Demised Premises and/or Landlord's principal place of business is located.

19.          LIMITATION OF LANDLORD'S LIABILITY; NOTICE

      19.1 LANDLORD'S CONSENT. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation or is required to give consent or approval. In no event shall Landlord be liable for damages for any withholding of, any delay in providing, or the conditioning of, any consent or approval.

      19.2 INDIVIDUAL LIABILITY. Tenant acknowledges and agrees that the liability of Landlord with respect to any claim arising out of, related to, or under this Lease shall be limited solely to its interest in the Building. No personal judgment shall lie against the Landlord nor any partner of a partnership constituting Landlord (if Landlord is a partnership) nor any shareholder of Landlord (if Landlord is a corporation), and none of the same will be personally liable with respect to any claim arising out of or related to this Lease. If the Landlord is a partnership, any deficit capital account of any partner and any partner's obligation to contribute capital shall not be deemed an asset of the partnership. In the event of sale or other transfer of the Landlord's interest in the Demised Premises and/or Building, Landlord shall thereupon and without further act by either party be deemed released from all liability and obligations hereunder arising out of any act or omission relating to the Demised Premises, the Building or this Lease, occurring subsequent to the sale or other transfer. The provisions hereof shall inure to the benefit of Landlord's successors and assigns, including any mortgagee or trustee under a deed of trust. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord, and its partners or shareholders, as the case may be; nor shall the foregoing be deemed to limit Tenant's rights pursuant to this Lease to obtain injunctive relief or specific performance with respect to any obligations of Landlord hereunder.

      19.3 NOTICE IN EVENT OF LANDLORD'S DEFAULT. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord be deemed to be in default in the performance of any covenant, condition or agreement herein contained unless Tenant shall have given Landlord written notice of such default, and Landlord shall have failed to cure such default within thirty (30) days after such notice (or if such default is of such nature that it cannot be completely cured within said thirty (30) days, if Landlord fails to commence to cure within said thirty (30) days and thereafter proceed with reasonable diligence and in good faith to effect such cure).

20.          AUTHORITY

      Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is and shall be throughout the Lease Term, a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises are located and is in good standing, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, qualified to do business in the jurisdiction in which the Demised Premises are located, and is in good standing, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

21.          TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

      21.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, (a) "hazardous wastes", as defined by the Resource Conservation and Recovery Act of 1976 as amended from time to time, (b) "hazardous substances", as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances", as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials", as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) any substance whose presence could be detrimental to the Building, its occupants or visitors, or the environment, (g) substances requiring special handling, (h) flammables, explosives, radioactive materials, asbestos, polychlorinated biphenlys (PCBs), chlorofluorocarbons, chemicals known to cause cancer or reproductive toxicity, pollutants and contaminants, (i) any infectious and/or hazardous medical waste as the same may be determined from time to time, and (j) any other substances declared to be hazardous or toxic under Laws (hereinafter defined) now or hereafter enacted or promulgated by any Authorities (hereinafter defined).

      21.2   TENANT'S RESTRICTIONS. Tenant shall not cause or permit to occur:

             (a) Violations. Any violation of any federal, state and local laws, ordinances, regulations, directives, orders, notices and requirements now or hereafter enacted or promulgated regulating the use, generation, storage, handling, transportation, or disposal of Hazardous Substances ("Laws"), now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises, the Building and/or the Complex, or arising from Tenant's use or occupancy of the Demised Premises, Tenant's Property, or Leasehold Improvements, including, but not limited to, soil and ground water conditions; and/or

             (b) Use. The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Demised Premises, the Building and/or the Complex, or the transportation to or from the Demised Premises of any Hazardous Substances, without the prior written consent of Landlord, such consent to be granted or withheld in Landlord's sole and absolute discretion, and, if granted, Tenant's activities shall be in strict compliance with all Laws.

      21.3   AFFIRMATIVE OBLIGATIONS.

             (a) Compliance with Laws. Tenant shall, at Tenant's own expense, comply with all Laws. Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all federal, state and local governmental and regulatory authorities (the "Authorities") under the Laws. Tenant shall promptly provide Landlord with a copy of all such submissions and information requests.

             (b) Clean-Up Plans. Should any Authority or any third party demand that a removal or clean-up plan be prepared and that a removal or clean-up be undertaken because of any deposit, spill, discharge, release, misuse, prohibition on continued use, act or failure to act with respect to any Hazardous Substances relating to, occurring on or arising out of Tenant's use or occupancy of the Demised Premises, Tenant's Property or Leasehold Improvements, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such removal and clean-up plans within the time limits set by any Authority or other party. Tenant shall promptly provide Landlord with copies of notices received from any Authority or third party, and of all removal and clean-up plans, bonds, and related matters.

             (c) Information Requests. Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is required hereunder or is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 21 within a reasonable time (or any shorter period of time if so required by any Authority), Landlord may (but shall not be obligated to) do so and all costs associated therewith shall constitute Additional Rent hereunder and shall be immediately due and payable to Landlord, together with interest thereon calculated at the rate of twenty-four percent (24%) per annum. In such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises, Tenant's use thereof and Tenant's Property and Leasehold Improvements, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Laws shall constitute a waiver of any of Tenant's obligations under this Section 21.

      21.4 TENANT'S INDEMNITY. Tenant shall indemnify, defend, and hold harmless Landlord, Landlord's Agent, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, release, misuse, prohibition or continued use, act or failure to act, with respect to any Hazardous Substances or other failure to comply with the Laws which arise at any time from Tenant's use or occupancy of the Demised Premises or Tenant's Property or the Leasehold Improvements, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other related laws.

      21.5 SURVIVAL OF OBLIGATIONS. Tenant's obligations and liabilities under this Section 21, and the obligations of all guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, shall survive the expiration or earlier termination of this Lease.

22.          JOINT AND SEVERAL LIABILITY

      In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant or guarantee this Lease as guarantors or are otherwise liable for the performance of any or all of Tenant's or any guarantor's obligations, the liability of each such individual, corporation, partnership or other business association to pay Base Annual Rent, Additional Rent and any other sums due hereunder and to perform all or any other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease shall be a partnership or other business association, the members of which are by virtue of statute or general law subject to personal liability, then, and in that event, the liability of each such member shall be deemed to be joint and several. Notwithstanding any other provisions hereof, or of any rule or provisions of law, the failure or refusal by Landlord to proceed, in the event of a breach or default by Tenant, against all the individuals, corporations, partnerships or other business associations comprising the Tenant (or any combination of two or more thereof) or against Tenant or against one or more of the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, shall not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships or other business associations not so proceeded against, nor shall the granting by Landlord of a release of, or execution of a covenant not to sue, any one or more of the individuals, corporations, partnerships, or other business associations comprising the Tenant (or any combination of two or more thereof) or the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, constitute a release or waiver, in whole or in part, of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so released or granted a covenant not to sue.

23.          DEFINITIONS

      23.1 PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

      23.2 DEMISED PREMISES. Wherever the word "premises" or the phrase "demised premises" is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

      23.3 LEASE TERM. Wherever the phrase "Lease Term" or the phrase "term of this Lease" is used in this Lease, it shall refer to the Lease Term described in
Section 1.2(a) and any extensions and renewals thereof validly and timely exercised by Tenant, unless the context clearly requires otherwise.

      23.4 TENANT'S PROPERTY. Wherever the phrase "Tenant's Property" is used in this Lease, it shall refer to the Tenant's Property described in Section 12.9(a), unless the context clearly requires otherwise.

      23.5 LEASEHOLD IMPROVEMENTS. Wherever the phrase "Leasehold Improvements" is used in this Lease, it shall refer to the Leasehold Improvements described in Section 12.9(a), unless the context clearly requires otherwise.

24.          NOTICE TO PARTIES

      24.1 ADDRESSES FOR NOTICES. All notices required or desired to be given hereunder by either party to the other shall be in writing and personally delivered or given by overnight express delivery service or by certified or registered mail (delivery and/or postage charges prepaid) and addressed as specified in Section 1.9. Either party may, by like written notice, designate a new address to which such notices shall be directed.

      24.2 EFFECTIVE DATE OF NOTICE. Notices personally delivered shall be deemed effective upon delivery; notices sent by certified or registered mail shall be deemed effective upon the earlier of (i) the date of receipt or rejection by the addressee, or (ii) three (3) days following the date of mailing (excluding Sundays and holidays on which mail is not delivered by the United States Postal Service). Notwithstanding the foregoing, any notice pertaining to a change of address of a party shall be deemed effective only upon receipt or rejection by the party to whom such notice is sent.

25.          NOTICE TO MORTGAGEES

      In addition to any notices required by Section 13.4, if any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Demised Premises and that it is requesting Tenant to provide the mortgagee with copies of notices sent by Tenant to Landlord, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such mortgagee in the manner prescribed in Section 24 and to such address as such mortgagee or trustee shall designate.

26.          SPECIAL PROVISIONS; EXHIBITS

      26.1 INCORPORATION IN LEASE. It is agreed and understood that any Special Provisions and Exhibits referred to in Sections 1.10 and 1.11, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

      26.2 CONFLICTS. If there is a conflict between a Special Provision hereto and the Exhibits, Specific Provisions or General Provisions of this Lease, the Special Provision shall govern. If there is a conflict between a Specific Provision and the Exhibits or General Provisions of this Lease, the Specific Provision shall govern. If there is a conflict between the Exhibits and the General Provisions, the Exhibits shall govern.

27.          CAPTIONS

      All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

28.          ENTIRE AGREEMENT; MODIFICATION

      This Lease, all Exhibits, and the Specific and Special Provisions incorporated herein by reference are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, partners, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties, their agents or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Tenant hereby acknowledges that Landlord, Landlord's Agent and their respective agents and employees made no representations, warranties, understandings or agreements pertaining to the condition of the Building or the Demised Premises, or otherwise, which have induced Tenant to execute, or have been relied upon by Tenant in the execution of this Lease, other than those specifically set forth herein. This Lease can be modified only by a writing signed by both parties hereto. The language of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant. The interpretation or construction of this Lease shall be unaffected by any argument or claim, whether or not justified, that this Lease has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. Tenant acknowledges that it has had, or has had the opportunity to have, legal counsel of Tenant's choice to negotiate on behalf of (and/or explain to) Tenant the provisions of this Lease. Any consent or approval required or desired of Landlord, or any decision under this Lease committed to the discretion of Landlord hereunder, may be withheld, delayed, conditioned or exercised by Landlord in its sole, absolute and arbitrary discretion unless the provision of this Lease requiring such consent or approval, or decision under this Lease committed to the discretion of Landlord, expressly states that Landlord shall not withhold, delay, condition or exercise such consent, approval or discretion unreasonably.

29.          GOVERNING LAW; SEVERABILITY

      This Lease shall be governed by and construed in accordance with the laws of the State or District in which the Building is located. The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

30.          BINDING EFFECT OF LEASE

      The submission of an unsigned copy of this document to Tenant for examination or signature shall not constitute an option, reservation or offer to lease space in the Building. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant, and shall be enforceable in accordance with its terms from and after the date this Lease is fully executed and delivered by Landlord and Tenant.

31.          FORCE MAJEURE

      If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing named events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

32.          RECORDATION

      Neither this Lease nor a memorandum hereof shall be recorded by Tenant. Any violation of this Section shall be a default hereunder and Tenant agrees to pay all costs and expenses, including attorneys' fees, necessary to remove this Lease or any memorandum hereof from record. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to prepare, execute and record such instrument(s), the foregoing power of attorney being deemed to be coupled with an interest.

33.          TIME OF ESSENCE

      Tenant acknowledges that time is of the essence in its performance of any and all obligations, terms and provisions of this Lease.

34.          BROKERS

      Tenant represents and warrants that it did not retain, nor consult with, any broker or real estate salesperson (other than Landlord's Agent) with respect to this Lease. Tenant agrees to indemnify and hold Landlord and Landlord's Agent harmless from and against any claims for brokerage or other commissions and any claim of, or right to, a lien under applicable law relating to real estate broker liens, arising by reason of a breach by Tenant of the foregoing representation and warranty. Tenant agrees to pay, or upon demand reimburse Landlord and Landlord's Agent for, all costs and expenses, including attorneys' fees, necessary to remove from record any lien filed against the rents payable pursuant to this Lease and/or against the Demised Premises and/or the Building, by reason of a breach by Tenant of the foregoing representation and warranty.

35.          RELATIONSHIP OF LANDLORD AND TENANT

      Nothing in this Lease shall be interpreted or construed as creating any partnership, joint venture, agency or any other relationship between the parties, other than that of landlord and tenant.

       36.    RENT

              36.1 In Section 2.1(a), in the fifth line, delete 'by electronic ... otherwise'.

              36.2 Section 2.2(a)(ii) is deleted entirely.

              36.3 In Section 2.2(a)(iv), in the fourth line, after the first 'Improvements' insert "(but not leasehold improvements for other tenants)".

              36.4 In Section 2.2(b)(ii), in the last line, after 'commissions;' insert "costs of repairs, restoration, replacements or other work occasioned by fire, windstorm or other insured casualty (whether such destruction be total or partial) to the extent of insurance proceeds therefor; the cost of repairs, etc., occasioned by the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent of any condemnation awards; costs occasioned by intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any employee or agent of same or the act of any other tenant in the Building, or any other tenant's agents, employees, licensees or invitees, to the extent Landlord recovers the applicable cost from such person; leasing commissions, attorneys' fees (except for those reasonable attorneys' fees directly related to Operating Expenses or Real Estate Taxes); expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with management agents, purchasers or mortgagees of the Building; allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building; costs or expenses relating to another tenant's or occupant's space which were incurred in rendering any service or benefit to such tenant that was not available to Tenant; payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases; costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due; costs incurred by Landlord for trustees fees, partnership organizational expenses and accounting fees (except accounting fees relating solely to the ownership and operation of the Building); Landlord's general corporate overhead and general and administrative expenses; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except for equipment not affixed to the Building which is used in providing janitorial or similar services); the rent for Landlord's on-site management or leasing office, or any other offices or spaces of Landlord or any related entity; Landlord's income and franchise taxes; special assessments and other business taxes except those business taxes which relate solely to the operation of the Building; all amounts which would otherwise be included in Operating Expenses which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed fair market value; except the management fee paid to Landlord's Agent, all other fees for management of the Building; costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants; costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's materialman's, vendor's or contractor's warranty (a "Warranty") which are paid by such manufacturer, materialman, vendor or contractor; electric power costs for which any tenant directly contracts with the local public service company; services provided and costs incurred in connection with the operation of the parking garage or retail or the ancillary operations owned, operated or subsidized by Landlord; rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities; wages and salaries for off-site employees and employees at the Building above the level of building manager;".

              36.5 In Section 2.2(b)(iii), in each of the second and fifth lines, delete 'other than' and substitute "including"; and in the sixth line, before 'estimated' insert "reasonably".

              36.6 In Section 2.3(d), in the first line, delete 'thirty (30)' and substitute "sixty (60)".

              36.7 In Section 2.9, in the second line, after 'after' insert "written notice from Landlord"; and in the penultimate line, delete 'eighteen percent (18%)' and substitute "twelve percent (12%)".

       37.    LANDLORD'S CONTRIBUTION

              37.1 Provided Tenant is not then in default of any of the terms or conditions of this Lease, Landlord agrees to contribute the sum of up to Five Thousand Four Hundred Twenty and 00/100 Dollars ($5,420.00) toward the cost of Tenant's remodeling, which amount Tenant shall receive in the form of a credit toward remodeling expenses owed by Tenant to Landlord's contractors.

       38.    ACCRUAL OF RENT OBLIGATION

              38.1 Tenant shall be obligated for the payment of Base Annual Rent and Additional Rent pursuant to Sections 1.3 and 1.5 on the Commencement Date, regardless of any time required to construct, alter or redecorate the Demised Premises to Tenant's requirements.

       39.    PARKING

              39.1 Landlord agrees to arrange for parking in the garage of the Building for up to fifteen (15) automobiles of Tenant or Tenant's employees, which parking shall be made available upon Tenant's or its employees' payment of the prevailing monthly rate for such service.

       40.    CONSTRUCTION OF PREMISES AND OCCUPANCY

              40.1 Sections 3.1 and 3.4 are deleted entirely.


       41.    SUBLETTING AND ASSIGNMENT

              41.1 In Section 4.1, in the first line, after 'withheld' insert ", conditioned".

              41.2 In Section 4.2, in the third and fourth lines, delete 'ninety
(90)' and substitute "thirty (30)".

              41.3 Provided Tenant first obtains the written consent of the Landlord to such sublease or assignment as required by Section 4 and further provided that Tenant is not in default of any of the terms or conditions of this Lease on the date each rent payment is due pursuant to such sublease or assignment, then notwithstanding Section 4.3, only Fifty Percent (50%) of any rent and other consideration accruing to Tenant as a result of each such sublease or assignment which is in excess of the pro rated portion of Base Annual Rent and Additional Rent then being paid by Tenant for the Demised Premises or portion thereof being sublet pursuant to said sublease or assignment shall be paid by Tenant to Landlord monthly as Additional Rent. Tenant shall be permitted to deduct the reasonable advertising costs, reasonable brokerage commissions and reasonable remodeling costs, in calculating Landlord's share of the net excess rent and other consideration to be paid to Landlord pursuant to this Section. Tenant shall provide documentation of such expenses to Landlord at the time Tenant requests Landlord's giving consent to the subletting or assignment.

              41.4 In Section 4.4, in the last line, after 'Lease' insert ", unless otherwise agreed in writing by Landlord".

     42.  SERVICES AND UTILITIES

          42.1 In Section 5.1, in the last line, after `Lease' insert "; provided, however, if the Demised Premises are rendered untenantable by such failure, suspension, delay or interruption of services for five (5) consecutive business days due to Landlord's negligence or willful misconduct, then Tenant may abate paying Base Annual Rent from said fifth (5th) day until such service is restored".

          42.2 In Section 5.3(c), in the third line, delete `The' and insert "If excess electric consumption is established by such meters or survey, then the"; and in the fourth line, after the first `Tenant' insert "only if excess consumption is established".

          42.3 In Section 5.6, in the penultimate line, after the second `consent' insert "shall not be unreasonably withheld, conditioned or delayed." and delete the remainder of the paragraph.

     43.  USE AND UPKEEP OF PREMISES

          43.1 In Section 6.3, in the last line, after `act' insert "; provided, however, that Tenant shall be given written notice and reasonable opportunity to cure such actions or failures before any liability for such costs accrues".

          43.2 In Section 6.4(a), in the first line, before `Tenant' insert "Except for cosmetic changes and decorations,"; and in the fourth line, delete `or cosmetic'.

          43.3 In Section 6.4(b), in both the eleventh and twelfth lines, delete `five (5)' and substitute "ten (10)".

          43.4 In Section 6.4(c), in the third line, delete `this Lease...and Tenant' and substitute "the Demised Premises are delivered to Tenant, normal wear and tear excepted"; in the eighth line, after `expense' insert "provided Landlord so advised Tenant when Tenant requested Landlord's consent thereto"; and in the ninth line, after `date' insert "the Demised Premises are delivered to Tenant, normal wear and tear excepted." and delete the rest of the sentence.

          43.5 In Section 6.5(a), in the eighth line, delete `ten (10)' and substitute "thirty (30)".

          43.6 In Section 6.5(b), in the last line, after `aforesaid' insert ";provided, however, if the Demised Premises are rendered untenantable thereby for five (5) consecutive business days, then Tenant may abate paying Base Annual Rent from said fifth (5th) day until the Demised Premises are again tenantable".

          43.7 In Section 6.8(b), at the end of the paragraph, change the period to a comma and insert "unless solely arising from or caused by the fault or negligence of Landlord, or of any of Landlord's principals, employees or agents acting on behalf of Landlord.".

          43.8 In Section 6.9, in the third line, after the second `time' insert "(provided such changes do not materially interfere with Tenant's rights under this Lease)"; in the ninth line, after `(3)' insert "business"; and at the end of the Section insert "Landlord shall use reasonable efforts to enforce the Rules and Regulations equitably.".

          43.9 In Section 6.11, in the second line, after `Improvements' insert "(except structural elements)".

          43.10 In Section 6.12, in the penultimate line, delete `ten (10)' and substitute "thirty (30)".

          43.11 Section 6.13 is deleted entirely.

     44.  ACCESS

          44.1 In Section 7.1, in the second line, after `times' insert "after reasonable notice (except in emergencies)".

          44.2 In Section 7.3, in the fourth line, after `lobbies.' insert "At least one elevator shall be operable at all times.".


     45.  LIABILITY

          45.1 In Section 8.1, in the third line, after `Property' insert "; provided, however, the foregoing provision shall not apply (a) if the loss was caused by the negligence of Landlord, Landlord's Agent or their agents or employees, and (b) the Tenant has not otherwise waived and released its claims pursuant to Section 8.5(f)." and delete the remainder of the paragraph.

          45.2 In Section 8.2, in the sixth line, after the first `Tenant' insert a period and delete the remainder of the paragraph.

          45.3 In Section 8.4, in the last line, after `Demised Premises' insert "unless the Demised Premises are rendered untenantable thereby for five (5) consecutive business days in which event Tenant may abate paying Base Annual Rent from said fifth (5th) day until the Demised Premises are again tenantable".

     46.  DAMAGE

          46.1 In Section 9.1, in the fifth line, delete `ten (10)' and substitute "thirty (30)".

          46.2 In Section 9.3(a)(i), in the first line, after `partially' insert "[more than Thirty Percent (30%)]".

          46.3 In Section 9.3(a)(ii)(2), in the seventh line, change `sixty
(60)' to "thirty (30)"; in the tenth line, delete `one hundred twenty (120)' and substitute "ninety (90)"; and in each of the thirteenth and fourteenth lines, delete `120' and substitute "90".

          46.4 In Section 9.3(a)(iii), in the first line, delete `Section 9.3' and substitute "Lease".

     47.  DEFAULTS AND REMEDIES

          47.1 In Section 12.3, in the twelfth line, after `sole' insert ",but reasonable,".

          47.2 Section 12.6 is deleted entirely.

          47.3 In Section 12.9(a), delete the first three (3) sentences entirely.

          47.4 Sections 12.9(b) and (c) are deleted entirely.

          47.5 In Section 12.11, in the first line, after `any' insert "eviction"; and in the third line, after `proceeding' insert ", unless required to do so under the court rules".

          47.6 In Section 12.13, in the second line, after `entire' insert "reasonable" and after `hereunder' insert a period and delete the remainder of the paragraph.

     48.  SUBORDINATION



          48.1 In Section 13.1, in each of the six and ninth lines, delete `ten
(10)' and substitute "fifteen (15)".

          48.2 In Section 13.2, in each of the first, sixteenth and nineteenth lines, delete `ten (10)' and substitute "fifteen (15)".

     49.  TENANT'S HOLDOVER

          49.1 In Section 14.2, in the third line, delete `three' and substitute "one and one-half".


     50.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

          50.1 Section 21.4 is deleted entirely.

          50.2 At the end of Section 21, add the following:

LANDLORD'S REPRESENTATION. Landlord represents that, as of the date hereof, Landlord is not in receipt of any violation notice regarding Hazardous Substances that affects the Demised Premises or the Building.

     51.  BROKERS AND COMMISSIONS

          51.1 Section 34 is hereby deleted in its entirety and the following is substituted therefor:

          "Landlord and Tenant each hereby represents and warrants that, in connection with this Lease, each did not retain, consult or deal with any broker or real estate agent, salesperson or finder (other than Landlord's Agent), and there is no commission, charge, or other compensation due on account thereof in regard thereto, excepting only The Bank Companies, and Charles E. Smith Real Estate Services L.P., both of whose commissions are the responsibility of Landlord. Each party hereto shall indemnify and hold harmless the other (and Tenant shall also indemnify and hold harmless Landlord's Agent) against and from any claims for brokerage or other commissions by reason of a breach of the indemnifying party's foregoing representation and warranty. Tenant shall pay, or upon demand reimburse Landlord and Landlord's Agent for, all costs and expenses, including attorneys' fees, necessary to remove from record any lien filed against the rents payable pursuant to this Lease and/or against the Demised Premises and/or the Building, by reason of a breach by Tenant of the foregoing representation and warranty. The rights, obligations, warranties and representations in this Section shall survive the expiration or sooner termination of the Lease Term.".

     52.  LEGAL COMPLIANCE

          52.1 Landlord shall abide by all laws and regulations applicable to the Building.

     53.  EXECUTION OF DOCUMENT

          53.1 In the event Tenant does not execute and return this document by the close of business on May 29, 1998, then Landlord may market the subject space to others without further notice to Tenant.

                                    EXHIBIT C

                         BUILDING RULES AND REGULATIONS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or the Complex, or of persons having business in the Building or the Complex, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Demised Premises which will create excessive traffic or noise anywhere in the Building or the Complex. Tenant shall not bring or keep within the Building any animal, bicycle, motorcycle, or type of vehicle except as required by law.

2. Tenant shall promptly report to Landlord's Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

3. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 of the Lease and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with applicable zoning and other municipal regulations, including but not limited to smoking regulations. Canvassing, soliciting and peddling in the Building or anywhere in the Complex are prohibited, and Tenant shall cooperate to prevent such activities.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Demised Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Demised Premises. Tenant shall not cause objectionable noises, vibrations or odors within the Building.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of the Lease or any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Demised Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by Tenant's agents, employees, visitors or invitees upon Common Areas or elsewhere within the Building. Tenant shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all rules and regulations adopted by Landlord governing the use of the Common Areas. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not, nor shall Tenant's agents, employees or contractors, enter or install equipment in or at the equipment room(s) or closet(s), inside telecommunications and/or data transmission wire space and/or conduits or the telephone wire demarcation point in the Building without Landlord's prior consent.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Demised Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building (this is not applicable in VAV buildings). Tenant shall not cover induction units.



                                    Exh. C-1

9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any purpose other than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or toxic or flammable products, or other improper substances, therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Demised Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Demised Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

11. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

12. All keys to the exterior doors of the Demised Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

13. No signs, advertisements or notes shall be painted or affixed on or to any windows, doors or other parts of the Building visible from the exterior (other than as expressly permitted by the terms of the Lease), or to any Common Area or public area of the Building.

14. Landlord will provide and maintain a directory board for the Building, in the main lobby of the Building, and no other directories shall be allowed.

15. All contractors, contractors' representatives and installation technicians tendering any service to Tenant shall be referred by Tenant to Landlord for Landlord's supervision, approval and control before the performance of any contractual service. This provision shall apply to all work performed in the Building.

16. After initial occupancy, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or material which requires use of elevators shall be restricted to the use of freight elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All items not hand carried must be delivered via the appropriate loading dock and freight elevator, if any.

17. No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters.

18. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant's Property while in the Building, shall be repaired at the expense of Tenant.

19. For purposes hereof, the terms "Landlord", "Landlord's Agent", "Tenant", "Complex", "Building", "Demised Premises", "Tenant's Property" and "Systems" are defined in the Lease to which these rules and regulations are attached. Wherever these terms appear in the rules and regulations they shall have the same meaning as defined in the Lease.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of any premises in the Building.



                                    Exh. C-2

                                   EXHIBIT "D"
                      MINIMUM CLEANING SERVICES BY LANDLORD

A.     DAILY -     Monday through Friday, except legal holidays.

       1.     Empty waste baskets, clean ashtrays.

       2.     Dust accessible areas of desk tops.

       3.     Vacuum carpet in all areas of the Demised Premises.

       4.     Mop spillages on tile floors.

       5.     Clean lavatories and replace supplies.

       6. Dust and mop kitchens within the Demised Premises, provided that Tenant shall be responsible for the cleaning of any dishes, glasses or utensils in the kitchen areas. Tenant shall maintain any coffee pots and utensils located in the Demised Premises.

B.     WEEKLY

       1. Dust accessible areas of furniture, convectors and other furnishings.

       2.     Clean glass in doors and partitions.

C.     MONTHLY

       1.     Mop and buff tile floors.

       2. Dust venetian blinds, window frames and exterior of lighting fixtures.

       3.     Spot clean walls.

       4.     Clean telephones.

D.     QUARTERLY

       1.     Clean and refinish tile floors where necessary.

       2.     Clean baseboards.

E.     SEMI-ANNUALLY

       1.     Wash windows.

F.     ANNUALLY

       1.     Wash light fixtures and lenses.

       2.     Clean venetian blinds.

NOTE: Cleaners will not move papers or other materials from surfaces to be cleaned, dusted or vacuumed. Trash not in wastebaskets should be clearly marked "TRASH". Cleaning of private kitchens and baths is the responsibility of the Tenant.

                                   EXHIBIT "G"


       The "Rentable Area" of the Building and the Demised Premises shall be determined by Landlord's architect and as used herein shall refer to

       (a) in the case of a single tenancy floor, all floor area measured from the inside dominant surface of the opposite outer wall excluding outer glass or finished column wall of the Building to the inside dominant surface of the opposite outer wall excluding only the areas ("service areas") within the outside walls which are major vertical penetrations used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts but including columns or projections necessary to the Building and any such service area penetrations under 64 square inches and any such service areas which are for the specific use of the particular tenant such as special stairs, dumbwaiters, lifts, or elevators plus any areas exclusively serving only that floor or tenant, such as elevator lobbies, public corridors, toilets, janitors' closets, electrical closets, mechanical spaces, telephone closets, etc., plus an allocation of the square footage of the Building's elevator rooms and main mechanical and electrical rooms, management office, atriums, the main floor lobby areas, and other areas necessary to provide customary services to the Building. And

       (b) in the case of a floor to be occupied by more than one (1) tenant, all floor areas within the inside dominant surface of the outer glass or finished column walls enclosing the Demised Premises and measured to the mid-point of the wall separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator lobbies, rest rooms, mechanical rooms, janitors' closets, and other similar facilities for the use of all tenants on the particular floor (hereinafter called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's Rentable Area (excluding common areas) on such floor bears to the aggregate Rentable Area (excluding common areas) on such floor plus an allocation of the square footage of the Building's elevator rooms and main mechanical and electrical rooms, management office, atriums, the main floor lobby areas, and other areas necessary to provide customary services to the Building. No deductions from Rentable Area shall be made for columns or projections necessary to the Building or for service area penetrations under 64 square inches within the Demised Premises, or for any such service areas which are for the specific use of the particular tenant such as special stairs, dumbwaiters, lifts or elevators, or for any areas serving exclusively that tenant, such as toilets, janitors' closets, electrical closets, mechanical spaces, telephone closets, etc.

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT made as of this 30th day of November, 1998, is entered into by and between ISG Solutions (hereinafter referred to as Sublessor), and OTG Software (hereinafter referred to as Sublessee).

                                   WITNESSETH:

     WHEREAS, Sublessor has leased approximately 2,710 rentable square feet on the seventh (7th) floor of the office building located at 6701 Democracy Boulevard pursuant to the lease dated June 23rd, 1998 between Sublessor as Lessee and First Rock Spring Park Limited Partnership as Lessor (the "Lease"), a copy of which is attached hereto and made a part thereof; and

     WHEREAS, Sublessee desires to sublease from Sublessor approximately 2,710 rentable square feet of the above space set forth in Exhibit A hereof (hereinafter referred to as "Subleased Premises") measured in accordance with the Modified Washington D.C. Association of Realtors Method of Measurement; and

     WHEREAS, Sublessor desires to sublease said space to Sublessee.

     NOW, THEREFORE, Sublessor and Sublessee hereby agree, on behalf of themselves, their successors and assigns, as follows:

1.   SUBLEASE PREMISES

Sublessor, subject to written consent of Lessor, hereby leases (the "Sublease") to Sublessee and Sublessee hereby leases from Sublessor subject to the terms, provisions, and conditions contained in both this Sublease Agreement and the Lease, the Subleased Premises.

2.   SUBLEASE TERM

The Sublease term ("Sublease Term") begins as of January 1, 1999 and ends on May 31, 2003.

3.   BASE RENT

Sublessee agrees to pay Sublessor as rent hereunder, the sum of seventy three thousand one hundred and seventy Dollars ($73,170) annually, payable in equal monthly installments of six thousand ninety seven dollars and fifty cents Dollars ($6,097.50) in advance on the first day of each calendar month during the Sublease Term. All payments shall be due without billing or demand and without deduction, set-off or counter claim. If the date of the commencement of the Sublease Term is other than the first day of the month, rent shall be paid for the first month on a pro rata basis. All payments shall be made at Sublessor's office at 2400 Research Boulevard, Rockville, MD 20850, to the attention of Mr. Charles Oakley.

4.   BASE RENT ADJUSTMENT

The Base Rent shall be increased commencing on June 1, 1999 and each year thereafter in an amount equal to three (3%) percent of the annual rent.

5.   OPERATING EXPENSES AND REAL ESTATE TAXES

Sublesee agrees to pay Sublessors pro rata share of operating expenses and real estate taxes as passed through by Lessor to Sublessor in accordance with provisions of the prime lease. Sublesee's operating expense and real estate tax pro rata share is one and twenty-one hundredths percent (1.21%).

6.   DELIVERY OF THE SUBLEASED PREMISES

The Subleased Premises shall be delivered by Sublessor to Sublessee in "as-is" condition. Sublessee has inspected the Subleased Premises and found them acceptable for their intended use. Notwithstanding the afformentioned, Sublessor agrees to contribute five thousand four hundred and twenty dollars ($5,420.00) per rentable square foot toward tenant improvements to the Premises.

7.   CONDITION OF THE SUBLEASED PREMISES

Upon the expiration or termination of the term of this Sublease Agreement, Sublessee shall deliver the possession of the Subleased Premises to Sublessor in the same general condition as at the commencement of the Sublease, subject to ordinary wear and tear.

8.   QUIET ENJOYMENT

Sublessor covenants that so long as Sublessee not be in default of the Sublease, Sublessee may freely, peaceably and quietly occupy and enjoy full possession of the Subleased Premises without molestation or hindrance by Sublessor or any party claiming through or under Sublessor.

9.   COVENANTS OF SUBLESSOR AND SUBLESSEE

The parties hereto agree that the Lease is incorporated herein by reference dated June 23rd 1998. Sublessee agrees that it shall, at all times, keep, observe, and perform the obligations to be performed by Sublessor as Lessee under the said provisions of the Lease with respect to the Subleased Premises. Sublessor shall have no obligation to perform the obligations of Lessor under the Lease.

In cases where Sublessee must obtain consent from Sublessor, Sublessor will not unreasonably condition, withhold, or delay such consent provided the consent of Lessor is not required under the Lease; in no case must Sublessor give its consent if Lessor has not given its consent. In cases where Sublessor must request consent from Lessor, Sublessor will not unreasonably delay requesting such consent.

10.  DEFAULT OF SUBLESSEE

If Sublessee shall fail to pay any installment of rent when due hereunder or shall default in the observance or performance of any conditions or covenants to be kept, observed or performed by Sublessee hereunder, or shall Default under any of the terms of the Lease incorporated herein, then Sublessor shall have and may exercise all rights and remedies against Sublessee as provided to Lessor in the event of default by Sublessor as set forth in the Lease. Any overdue payment shall bear interest at five (5) percentage points above the then prime rate of interest (or comparable rate of interest) per annum as published in the money market section of The Wall Street Journal or in another material financial publication reasonably selected by Sublessor or Lessor accruing from the date such installment or payment becomes due to the date payment is made by Sublessee.

11.  ASSIGNMENT AND SUBLETTING

Sublessee will not assign this Sublease Agreement nor sublet the Subleased Premises or any portion thereof without prior written consent of Sublessor and Lessor. Should Sublessee wish to sublease, Sublessor shall use reasonable efforts to obtain Lessor's approval to sublease and Sublessor shall not unreasonably withhold or delay its consent thereof. No assignment or Sublease shall release Sublessee from liability hereunder.

12. BROKERS

Sublessor and Sublessee both represent and warrant that they have not employed any brokers other than The Bank Companies in carrying on the negotiations of this Sublease Agreement.

13. PAYMENT OF ATTORNEY'S FEES

In the event of the employment of an attorney by Sublessor because of the violation by Sublessee of any term or provisions of this Sublease Agreement, including non-payment of rent as due, Sublessee shall pay, and agrees to pay, reasonable attorney's fees, and all other reasonable costs incurred by Sublessor as a result of the violation by Sublessee.

14.  INDEMNIFICATION AND LIABILITY

Sublessee shall defend, indemnify and hold Sublessor harmless from any and all damages, losses, claims and costs (including attorneys fees) arising out of or relating to Sublessee's use or occupancy of the Subleased Premises. Sublessor shall not be liable to Sublessee for any loss of property relating to Sublessee's use or occupancy of the Subleased Premises.

15.  USE OF DEMISED PREMISES

Sublessee shall use and occupy the Subleased Premises solely for general office purposes.

16.    SUBLEASE SUBORDINATE TO LEASE

This Sublease shall be subject to and subordinate to the provisions of the Lease. In the event any act or omission by Sublessee pursuant to the terms of this Sublease would constitute an event of default under the Lease if committed by Sublessor, such act or omission shall be deemed to be a default by Sublessee hereunder.

17.    SUBLESSOR NOT LIABLE FOR LESSOR'S OBLIGATIONS OR DEFAULTS

       (a) Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublessor shall not be required to (i) provide any of the services or construction that Lessor has agreed to provide pursuant to the Lease (or as are required by law), (ii) provide any utilities (including electricity) to the Subleased Premises that Lessor has agreed to furnish pursuant to the Lease (or as are required by law), (iii) make any of the repairs that Lessor has agreed to make pursuant to the Lease (or as are required by law), (iv) comply with any laws or requirements of any governmental authorities regarding the maintenance or operation of the Subleased Premises,
(v) take any other action that Lessor has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, or (vi) provide Sublessee with any rebate, credit, allowance or other concession required of Lessor pursuant to the Lease. Further, Sublessor makes no covenant or representation made by Lessor under the Lease.

       (b) Sublessor agrees to use reasonable efforts, at Sublessee's sole cost and expense, to cause Lessor to provide, furnish, or comply with the foregoing provisions pursuant to the Lease (provided, however, that Sublessor shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease). If Lessor shall default in the performance of any of its obligations under the Lease, Sublessor shall, upon request and at the expense of Sublessee, cooperate with the Sublessee in the prosecution of any action or proceeding which Sublessee, in its reasonable judgement, deems meritorious, in order to have Lessor make such repairs, furnish such electricity, provide such services or comply with any other obligation of Lessor under the lease or as required by law.

       (c) Sublessee shall defend, indemnify and hold harmless Sublessor from and against (i) any and all of the aforementioned claims arising from or in connection with such request, action or proceeding, and (ii) any dispute, claim, or cost (including attorney's fees) arising from any conflict whatsoever concerning the Lease regarding actions or omissions of Sublessee (other than Sublessee's execution of this Sublease). This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorney's fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon.

       (d) Sublessee shall not make any claim against Sublessor for any damage which may arise by reason of (i) the failure of Lessor to keep, observe or perform any of its obligations pursuant to the Lease, unless such failure is due to Sublessor's negligence, misconduct, or failure to comply with the provisions of this Sublease; or (ii) the acts or omissions of Lessor or Sublessee or their respective agents, contractors, servants, employees, invitees or licensees.

18.    ALTERATIONS

Sublessee shall not make any alteration, improvement, decoration, or installation (hereinafter called "Alterations") in or to the Subleased Premises, without in each instance obtaining the prior written consent of Lessor and Sublessor.

Sublessee may have any Alterations performed by contractors of its own choice, at its expense, provided that Sublessee has obtained written approval of the contractor by Lessor and Sublessor, which approval of Sublessor will be based upon the contractor's being properly licensed and his financial posture, experience and past job performance. The design of all Alterations undertaken by Sublessee shall be subject to prior written approval of Lessor and Sublessor and shall not be commenced until such approval is obtained. With reasonable notice to Sublessee, Lessor and Sublessor shall at all times have the right to inspect the work performed by any contractor selected by Sublessee during normal business hours.

Sublessee shall, upon request of Lessor or Sublessor, remove said Alterations, repair all damage resulting from such removal and restore the Subleased Premises to the condition as of the date possession was delivered to Sublessee, however, Lessor or Sublessor shall notify Sublessee of such requirement at the time Sublessee requests approval of any Alteration. If Sublessee fails or refuses to remove such Alterations, or fails to correct, repair and restore the Subleased Premises, Lessor or Sublessor may cause the same to be removed, and repairs and restoration to be made, in which event Sublessee shall reimburse to the party who caused said Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Lessor or Sublessor may suffer and sustain by reason of Sublessee's failure or refusal to remove said Alterations.

19.    LESSOR'S CONSENT

       (a) This Sublease shall be effective upon obtaining the written consent of Lessor (Lessor's consent to sublease form, Exhibit B) and it is hereby acknowledged by Sublessor and Sublessee that Lessor's consent to this Sublease shall not create any contractual liability or duty on the part of Lessor or its agent to the Sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Lessor and Sublessor, as the Lessee under the Lease, with respect to the Subleased Premises.

       (b) Sublessor and Sublessee shall not amend this Sublease without Lessor's prior written consent, and any such amendment made or entered into without Lessor's consent shall be null and void.

20.    GENERAL PROVISIONS

       (a) During the term of this Sublease Agreement, Sublessee shall maintain liability and personal property insurance covering the Subleased Premises and Sublessee's property therein in such amounts no less than required under the Lease.

       (b) The waiver by Sublessor of a breach of covenant, obligation, or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation, or condition of this Sublease Agreement.

       (c) This Sublease Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland.

       (d) Sublessor shall have the right to inspect the Sublease Premises during business hours upon reasonable notice.

       (e) This Sublease Agreement constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by both parties hereto.

       (f) If any provision of this Sublease is declared invalid or unenforceable, the remainder of this Sublease Agreement shall continue in full force and effect.

       (g) Paragraph headings are used herein solely for convenience of reference and are not to be construed as part of this Sublease Agreement.

21.    LEASE CONTINGENCY

This Sublease shall be contingent on Sublessor receiving a fully executed Lease from 2400 Research Boulevard.

22.    NOTICES

All notices, demands, or requests between Sublessor and Sublessee shall be delivered in person, by certified mail, return receipt requested, or by registered mail:

       If to Sublessor:                        If to Sublessee:

Mr. Charles Oakley                             Mr. F. William Caple
ISG Solutions                                  OTG Software
2400 Research Boulevard                        6701 Democracy Boulevard
3rd Floor - 350                                8th Floor
Rockville, MD 20850                            Bethesda, MD 20817


WITNESS:                                       OTG Software


/s/ Patricie M. Alsten                         By: /s/ F. William Caple
-------------------------------                   ------------------------------


WITNESS:                                       ISG Solutions


             [SIG]                             By: /s/ Charles Oakley
-------------------------------                   ------------------------------

                               SUBLEASE AGREEMENT

     This Lease Agreement is made on this 22nd day of January, 1999, at Newport Beach, California between DIVERSIFIED BUSINESS SERVICES, INC. (hereinafter "Lessor" or "DBS") and, OTG SOFTWARE, INC. (hereinafter "Lessee" or "Tenant").

                                   I. PREMISES

     DBS hereby leases to Lessee and Lessee hereby hires from DBS, the property hereinafter referred to as the "subject premises" located in the City of Irvine, County of Orange, State of California, and more particularly described as 19200 Von Karman Avenue, Suite 600, Office No. 17 (Exhibit "A").

                                    II. TERM

     The term of this Lease shall be for 6 months, commencing on the 1st day of February, 1999, and ending on the 3lst day of July, 1999. Said rental term shall be automatically extended for the same period and all provisions applicable to the initial lease term shall apply to the extended lease term(s) with the exception of renewal rate, unless Lessee gives Lessor or Lessor gives Lessee written notice of cancellation of this renewal provision at least thirty (30) days prior to the expiration of any lease term. For the purpose of interpretation, a thirty day notice specifically means on or before the first day of the last month of occupancy.

                            III. RENT & RENT DEPOSIT

     Tenant shall pay as rent to DBS the sum of Eight Hundred Seventy-Five & 00/100 Dollars ($ 875.00 ) as the first month's rent and the sum of Eight Hundred Seventy-Five & 00/100 Dollars ($ 875.00 ) as a deposit against payment of rent for the last month of occupancy under this Sublease Agreement; thereafter, on or before the first day of each succeeding month, Lessee shall pay the sum of Eight Hundred Seventy-Five & 00/100 Dollars ($ 875.00).

     In the event payment of rent is made after the fifth (5) day of the month, an automatic late charge of 10% ($ 87.50 ) will be charged and must be included with rental payment. A $25 charge will be paid by the Lessee to the Lessor for each returned check.

     The deposit for payment of the final month's rent provided for hereunder may be used by Lessor for any purpose, free of trust, and no interest shall be paid to Lessee thereon.



                                     1 OF 5

                                 IV. SET-UP FEE

     Lessee acknowledges that Lessee has inspected the subject premises prior to taking occupancy and that the subject premises are clean and in good repair. On or before occupancy, Lessee shall pay Lessor the sum of Two Hundred & 00/100 Dollars ($ 200.00 ) for payment of expenses incurred by Lessor for door sign(s), directory signs, keys, and general administrative set-up of account.

                               V. USE OF PREMISES

     The subject premises shall be used by Lessee as a business office and for uses normally incident thereto and for no other purpose. Lessee shall allow no hazardous or noxious materials to be stored at the subject premises and Lessee shall allow no activities on the subject premises which are illegal or otherwise constitute a nuisance or disturbance to other tenants of the building.

                         VI. COVENANTS OF TENANT/LESSEE

     Tenant covenants and agrees to pay each monthly installment of rent provided for herein on or before the due date, to use the subject premises for the purpose hereinabove stated, and to surrender the subject premises, together with appropriate office and building keys, upon the termination of tenancy in as good condition as existed at the date of initial occupancy, reasonable wear and tear excepted.

     (a) Default: The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee: 1) Any failure by Lessee to pay rent or to make any other payments required to be made by Lessee hereunder, after written notice; 2) The abandonment or vacation of the Premises by Lessee, bankruptcy of Lessee or assignment for benefit of creditors; 3) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee.

         In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease then Lessor may recover from Lessee any unpaid rent plus interest on said unpaid rental at the rate of ten percent (10%) per annum.

         In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.



                                     2 of 5

     (b) Abandonment: Lessee shall not vacate or abandon the premises at any time during the term and if Lessee shall abandon, vacate or surrender said premises for a period of thirty (30) days or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned.

     (c) Keys: Lessee shall receive one key for each office leased and one key for entry into main office. Lessee shall pay to Lessor the sum of $5.00 for each key not returned at the expiration of this Lease, or for any additional duplicate keys provided to Lessee. Tenant shall not alter any lock or install additional locks or bolts on any door.

     (d) Rules & Regulations: Lessee agrees to observe and comply with the Building Rules and Regulations as specified on Exhibit "D-l" and the Parking Rules and Regulations as specified on Exhibit "D-2" attached hereto.

     (e) Lessor's Employees: Should Lessee elect to hire any of Lessor's employees, during tenancy and/or for a one (1) year period following vacancy of premises, a fee shall be paid to Lessor in the amount of $10,000.00 per employee as compensation for Lessor's loss thereof, unless Lessor does not intend to retain said employee(s).

     (f) Copy Equipment: Lessee may maintain their own "desktop" copy equipment inside the leased office. Free-standing machines and/or machines that require additional electricity or dedicated circuitry are not permitted. Lessee also agrees not to allow or solicit other clients on the premises to use Lessee's copy equipment.

                          VII. COVENANTS OF DBS/LESSOR

     Lessor agrees to pay for all utilities (excepting local and long distance telephone service, which shall be billed separately as specified under Article
VIII) and janitorial service.

     Rental payment includes telephone answering and reception services during business hours (8 a.m. to 5 p.m.) Monday through Friday, use of the conference room(s) by Tenant as reserved on an as-needed basis, and coffee service.

     DBS shall provide office support services Monday through Friday during business hours; a separate statement for those services based on the then current rate sheet (Exhibit "B") shall be rendered at the end of each month and is due and payable upon presentation. As charges represent costs for labor and materials (such as postage, shipping charges, stationery supplies, local and long distance telephone service, parking validations, etc.) that have been incurred by DBS on behalf of the Lessee/Tenant during the previous monthly accounting period; payment is due no later than the 10th day of each month following presentation of this statement.



                                     3 of 5

                        VIII. TELEPHONE EQUIPMENT/SERVICE

     Lessee shall pay for the installation and all charges pertaining to Lessee's telephone service. Lessee shall pay directly to Lessor the cost of connecting Lessee's telephone equipment and service (Exhibit "C") and the monthly charges for telephone equipment, and all associated local and long distance charges (a copy of these charges will be provided with the monthly office services invoice).

                     IX. INSURANCE & PERSONAL PROPERTY TAXES

     Tenant shall be responsible to provide insurance protection of personal property and liability within the subject premises and shall hold DBS harmless from any claim arising out of events occurring within the confines of the subject premises. DBS shall provide liability insurance for the common areas providing access to the subject premises for Tenant and Tenant's business invitees. Lessee is responsible for payment of all taxes levied or assessed on Lessee's personal property.

                                X. SUPERIOR LEASE

     The parties hereby acknowledge that this Sublease Agreement is subordinate to a Superior Lease. The building in which the subject premises is located is owned by Atrium Irvine Limited Partnership. DBS has entered into a written lease with Atrium Irvine Limited Partnership and Diversified Business Services, Inc. dated February 2, 1995. The parties mutually acknowledge that this Sublease Agreement is entered into with the knowledge of aforesaid Superior Lease. The parties, and each of them, represent that they will do no act with respect to the subject premises which would violate the terms of the Superior Lease as defined in Exhibits D-l and D-2.

                           XI. SUCCESSORS AND ASSIGNS

     The covenants and conditions herein contained shall be subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

                               XII. MISCELLANEOUS

     1. This Lease Agreement is entered into in the State of California and shall be interpreted in accordance with the laws of the State of California.

     2. This Lease Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof.



                                     4 of 5

     3. This Lease Agreement MAY NOT BE MODIFIED except in writing signed by both parties.

     4. In the event of any litigation between the parties arising out of this Lease Agreement or the subject matter hereof, the prevailing party shall be entitled to recover, in addition to costs, reasonable attorney's fees.



LESSOR:                                      TENANT/LESSEE:
DIVERSIFIED BUSINESS SERVICES, INC.          OTG SOFTWARE, INC.



By: /s/ CARLA MORELAND                       By: /s/ F. WILLIAM CAPLE
   -------------------------------              -------------------------------
   Carla Moreland                               F. William Caple

Title:  President                            Title:   Exec. V.P.
      ----------------------------                 ----------------------------


Date:   2/24/99                              Date:    2/9/99
     ----------------------------                 -----------------------------



                                     5 of 5

                                                                     EXHIBIT "A"



                          [OFFICE DIMENSIONS DIAGRAM]



                                                                 [DBS INC. LOGO]
                                                                      THE ATRIUM
                                                         19200 Von Karman Avenue
                                                                       Suite 600
                                                        Irvine, California 92612
                                                                  (714) 622-5400
                                                 Corporate Office (714) 752-2272


Office Dimensions Are Approximate

                                                                     EXHIBIT "B"

ATRIUM
OFFICE SERVICES            [DBS INC. LOGO]
PRICE LIST
================================================================================

WORD PROCESSING* ...................................................$24/hour
        Letters, Reports, Proposals

POWERPOINT & EXCEL* ................................................$40/hour
        Newsletters, Organization Charts,
        Pie/Bar Charts, Tables, Presentations, etc.

SECRETARIAL* .......................................................$24/hour
        Xeroxing, filing, telephone calls, typing, etc.

COMPUTER TRAINING ..................................................$50/hour
        Software; Win95, Word, Excel, Powerpoint

RESUMES ............................................................$30 -- first page
                                                                    $15 -- each addt'l page

RUSH/DIFFICULT SOURCE MATERIAL .....................................50% of total project

AFTER-HOURS CHARGE .................................................100% of total project

SPIRAL BINDING (Including covers) ..................................$4 -- $5/book

XEROX COPIES (any size + reduction/enlargement) ....................10 cents each

POSTAGE ............................................................Cost + 20%

UPS/FEDEX ..........................................................Cost + 30%

STATIONERY/SUPPLIES ................................................Cost + 30%

FACSIMILE ..........................................................$1/page + LD charges

ADDITIONAL VOICE MAIL BOXES ........................................$25 each per month

AUTO-PAGING ........................................................$30 Set-up fee; $20/month

CALL-PATCHING ......................................................45 cents per patched call

TELEPHONE ANSWERING ACCOUNT (CSA Agreement) ........................$120/month incl. line

BUSINESS ADDRESS & MAIL ACCOUNT (CSA Agreement) ....................$50/month

CONFERENCE ROOM RENTAL** (Outside clients) .........................$20/hour

ATRIUM BOARD ROOM** (Outside clients) ..............................$50/hour

* Billed in 15 minute increments; Non-Tenants pay $l2 minimum fee; Walk-in customers may be required to pay a 50% deposit of estimated project. **ALL CLIENTS will be charged $25 for the Conference Rooms, and $50 for the Board Room for failure to cancel reservations without 24 hours notice. Effective 7/1/98. Rates and services are subject to change.

                                  EXHIBIT "C"
                      DIVERSIFIED BUSINESS SERVICES, INC.
                 TELEPHONE EQUIPMENT RENTAL & SERVICE AGREEMENT



Client Name:    OTG SOFTWARE, INC.
            -------------------------------------------------------------------

Principal:      Todd While (local)
          ---------------------------------------------------------------------

Telephone No(s) to be installed:                   Voice-  (949) 622-5434
                                                   ----------------------------

                                                   Dedicated-   Modem: 477-8039
                                                   ----------------------------
Due Date:   2/23/99
         -------------------------

===========================================================================================================================
EQUIPMENT LOCATION      COM LINE NO.           NO. OF SETS            NO. OF LINES              NO. OF FAX/MODEM LINES
===========================================================================================================================
Office No.  17              3254                     1                      1                          /    1
-------------------      -----------             ---------             -----------                 ----------------

Office No.
-------------------      -----------             ---------             -----------                 ----------------


Office No.
-------------------      -----------             ---------             -----------                 ----------------

Office No.
-------------------      -----------             ---------             -----------                 ----------------

---------------------------------------------------------------------------------------------------------------------------
INSTALLATION CHARGE:         1               Voice Lines-$50.00 each =                           $      50.00
                         -----------                                                               ----------------

                             1               Instruments-$50.00 each =                           $      50.00
                         -----------                                                               ----------------

                             1               Dedicated Lines-$50.00 each =                       $      50.00
                         -----------                                                               ----------------

                         Additional Equipment and/or Wiring -
                                                              ----------------                   $ ----------------

                         -----------------------------------------------------


                         -----------------------------------------------------

                                                                                                 $     150.00
                                                                TOTAL INSTALLATION:                ================

---------------------------------------------------------------------------------------------------------------------------
MONTHLY SERVICE               1               Voice Lines - $20.00 each =                        $      20.00
CHARGE:                  -----------                                                               ----------------

                              1               Instruments - $50.00 each =                        $      50.00
                         -----------                                                               ----------------

                              1               Dedicated Lines- $20.00 each =                    $      20.00
                         -----------                                                               ----------------

                                              Additional Voice Mail Boxes-
                         -----------
                                              $25.00 each =                                      $
                                                                                                   ----------------

                                                                TOTAL MONTHLY
                                                                EQUIPMENT/SERVICE:               $      90.00
                                                                                                   ================
===========================================================================================================================

This agreement provides for equipment rental and service only; it is not a purchase contract, and all equipment remains the property of Diversified Business Services, Inc.


By:   /s/ F. William Caple        Date:   2/10/99
   -------------------------           ----------------------------------------

                                                             Initials:

                                                             Lessee   [SIG]
                                                                    --------

                                                             Lessor   [SIG]
                                                                    --------

                                  EXHIBIT "C"
                      DIVERSIFIED BUSINESS SERVICES, INC.
                 TELEPHONE EQUIPMENT RENTAL & SERVICE AGREEMENT



Client Name:    OTG SOFTWARE, INC.
            -------------------------------------------------------------------

Principal:      Todd While (local)
          ---------------------------------------------------------------------

Telephone No(s) to be installed:                   Voice:
                                                   ----------------------------

                                                   Dedicated:
                                                   ----------------------------
Due Date:
         -------------------------

===========================================================================================================================
EQUIPMENT LOCATION      COM LINE NO.           NO. OF SETS            NO. OF LINES              NO. OF FAX/MODEM LINES
===========================================================================================================================
Office No.
-------------------      -----------             ---------             -----------                 ----------------

Office No.
-------------------      -----------             ---------             -----------                 ----------------


Office No.
-------------------      -----------             ---------             -----------                 ----------------

Office No.
-------------------      -----------             ---------             -----------                 ----------------

---------------------------------------------------------------------------------------------------------------------------
INSTALLATION CHARGE:                         Voice Lines-$50.00 each =                           $
                         -----------                                                               ----------------

                                             Instruments-$50.00 each =                           $
                         -----------                                                               ----------------

                                             Dedicated Lines-$50.00 each =                       $
                         -----------                                                               ----------------

                         Additional Equipment and/or Wiring -
                                                              ----------------                   $ ----------------

                         -----------------------------------------------------


                         -----------------------------------------------------

                                                                                                 $
                                                                TOTAL INSTALLATION:                ================

---------------------------------------------------------------------------------------------------------------------------
MONTHLY SERVICE                               Voice Lines - $20.00 each =                        $
CHARGE:                  -----------                                                               ----------------

                                              Instruments - $50.00 each =                        $
                         -----------                                                               ----------------

                                              Dedicated Lines- $20.00 each =                     $
                         -----------                                                               ----------------

                                              Additional Voice Mail Boxes-
                         -----------
                                              $25.00 each =                                      $
                                                                                                   ----------------

                                                                TOTAL MONTHLY
                                                                EQUIPMENT/SERVICE:               $
                                                                                                   ================
===========================================================================================================================

This agreement provides for equipment rental and service only; it is not a purchase contract, and all equipment remains the property of Diversified Business Services, Inc.


By:  /s/ F. William Caple        Date:  2/10/99
   -----------------------            -----------------------------------

                                                             Initials:

                                                             Lessee   FWC
                                                                    --------

                                                             Lessor   [SIG]
                                                                    --------

                                  EXHIBIT "D-1"
                          BUILDING RULES & REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, bridges or halls shall not be obstructed or used for any purpose other than ingress and egress. The bridges, halls, passages, entrances, elevators, stairways, atrium and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any Tenant shall go upon the roof of the Building without the written consent of Landlord. No space facing the interior of the atrium or any exterior terrace shall be used for the storage of materials or in any other manner which would detract from the appearance of the interior of the atrium or the exterior of the Building, as determined by Landlord in its sole discretion.

2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant on, about or from any part of the Premises or the Building or the Project without the prior written consent of Landlord. If Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the building. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fail directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.

7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees and the use of a microwave oven shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors carrying lighted cigars, cigarettes or pipes in the elevators of the Building is prohibited.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises or the Storage Area. No Tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco (except by a cigarette vending machine for use by Tenant's employees) in any form, or as a medical office, or as a barber of manicure shop, or as an employment bureau without the express written consent of Landlord, No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. Tenant shall comply with any govemmental regulations or ordinances which limit the smoking of tobacco within the Premises.

9. No Tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way, No Tenant shall throw anything from the terraces out of doors, windows or skylight or down the passageways.

10. No Tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. No additional locks (except to the extent Tenant provides to Landlord a master key thereto) or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each Tenant must upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of keys so furnished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time. The moving of safes or other fixtures of bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No Tenant shall purchase bottled water, ice, towel, plant care, janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

14. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion tends to impair the reputation of the Building or the Project or its desirability as an office location and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

                                   Page l of 2

15. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Saturday, Sunday and legal holidays ("Non Building Hours") all persons who are not known to the building watchman and who do not present a pass to the Building approved by Landlord. Landlord will furnish passes to persons for whom any Tenant requests the same in writing. Tenant may have visitors to the Premises during Non-Building Hours provided that Tenant: (1) informs the Building watchman, in advance, of the arrival of such visitors, and (2) escorts such visitors from the Building entrance or security office directly to the Premises. Each Tenant shall be responsible for all visitors and persons for whom he requests passes and shall be liable to Landlord for all acts of such visitors and persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and in the protection of the Building and the property in the Building. All use of the Building during Non-Building Hours shall be subject to reasonable rules of decorum as determined by Landlord in its sole discretion.

16. Any persons employed by any Tenant to do janitor work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of Landlord), and Tenant shall be responsible for all acts of such persons.

17. All doors opening onto public corridors shall be kept close, except during customary business hours.

18. The requirements of Tenant will be attended to only upon application to the Office of the Building.

19. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall report and otherwise cooperate to prevent the same.

20. All equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance. Any such equipment in the Premises shall be F.C.C. approved and shall not interfere in any way with the equipment of any other Tenant or of the Building, or with the use of the Building by other Tenants.

21. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

22. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any handtrucks except those equipped with rubber tires and rubber sideguards.

23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

25. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

26. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a Tenant, other than goods or services which are used by Tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27. It shall be the responsibility of each tenant to provide its employees with keys to its premises. Landlord will under no circumstances open any premises for any tenant or its employees.

28. Nothing contained in these rules and regulations nor in the Lease shall prohibit Landlord from conducting within or permitting the use of the atrium at any time for exhibits, displays, concerts, lectures or other events. Tenant shall not conduct within nor permit the use of the atrium for any such event absent the prior written consent of Landlord, which consent may be withheld at Landlord's sole discretion.

29. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord.



Page 2 of 2                                                  LESSEE  FWC
                                                                   -------

                                                             LESSOR [sig]
                                                                   -------

                                  EXHIBIT "D-2"

                      PARKING AGREEMENT/RULES & REGULATIONS

PARKING AGREEMENT

So long as the Lease to which this Parking Agreement is attached remains in effect, and so long as the rules and regulations adopted by Landlord are not violated, Tenant or persons designated by Tenant shall be entitled on a nonexclusive basis to rent parking spaces in the Project and a license to enter the free standing parking structure (the "Parking Structure") which Parking Structure constitutes a portion of the Project, at a monthly rental rate determined by Landlord. Each person who rents a parking space on a monthly basis at the Project, at a monthly rental rate determined by Landlord. Each person who rents a parking space on a monthly basis at the Project shall park only in the Parking Structure and not at any other location in the Project. The initial monthly rental rate set forth in Item 10 of the Basic Lease Provisions is subject to adjustment by Landlord. Except as otherwise provided in the Basic Lease Provisions, the initial monthly rental rate shall remain in effect until it is adjusted by Landlord. Tenant may validate visitor parking by such method or methods as Landlord or the garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Notwithstanding the foregoing, Landlord expressly reserves the right to redesignate parking areas and to modify the Parking Structure for other uses or to any extent. A condition of any parking shall be compliance by the parker with garage rules and regulations, including any sticker or other identification system established by Landlord's Parking Operator. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the garage as it deems necessary for the operation of the garage. Landlord may refuse to permit any person who violates the within rules to park in the garages, and any violation of the rules shall subject the car to removal. In either of said events the sticker or any other form of identification supplied by Landlord will be returned to Landlord.

RULES AND REGULATIONS

1.   Cars must be parked entirely within the stall lines painted on the floor.

2.   All directional signs and arrows must be observed.

3.   The speed limit shall be 5 miles per hour.

4.   Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
     (c) where "no parking" signs are posted; (d) on ramps; (e) in cross hatched areas; (f) in such other areas as may be designated by Landlord or Landlord's Parking Operator. Any vehicle which is parked in a prohibited area may be towed by landlord at the vehicle owner's expense.

5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be voided and confiscated. There will be a replacement charge payable by Tenant or person designated by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker. A security deposit may be required for each card and/or identification device and Landlord may provide that the security deposit will be forfeited if the item it represents is lost, stolen or destroyed.

6. Monthly rates for rental of parking space is payable one (1) month in advance and must be paid prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days customer does not use the parking facility.

7. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

8. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

9. Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately and a lost or stolen report must be filed by the customer at that time.

     (a) Any parking identification device reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

     (b) Lost or stolen devices found by the purchaser must be reported to the office of the garage immediately to avoid confusion.

10. Spaces rented to persons are for the express purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.

11. Landlord and the garage management reserves the right to refuse the sale of the monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

12. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulations.


                                                             LESSEE  FWC
                                                                   -------

                                                             LESSOR [sig]
                                                                   -------

                                  EXHIBIT "D-1"
                          BUILDING RULES & REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, bridges or halls shall not be obstructed or used for any purpose other than ingress and egress. The bridges, halls, passages, entrances, elevators, stairways, atrium and roof are not for the use of the general public, and Landlord shall in all cases retain the tight to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as dients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any Tenant shall go upon the roof of the Building without the written consent of Landlord. No space facing the interior of the atrium or any exterior terrace shall be used for the storage of materials or in any other manner which would detract from the appearance of the interior of the atrium or the exterior of the Building, as determined by Landlord in its sole discretion.

2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord, neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant on, about or from any part of the Premises or the Building or the Project without the prior written consent of Landlord. If Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exciusively for the display of the name and location of Tenants only and Landlord reserves the right to exdude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any botties, parcels or other artides be placed on the window sills. Tenant shall see that the doors of the Premises are dosed and securely locked before leaving the building. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or TenanVs employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by dosing drapes when the sun's rays fail directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5. The toilet rooms, water and wash dosets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be bome by Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.

7. No bicydes, vehides, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees and the use of a microwave oven shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors carrying lighted cigars, cigarettes or pipes in the elevators of the Building is prohibited.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises or the Storage Area. No Tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco (except by a cigarette vending machine for use by Tenant's employees) in any form, or as a medical office, or as a barber of manicure shop, or as an employment bureau without the express written consent of Landlord, No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. Tenant shall comply with any govemmental regulations or ordinances which limit the smoking of tobacco within the Premises.

9. No Tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way, No Tenant shall throw anything from the terraces out of doors, windows or skylight or down the passageways.

10. No Tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. No additional locks (except to the extent Tenant provides to Landlord a master key thereto) or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanisms thereof Each Tenant must upon the terminabon of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either fumished to, or otherwise procured by, such Tenant and in the event of the loss of keys so fumished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. All removals, or the carrying in or out of any safes, freight, fumiture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time. The moving of safes or other fixtures of bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky artides to be brought into the Building and to exciude from the Building all safes. freight or other bulky artides which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No Tenant shall purchase bottied water, ice, towel, plant care, janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

14. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion tends to impair the reputation of the Building or the Project or its desirability as an office location and upon written notice from Landlordany Tenant shall refrain from or discontinue such advertising.

                                   Page l of 2